UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __ )

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Enphase Energy, Inc.
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2026

Notice of Annual Meeting of Stockholders and Proxy Statement

ENPHASE
IQ9N
ENPHASE IQ9N-3P-208
WARNING:
ATTENTION:
ENPHASE

Our Core Values
Our company values are reflected in the way we work together, our performance, and how we are rewarded.

Customer first We exist for our customers. We listen to our customers and measure our success based on their feedback. We take action to deliver the best customer experience.

Quality We place safety and quality above everything else. We measure everything that matters and drive continuous improvement. We make the highest quality products.	Integrity We tell the truth at all times, without making excuses. We do what is best for the company. We take ownership of our behaviors and results.

Teamwork We appreciate and respect different behavioral styles and perspectives. We collaborate globally to achieve more together than we can on our own. We actively work to break down silos.
Innovation
We value innovation and recognize that it is the cornerstone of our existence.
We encourage appropriate risk-taking and challenge the status quo to find solutions.
We actively promote innovation through curiosity and continuous learning.

Notice of Annual Meeting of Stockholders

When May 13, 2026, Wednesday, at 9:00 a.m. Pacific Time	Where Enphase Energy, Inc. 47281 Bayside Parkway, Fremont, CA 94538	Record date Stockholders as of March 19, 2026, are entitled to vote at the meeting

Items of Business

Proposal	Board voting recommendation	Page reference (for more details)

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) is being convened for the following purposes:

1.To elect our three nominees for director named in the accompanying proxy statement to the Board of Directors, to hold office until the 2029 Annual Meeting of Stockholders.	FOR each director nominee	Page 8

2.To approve, on advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.	FOR	Page 58

3.To approve an amendment and restatement of the Enphase Energy, Inc. 2021 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 2,000,000 shares.
	FOR	Page 59

4.To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	FOR	Page 71

Stockholders will also transact such other business as may properly come before the Annual Meeting to be held on May 13, 2026, or any adjournment or postponement thereof.

Voting	Attending the Annual Meeting
Your broker will not be able to vote your shares with respect to any of the matters presented at the meeting, other than the ratification of the selection of our independent registered public accounting firm, unless you give your broker specific voting instructions.
Enphase Energy, Inc. 47281 Bayside Parkway Fremont, CA 94538 You do not need to attend the Annual Meeting to vote if you submit your proxy in advance of the meeting.

If you are a registered stockholder and prefer to vote your shares at the Annual Meeting, please bring the enclosed proxy card and proof of identification. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy issued in your name from the bank, broker or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. We encourage you to vote in advance by telephone, over the internet or by mail so that your vote will be counted if you later decide not to attend the meeting. If you are a registered stockholder who wishes to vote in person at the Annual Meeting and have previously submitted a proxy, you must deliver to the Corporate Secretary a written notice of termination of the proxy's authority before the vote. Attendance at the annual meeting will not itself revoke a previously granted proxy.
After the conclusion of the formal portion of the Annual Meeting there will be a brief recess. The CEO will then give a presentation beginning at approximately 9:30 am Pacific Time that can be accessed:
•by internet at https://link.enphase.com/ENPHMeeting2026 (please register in advance); or
•by telephone at 1 (209) 425-4021 with meeting ID: 395 276 906#. For international numbers, please visit the following web address for local numbers at https://link.enphase.com/IntlNumbersENPH with the same meeting ID: 395 276 906#.
YOUR VOTE IS VERY IMPORTANT. Even if you plan to attend the Annual Meeting, please cast your vote as soon as possible. Make sure to have your proxy card or voting instruction form in hand.

By internet go to www.proxyvote.com	By toll-free telephone from the United States, U.S. territories and Canada: call 1-800-690-6903	By mail (if you received a paper copy of the proxy materials by mail): mark, sign, date and promptly mail the enclosed proxy card in the postage paid envelope
Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting as your proxy is revocable at your option prior to the voting close. Whether or not you participate in the Annual Meeting, it is important that your shares be part of the voting process. You may log on to www.proxyvote.com and enter your Control Number to vote your shares.

By Order of the Board of Directors
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 13, 2026.
The Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Securities and Exchange Commission on February 17, 2026 are available at
https://investor.enphase.com/shareholder-services/annual-meeting.

Badrinarayanan Kothandaraman President and Chief Executive Officer Fremont, California April 1, 2026

Enphase at a Glance
We build best-in-class home energy systems and deliver them to homeowners through our installer and distribution partners, enabled by a comprehensive digital platform. In 2025, we continued to innovate, focus on installers and homeowners, and maintained a solid balance sheet.

Founded in 2006, with 2,872 employees[1]	Headquartered in Fremont, California with offices globally	Our customers are distributors, installers and homeowners

More than 1,900 installers in the Enphase Installer Network[1]	More than 86 million microinverters[1] shipped since inception, representing approx. 30.9 GW1	More than 5.1 million cumulative systems installed in over 160 countries[1,2]

More than 22,000 installers worldwide certified on IQ® Batteries[1]	2.39 GWh of energy storage systems shipped[1]	Approximately 400 patents globally[1]

2025 net revenues were $1.5 billion	2025 GAAP gross margin was 46.6%; 2025 Non-GAAP gross margin was 48.2%[3]	2025 GAAP net income was $172.1 million; 2025 Non-GAAP net income was $389.8 million[3]

1    As of December 31, 2025
2    Includes Enphase residential and commercial managed systems as of December 31, 2025, grossed up for non-managed systems based on cumulative sales records
3    Please reference Appendix A for GAAP to Non-GAAP reconciliation
Enphase Energy, Inc. | 2026 Proxy Statement | 1

Proxy Summary
This summary highlights information that is contained elsewhere in this proxy statement. It does not include all information necessary to make a voting decision, and you should read this proxy statement in its entirety before casting your vote.
Board of Directors
Our Board of Directors (the “Board”) has nominated three directors to serve for three-year terms until 2029. The nominees and members have a broad and diverse set of skills, perspectives and experiences that are integral to our success. We believe in a classified board structure to promote boardroom continuity and institutional knowledge, as well as helping to drive execution of long-term strategy.

Name		Age	Director Since	Audit Committee	Compensation Committee	Nominating Committee
Class II Nominees for Election (Until 2029 Annual Meeting of Stockholders)
	Jamie Haenggi Founder/Principal, Goodwin+Beckham; Former President and COO, ADT Solar IND	56	2020			●
	Benjamin Kortlang Partner, G2VP, LLC; former Partner, Kleiner Perkins Caufield & Byers IND	51	2010	●		●
	Richard Mora Former CEO, Landis+Gyr IND	61	2014	●	●
Continuing Class III Directors (Until 2027 Annual Meeting of Stockholders)
	Badrinarayanan Kothandaraman President and CEO, Enphase Energy, Inc.	54	2017
	Joseph Malchow Founding Partner, HNVR Technology Investment Management IND	40	2020			●
Continuing Class I Directors (Until 2028 Annual Meeting of Stockholders)
	Steven J. Gomo Former CFO, NetApp, Inc. IND	74	2011	●
	Thurman John Rodgers CEO of Complete Solaria; Founder and former CEO, Cypress Semiconductor IND	78	2017		●	●
			● Member ● Chair IND Independent
Enphase Energy, Inc. | 2026 Proxy Statement | 2

Experience/Skills/Qualifications

Senior Leadership

Financial

Risk Management

Corporate Governance

Privacy & Security

Sales & Marketing

Global Business & Operations

People & Culture

Innovation & Technology

Public Policy & Government

Environmental & Climate

Board of Directors Snapshot
Enphase Energy, Inc. | 2026 Proxy Statement | 3

Stockholder Outreach and Engagement
Since 2022, we have proactively engaged year-round with our top stockholders to solicit feedback and better understand their priorities and perspectives on our corporate governance, executive compensation program, disclosure practices, environmental and social impact programs, and other topics. Investor feedback is shared with the appropriate Committee(s) and the Board as depicted below.

Engagement
~64.2% of our outstanding shares (32 stockholders) contacted	~35.4% of outstanding shares responded (10 stockholders) 5.3% took meetings; 30.1% declined citing no concerns

Winter / Spring
•Annual Report and proxy statement published •Sustainability Report published •Continued outreach with top investors •Annual meeting of stockholders conducted

Fall	Summer
• Commence active outreach with top stockholders regarding priorities and voting matters • Share stockholder feedback with committee(s) and the Board	• Review and share voting results and investor feedback with our Committee(s) and the Board • Evaluate proxy season trends, corporate governance, and regulatory best practices

A key component of our 2025/26 outreach was to discuss corporate governance matters, risk management oversight, sustainability initiatives and other matters of particular import to our stockholders. We also received written feedback from stockholders outside of our top 32 stockholders related to their no votes cast for the reelection of directors at last year’s annual meeting in light of Mr. Rodgers receiving less than 50% of the votes cast. We reiterated the importance of Mr. Rodgers to Enphase and the critical role he plays, and noted that Mr. Rodgers remains committed to the success of our company.

Participants
A Board member (when requested), together with our General Counsel and Corporate Secretary, our head of investor relations, and other members of the legal team, participated in our outreach efforts in the Fall and Winter of 2025/26. All feedback was shared and discussed with the Compensation Committee of the Board (the “Compensation Committee”), the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) and the full Board.
Additionally, our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and head of investor relations engaged in meaningful dialogue with our stockholders through our quarterly earnings calls and investor-related outreach events throughout the entire year.

Enphase Energy, Inc. | 2026 Proxy Statement | 4

Fiscal 2025 Compensation Highlights
In 2025, we continued to execute on our redesigned executive compensation programs, meeting the commitments we made to our stockholders in our 2024 and 2025 proxy statements. Our executive compensation program reflected recognized best practices that were supported by market practices and principles that aligned the compensation of our named executive officers ("NEOs") with the long-term interests of our stockholders.
•67% of the overall value of stock awards for our NEOs were tied to the achievement of performance metrics
•34% were based on performance-based restricted stock unit (“PSU”) awards that could be earned based on our three-year relative total shareholder return (“TSR”); and
•33% were based on PSU awards that could be earned based on achievement of certain critical one-year financial and operational performance goals (i.e., our CEO Goals, as defined and further described in our Compensation Discussion and Analysis (“CD&A”) below)
•Base salary and target cash incentive opportunities for both our CEO and our CFO, our only other NEO in 2025, have remained flat since 2023
•Under our cash bonus program (the “2025 Bonus Program”), our CEO received aggregate payouts equal to 68% of his target annual payout, and our CFO received an aggregate payout of 74% of her target annual payout, which were dependent on meeting rigorous corporate objectives
•68% of our CEO’s total target compensation and 67% of our CFO’s total target compensation was at risk
Pay-for-Performance Alignment

CEO 2025 Target Total Direct Compensation Mix

3.2%
4.7%
27%
68%
At-Risk
65.1%

CFO 2025 Total Direct Compensation Mix

4.0%
6.9%
26.1%
67%
At-Risk
63.0%

■ Base Salary ■ Time-Based RSUs ■ PSUs ■ Quarterly Performance Cash Bonus

The charts above reflect 2025 annual base salaries, 2025 quarterly performance cash bonuses (at risk), time-based restricted stock units (“RSUs”) and PSUs (at risk), as reported in the Summary Compensation Table below. The charts do not include “All Other Compensation,” as reported in the Summary Compensation Table, because such amounts were less than 1% for each NEO’s aggregate compensation for 2025.
Enphase Energy, Inc. | 2026 Proxy Statement | 5

Strong Governance Standards and Best Practices
The Compensation Committee of the Board is fully engaged to respond to the dynamic business environment in which we operate. As discussed in the CD&A section of this proxy statement, the Compensation Committee acts to:
•Adapt our compensation program to match the needs of our business
•Attract, motivate and retain top talent in a dynamic and challenging business environment
•Foster long-term stockholder value creation and pay-for-performance alignment by creating meaningful equity incentives linked to rigorous financial, strategic and operational objectives
•Evaluate the performance of our NEOs against specific, measurable, achievable, relevant and time-based goals
•Mitigate compensation-related risks to the organization
•Conduct an annual say-on-pay advisory vote and continue to engage with stockholders on executive compensation
Effective Program Design
As further discussed in the CD&A section of this proxy statement, the Compensation Committee has established the following guiding principles, policies and practices when structuring the compensation paid to our NEOs:
•Competitive total rewards package benchmarked against comparable peers
•Vast majority of executive pay based on performance, primarily in the form of stock-based compensation
•Three-year TSR metric as part of the long-term incentive program
•Multi-year vesting of stock awards
•Stock ownership guidelines, including rigorous share ownership requirements
•SEC compliant clawback policy
•No fixed term or evergreen employment agreements
•Sustainability goal in our short-term and long-term incentive plans
•Double-trigger equity acceleration upon a change-in-control
•No hedging, short sales or derivative transactions for NEOs
•No executive perquisites
•No executive pension plans or supplemental executive retirement plans
•No tax gross-ups upon a change-in-control or on perquisites or benefits
For a detailed discussion of our executive compensation program, and the 2025 compensation of our NEOs, see the section of this proxy statement entitled “Compensation Discussion and Analysis” beginning on page 24.
Enphase Energy, Inc. | 2026 Proxy Statement | 6

Voting Roadmap and Vote Recommendations
This section highlights selected information about the items to be voted on at the Annual Meeting. It does not contain all the information that you should consider in deciding how to vote. You should read the entirety of this proxy statement carefully before voting.

Proposal 1 See page 8	Elect three Class II Director Nominees The Board recommends a vote FOR each nominee

	Name	Independent	Director Since	Committees
	Jamie Haenggi	Y	2020	Nom Gov
	Benjamin Kortlang	Y	2010	Audit / Nom Gov Chair
	Richard Mora	Y	2014	Audit / Comp

Proposal 2 See page 58
Say-on-Pay: Advisory vote on Named Executive Officer Compensation
The Board recommends a vote FOR Proposal 2
•We employ core compensation principles and practices to promote pay for performance and alignment of executive and stockholder interests
•Our overall 2025 executive compensation was reasonable and appropriate in light of our business and financial performance
•Strong pay for performance design

Proposal 3 See page 59
Approval of the Amendment and Restatement of the Enphase Energy, Inc. 2021 Equity Incentive Plan to Increase the Number of Shares of Common Stock Authorized for Issuance Thereunder by 2,000,000 Shares
The Board recommends a vote FOR Proposal 3
•Essential t o maintain a competitive position in attracting, retaining and motivating highly skilled talent
•Broad-based plan in which most employees participate
•Low three-year average burn rate

Proposal 4 See page 71
Ratify Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for Fiscal Year 2026
The Board recommends a vote FOR Proposal 4
•Independent firm with reasonable fees and significant financial reporting expertise
•Deloitte & Touche LLP (“Deloitte”) has been our auditors since 2010
•The Audit Committee of the Board (the “Audit Committee”) annually evaluates Deloitte and has determined that its appointment continues to be in the best interests of our stockholders

Enphase Energy, Inc. | 2026 Proxy Statement | 7

Proposal 1
Election of Directors
Overview
We are asking our stockholders to elect three Class II nominees to serve on the Board each for a three-year term and until their successors are duly elected and qualified. The current Class II nominees up for election are Jamie Haenggi, Benjamin Kortlang and Richard Mora. The Board currently has seven members and is divided into three classes, each with a three-year term. Class I currently has two members, Class II has three members and Class III has two members. We believe a classified board provides stability and continuity, permitting directors to share institutional knowledge, develop and advance our strategy, and focus on near- and long-term success.
Vacancies on the Board may be filled only by persons appointed by a majority of the remaining directors. A director appointed by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.
Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote generally on the election of directors. The three nominees receiving the highest number of votes “FOR” will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If any or all of the nominees become unavailable for election as a result of an unexpected occurrence, shares represented by executed proxies that would have been voted for each such nominee instead will be voted for such substitute nominee as the Nominating and Corporate Governance Committee may propose. Each of the nominees is a director of Enphase and has been previously elected by the stockholders. The persons nominated for election have agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.
It is the policy of the Board, as set forth in our Corporate Governance Guidelines, that any nominee for director in an uncontested election who does not receive a majority of the votes cast (i.e., receives a greater number of votes “withheld” from his or her election than votes “for” in such election) shall submit his or her offer of resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. The Board will then act on the Nominating and Corporate Governance Committee’s recommendation. Promptly following the Board’s decision, we will disclose that decision and an explanation of such decision in a filing with the Securities and Exchange Commission (the “SEC”) and a press release.
It is our policy to encourage directors and nominees for director to attend the Annual Meeting. Badri Kothandaraman, our President and CEO, Mr. Gomo and Ms. Haenggi attended the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”).
Vote Required
The three Class II nominees receiving the most “FOR” votes from the holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote generally on the election of directors will be elected. Only votes “FOR” will affect the outcome. Proxies may not be voted for a greater number of persons than the number of nominees named.
The Board of Directors recommends that stockholders vote FOR each of the nominees.
Enphase Energy, Inc. | 2026 Proxy Statement | 8

Class II Nominees for Election (Until the 2029 Annual Meeting)

Key Skills and Qualifications
Ms. Haenggi’s extensive experience in consumer and commercial sales, marketing and customer experience brings a valuable perspective to the Board.
Career Highlights
Ms. Haenggi, 56, is the founder and principal of Goodwin+Beckham, a consulting firm, since September 2025. Prior to that, she served as the EVP & President of ADT Solar, a division of ADT Security Services, from December 2022 until June 2024, and served as an advisor for a period after her departure until July 2025. She also had served as the Executive Vice President, COO at ADT Solar, overseeing sales, marketing contract center, field and business operations, HR, IT and administration. Prior to that, Ms. Haenggi was the Executive Vice President, Chief Customer Officer at ADT Security Services from July 2018 to March 2022. She joined ADT Security Services in 2016 as Senior Vice President, Chief Sales and Marketing Officer and had previously been with the company from 1998 to 2006 with progressive senior leadership roles in commercial sales and marketing, and domestic and international sales and marketing. From 2010 to 2016, Ms. Haenggi was the Chief Customer Experience Officer at Protection 1, Inc., a home security systems company. Earlier in her career, Ms. Haenggi held various sales and marketing roles at Vonage, Inc., Holmes Protection Group and National Guardian Corporation.
Ms. Haenggi earned a bachelor of arts degree in international relations and Japanese from the University of Minnesota and received an honorary doctorate degree from Taylor University.
Current Public Company Boards
SunPower Inc. - since May 2025

Jamie Haenggi

Director since August 2020 Nominating and Corporate Governance Committee
Enphase Energy, Inc. | 2026 Proxy Statement | 9

Key Skills and Qualifications
Mr. Kortlang’s work as a venture capitalist with a focus on growth-stage investing in alternative energy technologies provides a valuable industry perspective to the Board. Additionally, Mr. Kortlang’s investing and business experience also provides the Board with a valuable perspective on acquisitions and building alternative energy businesses.
As the Chair of the Nominating and Corporate Governance Committee, Mr. Kortlang leads Board oversight of the Company’s sustainability report, director evaluation and nominations, and corporate governance matters. Mr. Kortlang also serves on the Board’s pricing committee related to the repurchase of the Company’s common stock under the share repurchase program authorized by the Board.
Career Highlights
Mr. Kortlang, 51, has been a Partner with G2VP, LLC, a venture capital firm since August 2016. From February 2008 to April 2020, Mr. Kortlang was a Partner with Kleiner Perkins Caufield & Byers, a venture capital firm. From July 2000 to January 2008, Mr. Kortlang worked with Goldman, Sachs & Co., co-heading Goldman’s Alternative Energy Investing business. From June 2005 to February 2008, Mr. Kortlang was a Vice President within Goldman’s Special Situations Group, before which he was a Vice President in Goldman’s investment banking group focusing on Industrials and Natural Resources. From January 1996 to August 1998, Mr. Kortlang was an Associate with A.T. Kearney, Inc., a global management consulting firm where he focused on strategic and operations consulting in the energy, manufacturing, packaging, transportation and communications industries. From February 1993 to July 1994, Mr. Kortlang was a Business Analyst at National Australia Bank in strategic planning and macroeconomic forecasting.
Mr. Kortlang holds a bachelor of business degree in economics and finance from Royal Melbourne Institute of Technology, a bachelor of commerce and an honors degree in econometrics from University of Melbourne, and a master of business administration degree from the University of Michigan.
Current Public Company Boards
None

Benjamin Kortlang

Director since May 2010 Audit Committee Nominating and Corporate Governance Committee (Chair)

Key Skills and Qualifications
Mr. Mora’s expertise in process and productivity improvements at the corporate, regional and country level provides a valuable perspective to the Board, as well as his years of experience with respect to emerging companies, international operations, risk management, and team building.
Career Highlights
Mr. Mora, 61, served as the CEO of Landis+Gyr, an energy management company, from April 2017 through March 2020. Prior to that, Mr. Mora served as the COO of Landis+Gyr, from November 2013 to April 2017. Mr. Mora served as the President and CEO of Landis+Gyr Americas where he had responsibilities for operations in both North and South America, from August 2011 to November 2013. He served as the President and CEO of Landis+Gyr North America, from August 2008 to August 2011.
Mr. Mora holds a bachelor of arts degree in economics from Stanford University.
Current Public Company Boards
None

Richard Mora

Director since February 2014 Audit Committee Compensation Committee
Enphase Energy, Inc. | 2026 Proxy Statement | 10

Class III Directors Continuing in Office until the 2027 Annual Meeting

Key Skills and Qualifications
Mr. Kothandaraman brings to the Board strong technical, operational, strategy and leadership experience during his 21-year career at Cypress Semiconductor and his tenure at Enphase.
Career Highlights
Mr. Kothandaraman, 54, joined Enphase in April 2017 as Chief Operating Officer (“COO”), before being appointed President and CEO and a member of the Board in September 2017. Prior to Enphase, Mr. Kothandaraman served as Executive Vice President of the Data Communications Division of Cypress Semiconductor Corporation, a semiconductor design and manufacturing company, from April 2011 to September 2016. He started his career with Cypress Semiconductor in 1995 and worked in process technology development and chip design before becoming Vice President of the Asynchronous SRAM Business in 2008. Mr. Kothandaraman was subsequently promoted to executive vice president of Cypress’s Data Communications Division in November 2011 and spent the next five years building the USB 3.0, USB-C and the Internet of Things businesses. He also served as the Executive Director of Cypress Semiconductor Technology India Private Limited from 2012 to 2016.
Mr. Kothandaraman received his bachelor of technology degree from IIT Madras and a master of science degree in materials science from the University of California, Berkeley. Mr. Kothandaraman attended the Stanford Executive Program in 2008 and holds eight U.S. patents.
Current Public Company Boards
None

Badrinarayanan Kothandaraman

President and Chief Executive Officer Director since April 2017

Key Skills and Qualifications
Mr. Malchow brings to the Board many years of entrepreneurial and investment experience, with expertise in scaled infrastructure, software-driven businesses, data security and machine learning.
Career Highlights
Mr. Malchow, 40, has served as the founding Partner at HNVR Technology Investment Management, a venture capital firm, and has been investing in technology companies since 2013. In 2011, he co-founded Publir LLC, a cloud software company. Mr. Malchow is a member of the board of the National Civic Arts Society in Washington, D.C. From December 2020 through July 2021, he served on the Board of Directors of Rodgers Silicon Valley Acquisition Corp, a special purpose acquisition company that successfully completed a business combination with Enovix Corporation. From January 2021 to January 2023, Mr. Malchow served on the Board of Directors of Archaea Energy Inc., a leading producer of renewable gas. Mr. Malchow provided consulting services to Enphase from April 2019 until April 2022. Mr. Malchow is also involved with Stanford University’s Freeman-Spogli Institute and Hoover Institution, and with The Federalist Society in Washington, D.C.
Mr. Malchow holds a bachelor of arts degree from Dartmouth College and a juris doctorate degree from Stanford University.
Current Public Company Boards
Enovix Corporation - since June 2023

Joseph Malchow

Director since February 2020 Nominating and Corporate Governance Committee
Enphase Energy, Inc. | 2026 Proxy Statement | 11

Class I Directors Continuing in Office until the 2028 Annual Meeting

Key Skills and Qualifications
Mr. Gomo brings to the Board valuable financial and business expertise through his years of experience as a chief financial officer with publicly traded companies, as well as serving as a board member of privately-held and publicly-traded companies. Mr. Gomo provides an important role in leading the Board’s activities as the Board Chair, and on financial and auditing matters as the Audit Committee Chair, as well as collaborating with our independent registered public accounting firm and management team in these areas.
Career Highlights
Mr. Gomo, 74, served as Executive Vice President of Finance and CFO of NetApp Inc., a computer storage and data management company, from October 2004 until December 2011, and as Senior Vice President of Finance and CFO from August 2002 until October 2004. From November 2000 to April 2002, Mr. Gomo served as CFO of Gemplus International S.A., a smart card provider, and from February 1998 until August 2000, Mr. Gomo served as CFO of Silicon Graphics, Inc., a high-performance computer and computer graphics company. Prior to February 1998, Mr. Gomo held various finance, financial management, manufacturing, and general management positions at Hewlett-Packard Company, an information technology company.
Mr. Gomo holds a bachelor of science degree in business administration from Oregon State University and a master of business administration degree from Santa Clara University.
From December 2020 through July 2021, Mr. Gomo served on the Board of Directors of Rodgers Silicon Valley Acquisition Corp, a special purpose acquisition company that successfully completed a business combination with Enovix Corporation, a lithium-ion battery company.
Current Public Company Boards
Nutanix, Inc. - since June 2015; Micron Technology, Inc. - since October 2018

Steven J. Gomo

Chair of the Board Director since March 2011 Audit Committee (Chair)

Key Skills and Qualifications
Mr. Rodgers brings 35 years of public company CEO experience to the Board, as well as his skills as a technologist, and a director of both privately-held and publicly-traded companies. Mr. Rodgers provides an important role in leading the strategic vision of the company.
Career Highlights
Mr. Rodgers, 78, founded Cypress Semiconductor Corporation in 1982 and served as the President, CEO and as a member of the Board of Directors until April 2017. Mr. Rodgers currently serves as the CEO of SunPower Inc. since April 2024. From September 2020 to July 2021, he served as the Chairman of the Board of Directors and CEO of Rodgers Silicon Valley Acquisition Corp., a special purpose acquisition company, that successfully completed a business combination with Enovix Corporation in July 2021, where he continues to serve as the Chairman of the Board of Directors. From January 2017 to January 2023, Mr. Rodgers also served on the Board of Directors of FTC Solar, Inc., a solar tracker company. From May 2002 to May 2011, Mr. Rodgers served as a member of the Board of Directors of SunPower Corporation, an energy company. From June 2004 through December 2012 Mr. Rodgers was a member of the board of trustees of Dartmouth College.
Mr. Rodgers holds a bachelor of science degree in physics and chemistry from Dartmouth. Mr. Rodgers holds a master of science degree and a Ph.D. in electrical engineering from Stanford University. At Stanford, Mr. Rodgers invented, developed and patented VMOS technology.
Current Public Company Boards
Enovix Corporation - since September 2020; SunPower Inc. - since November 2022

Thurman John Rodgers

Director since January 2017 Compensation Committee (Chair) Nominating and Corporate Governance Committee
Enphase Energy, Inc. | 2026 Proxy Statement | 12

Information Regarding the Board of Directors and Corporate Governance
Identifying and Evaluating Nominees for Directors
The Board is responsible for selecting nominees for election as directors. The Board delegates the initial screening process to the Nominating and Corporate Governance Committee with the expectation that other members of the Board participate in this process, as appropriate. On an ongoing basis, including in connection with the annual Board self-evaluation and setting the director slate for the annual meeting, the Nominating and Corporate Governance Committee regularly assesses the composition of the Board to maintain alignment with the company’s strategy and other priorities.
The Board has identified the following key attributes, skills and experience of directors that it believes are essential to the oversight and implementation of our business and strategy requirements and to promoting the long-term interests of our stockholders and other stakeholders.

Key Attributes
Objectivity and independence	Sound judgment
Ability to contribute diverse perspectives in the Board’s deliberations	Ability and desire to devote the time necessary to fulfill his or her duties
High integrity & values	Effective collaboration
Loyalty to the interests of Enphase and its stockholders	Expertise in his or her field
For additional information on the criteria used to select Board nominees, please see the section “Information Regarding Committees of the Board - Nominating and Corporate Governance Committee” below.
Director Independence
Under The Nasdaq Stock Market LLC (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. In addition, Nasdaq listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees be independent within the meaning of the Nasdaq listing standards. Under the Nasdaq listing standards, a director will only qualify as an “independent director” if, in the opinion of a company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act of 1934, as amended (the “Exchange Act”).
The Board undertook a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, the Board determined that each of Messrs. Gomo, Kortlang, Malchow, Mora and Rodgers and Ms. Haenggi do not have a relationship with Enphase that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these is “independent” as that term is defined under the applicable rules and regulations of the SEC and the Nasdaq listing standards. Accordingly, a majority of our directors are independent, as required under Nasdaq listing standards. The Board determined that Mr. Kothandaraman is not “independent” as defined under the applicable Nasdaq listing standards due to his services as our president and CEO.
Our non-employee directors meet in regularly scheduled executive sessions at which only non-employee directors are present.
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Board Composition and Refreshment; Director Tenure
The Board and the Nominating and Corporate Governance Committee value a variety of backgrounds, age, education, experience, perspectives and leadership in different fields when identifying nominees. The Board believes that the representation of a multitude of diverse perspectives expands the Board’s understanding of our customers, partners, employees, investors and other stakeholders.
The Nominating and Corporate Governance Committee is committed to identifying qualified candidates for its Board that would bring new perspectives and expertise to our Board. In furtherance of this commitment, the Nominating and Corporate Governance Committee continues to actively seek to add a candidate to the Board in the near future that enhances the skill set of the Board, who ideally has expertise in artificial intelligence and/or data centers.
The Board is committed to ongoing and thoughtful refreshment of its membership, yet also believes it is in the best interests of Enphase and our stockholders to maintain a mix of longer-tenured, experienced directors with institutional knowledge and newer directors with fresh perspectives. If each director nominee is elected to the Board at the Annual Meeting, two of our directors will be newer directors having been appointed in 2020 or later.
At the 2025 Annual Meeting, Mr. Rodgers did not receive a majority of the votes cast but was elected under our plurality voting standard for directors. The Nominating and Corporate Governance Committee strongly recommended to the Board that he remain a member of the Board, which was unanimously approved by all directors (excluding Mr. Rodgers). The Board believed that Mr. Rodgers received less than 50% of the votes cast primarily due to proxy voting guidelines related to over-boarding policies at several of our largest institutional stockholders. However, Mr. Rodgers had served with distinction on the Board since 2017, as an engaged and active member, and was and is an indispensable force on the Board and to the long-term success of Enphase. In addition, Mr. Rodgers attended 100% of the Board and committee meetings in 2024 and 2025.
We do not impose director tenure limits or a mandatory retirement age. The Board believes that our longer-tenured directors, with their deep historical and institutional knowledge, have a unique perspective of Enphase, which provides invaluable insight as we continue to grow and evolve. Accordingly, while director tenure is taken into consideration when making nomination decisions, the Board believes that imposing strict limits on director tenure would deprive the Board of the valuable perspectives of its most experienced members. If each director nominee is elected to the Board at the Annual Meeting, our directors will have served on the Board for an average of 10.4 years. The Board believes the current average tenure of its directors is consistent with the balance the Board seeks between different perspectives brought by longer serving directors and newer directors.
Board Leadership Structure
We believe that independent board oversight is an essential component of strong corporate performance. We also believe that the decision as to whether the positions of Chairman and CEO should be combined or separated, and whether an executive or an independent director should serve as the Chairman should be based upon the circumstances facing the company. Maintaining flexibility on this policy allows the Board to choose the leadership structure that will best serve the interests of the company and its shareholders at any particular time.
The Board has separated the roles of Chairman and CEO, and Mr. Gomo has been appointed to serve as the independent Chair of the Board and as the Lead Independent Director. In his capacity as Chair of the Board, Mr. Gomo has the authority to, among other things, call and preside over Board meetings, including meetings of the independent directors, and establish the agenda for these meetings. Accordingly, the Chair of the Board has substantial ability to shape the work of the Board. The Board believes that having an independent Chair of the Board, separate from the CEO, reinforces the independence of the Board in its oversight of the business and affairs of Enphase. In addition, we believe that having an independent Chair of the Board creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of Enphase and its stockholders. As a result, we believe that an independent Chair of the Board can enhance the effectiveness of the Board as a whole.
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The Board oversees the CEO and other senior management in the competent and ethical operation of Enphase and seeks to ensure that the long-term interests of our stockholders are being served. Directors are expected to take a proactive and focused approach in order to ensure that we are committed to business success through the maintenance of high standards of responsibility and ethics.
Role of the Board in Risk Oversight
Risk Oversight
One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for Enphase.
The Audit Committee has the responsibility to consider and discuss our major financial and accounting risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, as well as the performance of our internal audit function. The Audit Committee responsibilities also include oversight of cybersecurity risk management, including an annual review of our IT security, and has established a subcommittee that meets with management with a particular focus on these matters.
The Nominating and Corporate Governance Committee oversees the risks associated with Board and corporate governance, director independence and sustainability initiatives.
The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Each of our committees provides reports to the full Board on their oversight activities and escalates review of risk issues to the Board as appropriate.
In addition, the Board meets with certain members of our executive team, including the heads of our different organizational functions, who discuss the risks and exposures involved in their respective areas of responsibility as well as any developments that could impact our risk profile or other aspects of our business. These reports from our executive team are designed to provide timely visibility to the Board and its committees about the identification and assessment of key risks, our risk mitigation strategies and ongoing developments.
For a discussion of key risks that could have a material adverse effect on our business, reputation, financial position and results of operations, please refer to the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2025.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines that outline the role and responsibilities of the Board and its various committees. Our Corporate Governance Guidelines are available on our website at https://investor.enphase.com/corporate-governance. Our Corporate Governance Guidelines ensure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. Our Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. Our Corporate Governance Guidelines set forth the practices that the Board intends to follow with respect to board composition and selection, the role of the Board, director orientation and education, director compensation, board meetings and involvement of senior management, board committees, CEO performance evaluation, succession planning and board assessment.
Code of Conduct
We have adopted the Enphase Energy Code of Conduct (“Code of Conduct”) that applies to all officers, directors and employees. The Code of Conduct is available on our website at https://investor.enphase.com/corporate-governance. If we
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make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any executive officer or director, we intend to promptly disclose the nature of the amendment or waiver on our website.
Insider Trading Policy
We maintain an insider trading policy entitled our Policy Against Trading on the Basis of Inside Information that applies to and governs the purchase, sale and/or other dispositions of our securities by directors, officers and all employees, consultants and contractors. We believe that our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards, and helps protect our reputation for integrity and ethical conduct. A copy of our Policy Against Trading on the Basis of Inside Information was included as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 17, 2026 (the “Annual Report on Form 10-K”). In addition, we also maintain a separate policy governing the ability of our directors, officers and employees to enter into a pre-arranged trading plan pursuant to Rule 10b5-1 of the Exchange Act. It is our practice to comply with all applicable securities and state laws (including appropriate approvals by the Board or appropriate committee, if required) when engaging in transactions in our securities.
Sustainability
We publish annually our sustainability and governance report. Our efforts are overseen by our General Counsel, with participation from a senior management committee, along with board-level oversight led by the Nominating and Corporate Governance Committee. The Board receives reports on sustainability and governance matters from the Nominating and Corporate Governance Committee and senior management team at a minimum on an annual basis. The current report is available on our website at www.enphase.com. Additional information about the role of the Nominating and Corporate Governance Committee can be found in its written charter, also available to stockholders on our website. Information contained on our website is not incorporated by reference into this proxy statement or any other report we file with the SEC.
We believe that global warming and climate change present serious risk to the economic, environmental and social systems supporting human civilization. We create clean energy technologies for the world to help slow the pace of global warming, protect the environment, and accelerate the transition to a clean, accessible and resilient energy system. However, we also acknowledge that our ability to capitalize on climate opportunities continuously over the long term requires navigating climate risk successfully.
Meetings of the Board and Committees
The Board expects directors to attend all meetings of the Board and the committees on which the director serves. The Board met five times in 2025. Each director attended at least 75% of the aggregate number of meetings of the Board and of the committees on which he or she served during the portion of 2025 for which he or she was a director or committee member.
Information Regarding Committees of the Board
The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. All directors on the Board also participate on the Strategic Committee, which was established by the Board to consider and make recommendations regarding issues impacting our strategic direction, with participation from management, from time to time.
Audit Committee
The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act, to monitor and oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee, among other things:
•evaluates the performance of and assesses the qualifications of the independent auditors;
•determines and approves the scope of engagement and compensation of the independent auditors;
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•confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; and
•establishes procedures, as required by law, for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or audit matters.
The Audit Committee also has the following responsibilities:
•determining whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;
•reviewing and approving the retention of the independent auditors to perform any proposed permissible non-audit services;
•reviewing and approving or rejecting related-party transactions;
•oversight of cybersecurity risks;
•oversight of our enterprise risk management program; and
•reviewing and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal control over financial reporting and disclosure controls.
The Audit Committee is composed of three directors: Messrs. Gomo, Kortlang and Mora. The Audit Committee met five times in 2025. The Audit Committee has adopted a written charter, which is reviewed annually, and is available to stockholders on our website at https://investor.enphase.com/corporate-governance.
The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent, as required by Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards.
The Board has determined that each member of the Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. The Board has also determined that Messrs. Gomo and Mora each qualify as an “audit committee financial expert,” as defined in SEC rules. The Board made a qualitative assessment of their level of knowledge and experience based on a number of factors, including formal education, experience as a chief financial officer for public reporting companies or experience as a chief executive officer with financial oversight responsibilities.
Compensation Committee
The Compensation Committee acts on behalf of the Board to review and adopt, or recommend to the Board for adoption, and oversees our compensation strategy, policies, plans and programs, including:
•approving or recommending to the Board the approval of compensation and other terms of employment of our executive officers;
•reviewing and approving performance goals and objectives relevant to the compensation of our executive officers;
•evaluating and recommending to the Board the approval of compensation plans and programs, as well as modification or termination of existing plans and programs;
•reviewing and approving to the Board the type and amount of compensation to be paid or awarded to Board members;
•administering our equity incentive plans;
•establishing policies with respect to equity compensation arrangements; and
•reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers.
The Compensation Committee is composed of two directors: Messrs. Mora and Rodgers. All members of the Compensation Committee have been and are “independent,” as required by Rules 5605(a)(2) and 5605(d)(2) of the Nasdaq listing standards. The Compensation Committee met four times in 2025. The Compensation Committee has adopted a written charter, which is reviewed annually, and is available to stockholders on our website at https://investor.enphase.com/corporate-governance.
Compensation Committee Processes and Procedures
The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our CEO
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and senior vice president of human resources. The Compensation Committee meets periodically in executive session, without management. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Our CEO does not participate in, and is not present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel, as well as authority to obtain, at the expense of Enphase, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s independence, reasonable fees and other retention terms.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing a set of corporate governance principles. The Nominating and Corporate Governance Committee is also responsible for overseeing our sustainability strategy, initiatives and policies, including communications with employees, investors and other stakeholders.
The Nominating and Corporate Governance Committee was composed of four directors during 2025: Messrs. Kortlang, Malchow and Rodgers and Ms. Haenggi. The Board appointed Mr. Malchow to serve as the fourth member of the Nominating and Governance Committee as of January 23, 2025. All members of the Nominating and Corporate Governance Committee are independent (as independence is defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met four times in 2025, and Nominating and Corporate Governance Committee business was also discussed from time to time during meetings of the Board. The Nominating and Corporate Governance Committee has adopted a written charter, which is reviewed annually, and is available to stockholders on our website at https://investor.enphase.com/corporate-governance.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including: having the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Enphase, having demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.
Candidates for director are reviewed in the context of the current composition of the Board, appropriate size of the Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity of skills, background and experience, and such other factors as it deems appropriate given the current needs of the Board, to maintain a balance of knowledge, experience and capability. This process is designed to follow the guiding principle that the composition of the Board should reflect a diversity of thought, perspectives, backgrounds, skills, experiences and expertise, and a range of tenures that are appropriate given our current and anticipated circumstances. The Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, as it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and any candidates recommended by the Nominating and Corporate Governance Committee are subject to approval by the full Board.
In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service during their terms, including the number of meetings attended, level of participation, quality of performance and any relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon Nasdaq listing standards, SEC rules and
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regulations and the advice of counsel, if necessary.
The Nominating and Corporate Governance Committee, to date, has not adopted a formal policy with regard to the consideration of director candidates recommended by stockholders and will consider director candidates recommended by stockholders on a case-by-case basis, as appropriate. The Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder. The Board amended our Amended and Restated Bylaws (as amended, the “Bylaws”), effective April 6, 2022, in order to implement proxy access. Pursuant to the proxy access provision, a stockholder or a group of no more than twenty (20) stockholders owning three percent (3%) or more of the voting power of the our outstanding capital stock continuously for at least three (3) years may nominate, and include in our proxy statement for an annual meeting, director nominees constituting up to the greater of two (2) individuals or twenty percent (20%) of the number of directors in office, provided that the stockholders satisfy the requirements specified in the Bylaws.
To date, the Nominating and Corporate Governance Committee has not received any such nominations, nor has it rejected a director nominee from a stockholder or stockholders holding more than 5% of our voting stock. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board at the next annual meeting may do so by delivering a written recommendation to our Corporate Secretary at the following address: 47281 Bayside Parkway, Fremont, CA 94538, not earlier than the close of business on November 2, 2026 and not later than the close of business on December 2, 2026. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Board and Committee Evaluations
The Board and its principal committees perform an annual self-assessment to foster a culture of accountability for performance and continuous improvement so that the Board is able to meet its strategic objectives. As part of the process, directors are requested to complete written questionnaires, which are benchmarked and refreshed each year focusing on the performance of the Board and each of its committees as well as the objectives and priorities for the upcoming year. The annual evaluation process provides the Board with valuable insight regarding areas where the Board believes it functions effectively, and where it can improve. This process is overseen by the chair of the Nominating and Governance Committee and the General Counsel.
Communications with the Board
We have not adopted a formal process for stockholder communications with the Board. However, every reasonable effort has been made to ensure that the views of stockholders are heard by the Board or individual director, and that appropriate responses are provided to stockholders in a timely manner. The Board does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board.
Our stockholders may direct communications to a particular director or to the directors generally, in care of Enphase Energy, Inc., 47281 Bayside Parkway, Fremont, CA 94538. Stockholders may also contact us through the investor page on our website at www.enphase.com.
In addition, any interested person, including any stockholder, may communicate directly with our non-employee directors. Persons interested in communicating directly with our non-employee directors regarding any concerns or issues may do so by addressing correspondence to a particular director, or to our non-employee directors generally, in care of Enphase Energy, Inc. 47281 Bayside Parkway, Fremont, CA 94538. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the Chair of the Board, the Chair of the Audit Committee, the Chair of the Compensation Committee, or the Chair of the Nominating and Corporate Governance Committee.
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Director Compensation
Non-Employee Director Compensation
Members of the Board who are non-employee directors receive compensation for their service on the Board. As an employee, Mr. Kothandaraman, our CEO, does not receive additional compensation for his service on the Board.
The Compensation Committee last made changes to our non-employee director compensation policy in November 2020 in order to ensure that our compensation for directors remains competitive and allows us to attract and retain highly qualified members of the Board. Based on the Compensation Committee’s most recent review of director compensation in 2024, no further changes were recommended. As a result, the Non-Employee Director Compensation Policy summarized below provided the following compensation package for our non-employee directors in 2025.
Cash Compensation Arrangements
Each member of the Board who is not our employee was eligible for the following cash compensation for Board services.

Arrangement	Compensation ($)
Annual retainer Board member	50,000
Additional retainer Audit Committee chair	25,000
Additional retainer Audit Committee member	15,000
Additional retainer Compensation Committee chair	20,000
Additional retainer Compensation Committee member	10,000
Additional retainer Nominating and Corporate Governance Committee chair	10,000
Additional retainer Nominating and Corporate Governance Committee member	5,000
Additional retainer Lead Independent Director or Chair of the Board	20,000
Additional retainer Strategic Committee member	10,000
All Board and committee retainers accrue and are payable on a quarterly basis at the end of each calendar quarter of service. We also reimburse our non-employee directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at Board or committee meetings.
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Equity Compensation Arrangements
The Non-Employee Director Compensation Policy provides that on the date of each annual stockholders’ meeting, each non-employee director will automatically receive a RSU award with value of $250,000 (calculated using the closing price of our common stock on the Nasdaq Global Market or any successor exchange on the grant date) vesting on a quarterly basis over 12 months; the lead independent director or Chair of the Board will automatically receive an additional RSU grant with a target value of $20,000 vesting on a quarterly basis over 12 months.
Director Compensation Table
The following table sets forth certain summary information for 2025 with respect to the compensation of our non-employee directors. Mr. Kothandaraman, as an employee and executive officer, did not receive any additional compensation for serving on the Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Steven J. Gomo	105,000	269,974	374,974
Benjamin Kortlang	85,000	249,990	334,990
Richard Mora	85,000	249,990	334,990
Thurman John Rodgers	85,000	249,990	334,990
Jamie Haenggi	65,000	249,990	314,990
Joseph Malchow(2)	64,694	249,990	314,684
________
1The amounts reported in this column do not reflect dollar amounts actually received by our non-employee directors. Instead, these amounts represent the aggregate grant date fair value of RSU awards granted in the fiscal year ended December 31, 2025 calculated in accordance with Financial Accounting Standards Board ASC Topic 718 (“ASC 718”), disregarding the estimate for forfeitures. For a discussion of the valuation methodology used, see Note 15, “Stock-Based Compensation” of the notes to consolidated financial statements included in Item 8 of the Annual Report on Form 10‑K.
2Mr. Malchow was appointed to the Nominating and Governance Committee on January 23, 2025 and received a pro rata fee for his service in the first quarter of 2025.
Director Outstanding Equity Awards at December 31, 2025
The following table presents the outstanding equity awards held by each of our non-employee Board members as of December 31, 2025.

	Option Awards		Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Not Exercisable (#)	Number of Shares of Stock or Units That Have Not Vested (#)
Steven J. Gomo	—	—	2,797
Benjamin Kortlang	2,475	—	2,590
Richard Mora	—	—	2,590
Thurman John Rodgers	—	—	2,590
Jamie Haenggi	—	—	2,590
Joseph Malchow	—	—	2,590
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Compensation Committee Interlocks and Insider Participation
Messrs. Rodgers and Mora served on the Compensation Committee for the entire fiscal year ended December 31, 2025. None of the members of the Compensation Committee have, at any time, been one of our officers or employees. None of our executive officers serve, or in the past year have served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on the Board or the Compensation Committee.
Stock Ownership Guidelines
As part of our overall corporate governance policies, and to align the interests of our non-employee directors with the interests of our stockholders, the Board believes that our non-employee directors should have a significant financial stake in Enphase. Accordingly, the Board believes that each non-employee director should own shares of our common stock with a value equal to at least five times the current cash annual retainer for Board service (excluding additional retainers for committee or chair service). As of March 2026, this guideline is equivalent to $250,000 based on a $50,000 annual retainer. Non-employee directors should achieve this ownership guideline by the end of the calendar year that is three years after the later of (1) the October 22, 2022 effective date of the Stock Ownership Guidelines or (2) the date the individual becomes a non-employee director.
As of December 31, 2025, each of our non-employee directors had achieved his or her required ownership level.
For additional details on our Stock Ownership Guidelines, and how they relate to our officers, please see the section entitled “Compensation Discussion and Analysis - Other Features of Our Executive Compensation Program” below.
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Management
The following sets forth certain information concerning our executive officers as of March 19, 2026:

Badrinarayanan Kothandaraman President and Chief Executive Officer
Please see page 11 of this Proxy Statement for Mr. Kothandaraman’s biography.

Mandy Yang Executive Vice President and Chief Financial Officer

Ms. Yang, 50, has served as our Vice President and Chief Accounting Officer from October 2018 until her promotion to our Vice President and CFO in February 2022. Ms. Yang was appointed Executive Vice President in January 2024. Ms. Yang has over 20 years of accounting, financial reporting, treasury, and tax experience. Previously, she was senior director and group controller at Tesla, Inc. from February 2017 to September 2018. Prior to that, she served in various positions at SunPower Corporation, including as Senior Director and Division Controller of the global distributed generation division, and concurrently as the Chief Accounting Officer and Corporate Controller of 8point3 Energy Partners. Before that, she served in a variety of senior finance positions at Spansion Inc. Earlier in her career, Ms. Yang was an internal auditor at SYNNEX Corporation and an auditor with Deloitte. Ms. Yang earned her bachelor of arts degree in international business from National Taiwan University and a master of business administration degree in finance and accounting from the University of Illinois at Urbana-Champaign. She is a Certified Public Accountant in California and a Chartered Financial Analyst.

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Executive Compensation
Compensation Discussion and Analysis
Overview
This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, policies and objectives, how we arrived at specific compensation decisions, and the compensation paid in 2025 to the individuals who served as our principal executive officer and our principal financial officer, our only other NEO. Because we only had two “executive officers” as defined in Exchange Act Rule 3b-7 during 2025, we have two NEOs.
In 2025, our NEOs were:

Executive	Position
Badrinarayanan Kothandaraman	President and CEO
Mandy Yang	Executive Vice President and CFO
Executive Summary
Business Overview
We are a global energy technology company. We deliver smart, easy-to-use solutions that manage solar generation, energy storage and communication on one single platform. Our intelligent microinverters work with virtually every solar panel made, and when paired with our smart technology, results in one of the industry’s best-performing clean energy systems. As of the end of 2025, we have cumulatively shipped approximately 86 million microinverters, and approximately 5.1 million Enphase residential and commercial systems have been deployed in more than 160 countries.
Our industry continued to be affected by a demand slowdown and changes to the regulatory landscape in the United States upon the implementation of the One Big Beautiful Act. During fiscal year 2025, our priorities included providing excellent customer service; scaling U.S. manufacturing and advancing product qualification to take advantage of both investment and production tax credits; enhancing our Enphase Energy System offering through continued product innovation and system integration; broadening our ecosystem capabilities through collaboration with utilities and the development of virtual power plants; strengthening partnerships with installers and third-party operators through safe harbor agreements; and increasing operating efficiencies while reducing costs.
Fiscal 2025 Performance
Despite a difficult environment within our industry, in 2025, we continued to generate strong free cash flow and maintain a strong balance sheet. Our GAAP profitability for 2025 was $172.1 million, as compared to $102.7 million for 2024. Our non-GAAP profitability for 2025 was $389.8 million, as compared to $321.0 million for 2024. We reported net revenues of $1,473.0 million for 2025, as compared to $1,330.4 million for 2024. We generated free cash flow of $95.9 million in 2025. For the year ended December 31, 2025, we sold approximately 6.4 million microinverter units, as compared to approximately 6.5 million units in 2024; however, shipments of our IQ Batteries to customers increased to 706.1 Megawatt-hours (“MWh”) in 2025, as compared to 521.0 MWh shipped in 2024.1
In addition, we completed the buyback of $130.0 million of our common stock as part of our authorized share repurchase program, and ended 2025 with $1.3 billion in net working capital, including cash, cash equivalents, restricted cash and marketable securities.
1 See Appendix A for the most comparable reconciliation of U.S. GAAP to non-GAAP financial measures. We use these non-GAAP financial measures to analyze our operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting our business.
Enphase Energy, Inc. | 2026 Proxy Statement | 24

2025 Executive Compensation Highlights
In 2025, we continued to execute on our redesigned executive compensation program, meeting the commitments we made to our stockholders in the prior years. We feel strongly that our current executive compensation program is designed properly for the long-term success of the company. Our executive compensation program reflects recognized best practices and principles that align the compensation of our NEOs with the long-term interests of our stockholders and are supported by market practices.
In designing our compensation program, the Compensation Committee sought to balance retention and results-oriented objectives by incorporating a mix of performance-based vesting equity and time-based vesting equity, based on a balanced scorecard, which we believe when achieved will lead to our success over the long term. The important features of our executive compensation program for 2025 included the following:
•A substantial portion of executive pay was tied to performance. We structured a significant portion of our NEOs’ compensation to be variable (at risk) based upon the achievement of forward-looking, rigorous performance metrics and targets. For 2025, 68% of our CEO’s total target compensation and 67% of our CFO’s total target compensation was at risk.

■ Base Salary ■ Time-Based RSUs ■ PSUs ■ Quarterly Performance Cash Bonus

The charts above reflect 2025 annual base salaries, 2025 quarterly performance cash bonuses (at risk), time-based RSUs and PSUs (at risk), as reported in the Summary Compensation Table. The charts do not include “All Other Compensation,” as reported in the Summary Compensation Table, because such amounts were less than 1% for each NEO’s aggregate compensation for 2025.
•67% of the equity awards were performance-based awards, of which 34% of the aggregate value was tied to a three-year TSR PSU award and 33% to a one-year CEO SMART Goal PSU award. Consistent with 2024, in 2025, we awarded equity in the form of time-based RSUs and PSUs under our Performance Shares Program (“PSP”) for 2025 (the “2025 PSP”), with each NEO receiving 67% of the aggregate target value of their equity awards in the form of PSUs and 33% of the aggregate target value in the form of time-based RSUs. 34% of the PSU opportunity was comprised of a three-year PSU award that vests based on our TSR relative to the TSR of other companies in the S&P 500 measured over the three fiscal year period from the start of 2025 through the end of 2027 (“Relative TSR”). The balance of the PSU opportunity under the 2025 PSP consisted of a PSU award that vests based upon the level of achievement of our Annual CEO SMART Goals (as defined below). Equity awards were an integral part of our executive compensation program in 2025, and along with the rigorous goals set in our annual cash bonus program, comprised the most substantial and primary “at-risk” portion of our NEOs’ compensation package.
Enphase Energy, Inc. | 2026 Proxy Statement | 25

•CEO total target compensation decreased for the second year in a row. In 2025, our CEO’s total target compensation was approximately 24% and 51% less than his total target compensation in 2024 and 2023, respectively. Our CEO’s base salary and bonus target remained flat and the overall value of the equity awarded to him under the 2025 PSP was reduced as compared to the 2024 PSP.
•Cash bonuses were dependent on meeting rigorous corporate objectives. Our quarterly performance-based bonus opportunities for all of our NEOs were dependent upon the achievement of quarterly corporate objectives and the performance of NEOs in meeting their own individual objectives, which were set to be aggressive and achievable, but only with significant effort. In 2025, under the 2025 Bonus Program, our CEO received aggregate payouts equal to 68% of his target annual payout, and our CFO received an aggregate payout of 74% of her target annual payout, as further detailed below under “2025 Executive Compensation Program - Short-Term Incentive Compensation.”
CEO Pay-for-Performance Alignment
68% of our CEO’s total target compensation was at risk in 2025. As discussed below, in 2025, we fell short with respect to a number of our goals under our 2025 Bonus Program, which resulted in below-target aggregate bonus payouts for our NEOs, but solid performance against our Annual CEO SMART Goals (as defined below) resulted in the vesting of our Annual CEO SMART Goal PSUs at 100% of target. The PSU award for Relative TSR granted that was granted under the 2025 PSP was not eligible to vest, if at all, based on performance until early 2028.
Our CEO’s realizable pay at fiscal year end as a percentage of total target compensation, was approximately 34% in 2025. In the table below, ‘target compensation’ reflects the values reported in the Summary Compensation Table below, while ‘realizable value’ reflects the actual amount earned under the 2025 Bonus Program, changes in the value of equity awards, and achievement of goals for PSUs, including the status of the three-year Relative TSR PSUs granted in 2023 as of the end of fiscal year 2025.
Summary of 2025 CEO Compensation (Target v Realizable)

Element of Compensation	Target Compensation ($)	Realizable Value ($)
Total	9,744,624	3,295,112
2025 Bonus Program (cash bonus)	450,000	306,752
Time-based RSUs	2,591,820	1,269,180(1)
Annual CEO SMART Goal PSUs (performance-based)	2,591,820	1,269,180(2)
2023-2025 Relative TSR PSUs (performance based)	3,660,984	0(3)
Base Salary	450,000	450,000
________
1The dollar amount represents the market value of the shares underlying the RSUs based on the closing price of our common stock of $32.05 on December 31, 2025, the last trading day in 2025.
2Based on the achievement of the performance criteria related to the performance of the Annual CEO SMART Goals (as defined below) during 2025, these PSUs vested at 100% of target. The dollar amount represents the market value of the shares underlying these vested PSUs based on the closing price of our common stock of $32.05 on December 31, 2025, the last trading day in 2025.
3Represents the realizable value of the Relative TSR PSUs granted in January 2023, subject to vesting based on Relative TSR over the performance period that began on January 1, 2023 and ended on December 31, 2025. Actual performance fell short of the threshold Relative TSR performance goal and therefore, the PSUs were forfeited.
The assessment of the performance-based aspects of our 2025 executive compensation program is described in more detail below.
Advisory Vote on Executive Compensation Results
At the 2025 Annual Meeting, we received support of approximately 85.4% of the votes cast on our say-on-pay advisory proposal. As a result, our 2024 say-on-pay advisory proposal passed. The Compensation Committee believes that this outcome affirms our stockholders’ support for our executive compensation program and maintained a similar approach in designing our 2025 executive compensation program.
Enphase Energy, Inc. | 2026 Proxy Statement | 26

Stockholder Engagement in 2025 and Early 2026
Our Compensation Committee considers both the results of our annual say-on-pay vote and stockholder feedback gathered throughout the year. During the current engagement cycle, we reached out to investors holding approximately 64.2% of our outstanding shares of common stock. Of these, we received responses from ten stockholders. We spoke with two stockholders directly representing approximately 5.3% of our outstanding shares of common stock, while eight stockholders representing approximately 30.1% of our outstanding shares of common stock cited no current concerns and declined our request for a meeting. We continue to make engagement efforts to obtain stockholder views on executive compensation, corporate governance and other matters, and to determine how best to respond to that feedback. These efforts in 2025 and early 2026 were led by our General Counsel and Corporate Secretary who provided updates to the Compensation Committee, the Nominating and Corporate Governance Committee, and the full Board. This feedback has shaped the executive compensation program and practices implemented by our Compensation Committee.
Compensation Philosophy and Objectives
Our executive compensation program aims to achieve the following main objectives:
•attract, retain and reward highly qualified employees, including executives;
•provide incentives that motivate and reward for the achievement of key performance goals that increase stockholder value over the long term;
•award performance for achieving targets based on a balanced scorecard;
•align our executives’ interests with those of our stockholders; and
•link executive pay to our performance.
Our executive compensation program generally consists of the three principal components outlined in the table below.

Element of compensation	Objectives	Key features

Base Salary (fixed cash)	Provides financial stability and security through a fixed amount of cash to attract and retain executives.	Fixed compensation that is periodically reviewed and adjusted based on a number of factors, including individual performance, our overall company performance and market data.

Short-Term Incentive Compensation (Quarterly Performance Cash Bonus; at-risk cash)	Motivates and rewards through quarterly payments for attaining key corporate and individual performance goals linked to our key business objectives.
Target bonus amounts, calculated as a percentage of base salary, that are periodically reviewed and determined based upon competitive bonus opportunities in our market. The cash bonus is awarded on a quarterly basis to incentivize and reward quarterly results that help achieve our long-term strategic goals. Bonus awards are dependent upon three components:
(i) company performance factor,
(ii) funding factor, and
(iii) individual performance factor.
The Compensation Committee determines the bonus amount achieved each quarter as further described below.

Equity-Based Incentive Compensation (67% PSUs and 33% RSUs; at-risk equity)	Motivates and rewards for our longer-term performance; aligns executives’ interests with stockholder interests in creating long-term value; and attracts and retains highly qualified executives.
Variable equity-based compensation, including:
(i) PSU awards tied to a three-year relative TSR metric (as described below) (34%),
(ii) PSU awards that vest based on achievement of specified corporate goals measured over a one-year period (33%), and
(iii) time-based RSU awards that vest over three years based on continuous service (33%).

Enphase Energy, Inc. | 2026 Proxy Statement | 27

Compensation Program Governance
The Compensation Committee assesses the effectiveness of our executive compensation program from time to time and reviews risk mitigation and governance matters, which includes maintaining the following best practices:

What we do	What we do not do

Pay for Performance philosophy with a majority of annual compensation at risk	No excise tax or other tax gross ups upon a change in control
Stock Ownership Guidelines with rigorous share ownership requirements	No perquisites or executive fringe benefits
Double-trigger equity acceleration in connection with a change in control, requiring both a change in control and qualifying termination	No fixed term or evergreen employment agreements
Independent executive compensation consultant retained	No guaranteed bonuses
Annual assessment of risk and mitigation practices
Regular review of share utilization, dilution and cost
Robust engagement with stockholders on compensation and corporate governance
Maintain a clawback policy
Factors Used in Determining Executive Compensation
In evaluating our executive compensation policies and programs, as well as the short-term and long-term value of our executive compensation plans, we consider both the performance and skills of each of our NEOs, as well as the compensation paid to executives in similar companies with similar responsibilities. We focus on providing a competitive compensation package, which provides significant short- and long-term incentives for the achievement of measurable corporate objectives. We believe that this approach provides an appropriate blend of short- and long-term incentives to maximize stockholder value.
We do not have any formal policies for allocating compensation among salary, bonus awards and equity grants. Instead, the Compensation Committee and Board set the compensation of our NEOs at levels they determine to be competitive and appropriate for each NEO, using compensation information benchmarked against our peer companies and those companies against whom we compete for talent and the professional experience, and the judgment of the Compensation Committee and Board members. In order to align the NEOs’ incentives with the interests of our stockholders and corporate goals, a significant portion of the NEOs’ total target compensation is comprised of performance-based quarterly cash bonus opportunities and long-term equity awards that vest based upon achievement of performance goals and also upon continuous service over time. Separately, upon initial commencement of employment, our NEOs generally are awarded an initial new hire equity grant. We may also make equity grants to our NEOs in connection with promotions on a case-by-case basis. New hire and promotion equity grants are based primarily on competitive conditions applicable to each specific executive position, and no such grants were made in 2025.
Enphase Energy, Inc. | 2026 Proxy Statement | 28

In making NEO compensation decisions, the Compensation Committee and Board generally take into consideration the following factors:
•Our prior performance and existing business needs;
•Each NEO’s individual performance, scope of job function and the criticality of the NEO’s skill set to our future performance;
•Internal pay equity;
•The need to attract new talent to our executive team and retain existing talent in a highly competitive industry;
•A range of market data reference points, as described above under “Use of Competitive Market Compensation Data;” and
•Recommendations from consultants on compensation policy determinations.
How We Determine Executive Compensation
The Role of the Compensation Committee and the Board
The Compensation Committee is appointed by the Board to assist with the Board’s oversight of our compensation policies, plans and programs, administration of our equity plans and its responsibilities related to the compensation of our NEOs, directors and senior management, as appropriate. The Compensation Committee meets periodically throughout the year to manage and evaluate our executive compensation program and generally determines on an annual basis the principal components of compensation (base salary, quarterly performance cash bonuses and equity awards) for our NEOs, and the Compensation Committee also approves cash bonus payments on a quarterly basis based on the quarterly performance of our NEOs and of our company. The Compensation Committee may form and delegate authority to subcommittees as appropriate. However, the Compensation Committee does not delegate authority to approve NEO compensation. The Compensation Committee does not maintain a formal policy regarding the timing of granting equity awards to our NEOs, but typically does so during the beginning of each year.
The Role of Management
The Compensation Committee works with and receives information and analysis from management, including our legal, finance and human resources departments, and our CEO, and considers the information and analyses in determining the structure and amount of compensation to be paid to our employees, including our CFO. Our legal, finance and human resources departments work with our CEO to: design and develop recommended compensation programs for our NEOs and other senior executives; recommend changes to existing compensation programs; recommend financial and other performance targets to be achieved under those programs; prepare analyses of financial data; prepare peer data comparisons and other briefing materials; and ultimately implement the decisions of the Compensation Committee. Our CEO evaluates the individual performance of our CFO and provides the Compensation Committee with such performance assessments and management’s recommendations and proposals regarding NEO compensation programs and decisions affecting base salaries, performance bonuses, equity compensation and other compensation-related matters outside of the presence of any other NEOs. However, the Compensation Committee and the Board retain the final authority to make all compensation decisions. While the CEO and members of our management team discuss recommendations and compensation arrangements with the Compensation Committee, they do not participate in the deliberations concerning or the determination of their own compensation.
The Role of the Compensation Consultant
The Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. The Compensation Committee retained Compensia as its compensation consultant. Compensia was engaged to support a review of our approach to executive compensation with a focus on finalizing a methodology that would be responsive to investor input, be aligned with our internal culture and compensation objectives, and be competitive with practices among comparable companies. The Compensation Committee engages with Compensia periodically to provide input every other year as it did with the redesign of the executive compensation program in for 2023 and more recently for an evaluation of our 2025 executive compensation program. The Compensation Committee assessed the independence of Compensia pursuant to SEC rules and concluded that no conflict of interest existed that would have prevented Compensia from serving as an independent consultant to the Compensation Committee.
Enphase Energy, Inc. | 2026 Proxy Statement | 29

Use of Competitive Market Compensation Data
We strive to attract and retain the most highly qualified employees and NEOs in an extremely competitive market. Accordingly, the Compensation Committee believes it is important when making its compensation decisions to be informed as to the competitive market for executive talent, including the current practices of comparable public companies with which we compete for such talent.
The Compensation Committee regularly reviews our peer group to determine if adjustments are necessary to ensure that the data derived from the group continues to represent current market practices. From time to time, the Compensation Committee will revise the peer group when it determines that additional or different peer companies or groups are necessary to provide appropriate information on market practices and compensation levels. For 2025, the Compensation Committee made changes to the peer group, which resulted in the following list of peer companies:

Bloom Energy Corporation(1)	Nextpower Inc.(1)(3)	SolarEdge Technologies, Inc.
Entegris, Inc.(1)	Qorvo, Inc.	Sunrun, Inc.
Everpure, Inc.(1)(2)	Resideo Technologies, Inc.	Teradyne, Inc.
First Solar, Inc.	Rivian Automotive, Inc.(1)	Wolfspeed, Inc.
Generac Holdings, Inc.	Skyworks Solutions, Inc.(1)	Zebra Technologies Corporation(1)
Monolithic Power Systems, Inc.
________
1New companies added for 2025. Removed the following companies from the 2024 peer group: ADT, Inc.; Alarm.com Holdings, Inc.; Sunnova Energy International; and SunPower Inc.
2Formerly known as Pure Storage, Inc.
3Formerly known as Nextracker Inc.
The criteria for the peer group focused on US-based publicly traded semiconductor, technology hardware, electrical component, renewable energy, advanced materials, and solar and home management companies, with a market capitalization between $3.9 billion and $61.7 billion, and revenues of $450.0 million to $5.7 billion. The Compensation Committee believes that the resulting peer group companies represented our talent labor market for key leadership positions.
The Compensation Committee did not “benchmark” against a specific percentile of the compensation data derived from our 2025 peer group in setting the compensation of any of our NEOs. Rather, in making executive compensation decisions, the Compensation Committee reviewed compensation data from the 2025 peer group companies (referred to as the market data) as reference points (generally at the 25th, 50th and 75th percentiles of the market data). The Compensation Committee’s general aim was for total executive compensation to remain competitive with the market, with individual amounts varying as appropriate based on corporate and individual executive performance, and other factors that were deemed appropriate for consideration. Given that we continue to evolve and grow, the Compensation Committee has not developed a specific market positioning that it consistently aims for in setting compensation levels. Instead, the Compensation Committee determines each element of compensation, and total target cash and equity compensation, for each NEO based on various facts and circumstances appropriate for our company in any given year. Competitive market positioning is only one of several factors, as described above under “Factors Used in Determining Executive Compensation,” that the Compensation Committee considers in making compensation decisions, so individual NEO compensation may therefore fall at varying levels as compared to market data.
Enphase Energy, Inc. | 2026 Proxy Statement | 30

2025 Executive Compensation Program
Base Salary
The Compensation Committee generally reviews our NEOs’ base salaries on an annual basis. As shown in the chart below, the annual base salaries of our NEOs remained unchanged in 2025, as compared with 2024 levels, because the Compensation Committee determined that each NEO’s total compensation – comprised of salary, bonus and equity awards – remained competitive based on market data. The Compensation Committee believed it was more important to tie a greater percentage of each NEO’s total compensation to rewarding performance, whether through cash bonus payments or performance-based equity awards that can be earned based on Relative TSR and the achievement of SMART Goals, as further described below.

Named Executive Officer	Base Salary (12/31/2024) ($)	Base Salary (12/31/2025) ($)

Badrinarayanan Kothandaraman	450,000	450,000
Mandy Yang	367,500	367,500
Performance Metrics — SMART Goals
SMART goals are a core component of both our 2025 Bonus Program and our 2025 PSP. “SMART” goals are targets that are: specific, measurable, achievable, relevant and time based. At the beginning of each year, the Board approves the annual CEO goals (the “Annual CEO SMART Goals”) and the quarterly CEO goals (the “Quarterly CEO SMART Goals”), all of which are forward looking.
The 2025 Annual CEO SMART Goals and the Quarterly CEO SMART Goals (collectively, the “CEO Goals”) were designed to be aggressive and rigorous, but attainable with significant skill and effort. When the CEO Goals were defined in early January 2025, the Compensation Committee and the Board believed that the CEO Goals were rigorous and substantially uncertain to be achieved. The CEO Goals reflected a balanced scorecard covering ten categories important for both the short- and long-term growth of Enphase:

Category	Rationale
Revenue growth	Focused management on pursuing strategies that promote sustainable, long-term growth; provided clear and measurable targets important to stockholders
Profit before taxes	Focused management on operational efficiency that could promote sustainable growth, and encouraged cost management
New products	Ensured that the company remains competitive, which could lead to revenue and profit growth
Innovation	Ensured that the company remains competitive and drove management to explore new markets and adapted to changing market conditions
Operations, IT and Security	Focused management on improving operational performance, aligned with our strategic goals, and provided clear and measurable indicators of performance
Quality	Focused management on its core principles of customer first, producing high-quality products, and providing products and services that were essential for commercial success
Ease of doing business	Focused management on creating a more favorable business environment for our customers, enhancing our competitiveness
Human resources	Focused management on creating a healthy and positive work environment
Marketing	Incentivized management to develop successful marketing strategies to drive revenue generation
Sustainability	Aligned with our corporate mission to provide a sustainable future for all
Enphase Energy, Inc. | 2026 Proxy Statement | 31

The Compensation Committee believes that the foregoing categories offered the appropriate mix of financial and corporate objectives to best enable our success and growth. Each of the Annual CEO SMART Goals (which served as one of the components in determining the PSU payout under the 2025 PSP) and each of the Quarterly CEO SMART Goals (which served as one of the factors in determining the payout under the 2025 Bonus Program) used the concept of the balanced scorecard to design their respective goals, as further described below.
Short-Term Incentive Compensation
The 2025 Quarterly Performance Cash Bonus Program
Each of our NEOs was eligible for quarterly performance bonuses under the 2025 Bonus Program. The 2025 Bonus Program represented approximately three percent of our CEO’s total target compensation. The 2025 Bonus Program was based on Quarterly CEO SMART Goals that were measured and paid quarterly, based upon Company and individual performance to better incentivize executives to achieve real-time goals. The Quarterly CEO SMART Goals were designed to drive revenue and gross margin growth and profitability, encourage accountability, drive execution of short-term priorities tied to long-term strategy and annual operating plan objectives, and to recognize and reward our NEOs based upon their achievement of certain individual objectives during a quarter. All such goals were forward looking and set at the beginning of each quarter.
The Compensation Committee approved target bonus percentages for each NEO under the 2025 Bonus Program, which were unchanged from the 2024 calendar year (the “Bonus Percentage”). Such Bonus Percentages were consistent with our philosophy that a significant portion of each executive’s total target compensation should be tied to performance, and they reflected the Compensation Committee’s review of internal pay equity. The respective target bonus percentages for our NEOs were set as follows:

Named Executive Officer	Bonus Target (% of base salary)(1)
Badrinarayanan Kothandaraman	100
Mandy Yang	75
________
1Target amounts are payable on the quarterly base salary and based on the performance of the quarterly goals.
The Compensation Committee retained final discretion over and approved all payments, if any, under the 2025 Bonus Program. The Compensation Committee could, in its discretion, award all or a portion of earned 2025 bonuses to the NEOs and other employees in the form of fully vested RSUs. No bonuses were paid in the form of fully vested RSUs under the 2025 Bonus Program.
Enphase Energy, Inc. | 2026 Proxy Statement | 32

Performance Measurements — Three Factors
The actual bonus amount that each NEO could earn in a given quarter was determined by taking the NEO’s eligible salary on a quarterly basis, multiplied by his or her Bonus Percentage, and subsequently multiplying that amount by three performance factors:

	Performance Factor Range	Overview

Company Performance Factor	0 - 1.0	The level of achievement of the Quarterly CEO SMART Goals

Funding Factor	0 - 1.5
The amount of actual Company quarterly profit measured against the applicable quarterly profit target that was established in January 2025. Quarterly targets that were set in January were not changed during the year

Individual Performance Factor	0 -1.2
Individual performance measured against quarterly targets set at the beginning of each quarter and approved by the CEO in the case of the NEOs other than the CEO (the “Quarterly Individual Goals”)
For the CEO, the individual performance factor reflects the level of achievement of the Quarterly CEO SMART Goals

Company Performance Factor
The Company Performance Factor was based on the level of achievement of the Quarterly CEO SMART Goals. The Quarterly CEO SMART Goals were all forward looking. After the end of each quarter, the Compensation Committee scored the Quarterly CEO SMART Goals to determine the Company Performance Factor according to the following:
•0 for achievement of less than 65% of the Quarterly CEO SMART Goals
•0.5 for achievement between 65% and 80% of the Quarterly CEO SMART Goals
•1.0 for achievement greater than 80% of the Quarterly CEO SMART Goals
Under the 2025 Bonus Program, quarterly bonuses were not paid if the Quarterly CEO SMART Goals achievement was less than 65% for the quarter.
Funding Factor
The Funding Factor for each quarter could range from 0 to 1.5, depending upon our quarterly profit before taxes measured on a non-GAAP basis excluding projected bonus (“PBB”). The quarterly PBB targets that would determine the 2025 Funding Factor for each quarter and were approved by the Board in January 2025. The quarterly PBB targets did not change during the year. The actual Funding Factor for a quarter was determined using linear interpolation between 0 and 1.5 based on the ratio of actual PBB to the targeted PBB, with the Funding Factor for quarterly bonuses being 1.0 if actual quarterly PBB equaled targeted PBB. Actual PBB that was more than targeted PBB was capped at 1.5. In determining PBB, we excluded, among others, the following items: stock-based compensation expense, acquisition related expenses and amortization, and non-cash interest expense. After the end of each quarter, the Compensation Committee calculated the Funding Factor based upon the ratio of actual PBB to targeted PBB.
Individual Performance Factor
The Individual Performance Factor for the CEO was based on the achievement of Quarterly CEO SMART Goals; and for our CFO, it was based on the achievement of Quarterly Individual Goals (together with the Quarterly CEO SMART Goals, the “Quarterly Goals”). As noted above, the Quarterly CEO SMART Goals were approved by the Board in January 2025. The Quarterly Individual Goals for our CFO were approved by the CEO at the beginning of each quarter, and were SMART goals, forward looking, and were not altered during the quarter.
Enphase Energy, Inc. | 2026 Proxy Statement | 33

The Individual Performance Factor for a quarter could be between 0 and 1.2 and was determined by taking the actual score for achievement of the Quarterly Goals, including 20 points for stretch goals, and dividing by 100. Each individual goal in the Quarterly Goals was either binary (meaning achieved or not) or based upon specific targets defined for 100% achievement and 0% achievement (“Scaled Goals”). For binary goals, all points for the goal were earned if the goal was achieved; all points were lost if the goal was not achieved. For the Scaled Goals, if the 100% target was achieved, all points assigned to that goal were earned, and if less than the 100% target was achieved, then a linear interpolation between the two targets would determine the actual number of points earned. After the end of each quarter, the Compensation Committee approved the Individual Performance Factor for the CEO based on the scores for the CEO Quarterly SMART Goals, and for our CFO, based on the scores for the Quarterly Individual Goals.
For our CFO, some of the key individual goals for 2025 are shown in the table below and were specifically tailored to the functions led by Ms. Yang and aligned to the achievement of our overall annual operating plan.

Named Executive Officer	Individual Goals
Mandy Yang
Growing revenue; maintaining gross margin; improving operating expenses and EPS; executing forecast process to meet deadline; automating channel management; optimizing tax strategy; supporting new business strategy related to Enphase Care; and navigating impact of changing tariff regime

2025 Performance Cash Bonus — Actual Achievement by our NEOs
Company Performance Factor - Actual Achievement
The Compensation Committee reviewed our performance against the predetermined Quarterly CEO SMART Goals and determined that we had achieved our CEO Quarterly SMART Goals as set forth in the table below. This resulted in a Company Performance Factor of 1.0 for the first, second and third quarters, and 0.5 for the fourth quarter.

Category of Quarterly CEO SMART Goals (Max Points)	Actual Points Achieved for Q1	Actual Points Achieved for Q2	Actual Points Achieved for Q3	Actual Points Achieved for Q4
Grow Revenue (24)	12.9	13.4	18.8	2.6
Profit Before Taxes (24)	19.3	12.0	16.3	5.4
New Products (27)	19.5	22.0	18.1	20.4
Innovation (4)	3.5	4.0	4.0	3.3
Operations (Including IT) (13)	10.8	11.1	9.2	9.1
Quality (10)	9.3	6.1	8.0	9.7
Ease Of Doing Business (10)	8.4	9.9	9.6	8.1
Human Resources (2)	2.0	2.0	2.0	2.0
Marketing (5)	5.0	5.0	5.0	4.9
Sustainability (1)	1.0	1.0	—	1.0
Total Goals Achievement	91.7	86.5	91.0	66.5
Company Performance Factor	1.0	1.0	1.0	0.5
Enphase Energy, Inc. | 2026 Proxy Statement | 34

Funding Factor - Actual Achievement
The Compensation Committee also reviewed the actual PBB for each quarter against the targeted PBB for the applicable quarter and determined the applicable Funding Factor for each quarter as follows:

2025 Calendar Quarter	Targeted PBB ($)	Actual PBB ($)	Funding Factor
	(In millions, except the Funding Factors)
Q1	124.80	115.40	0.92
Q2	130.30	106.20	0.82
Q3	158.93	139.90	1.04
Q4	223.09	98.10	0.69
Individual Performance Factor - Actual Achievement
At the end of each calendar quarter, the Compensation Committee scored our CEO’s individual achievement on the Quarterly CEO SMART Goals. Our CEO scored our CFO’s performance against each of her Quarterly Individual Goals.
Out of a possible 120 points each quarter (which included up to 20 points for stretch goals), our NEOs achieved the following individual scores on their quarterly performance goals in 2025:

Named Executive Officer	Q1 Score	Q2 Score	Q3 Score	Q4 Score
Badrinarayanan Kothandaraman	91.70	86.50	91.00	66.50
Mandy Yang	99.50	91.54	105.10	63.28
Actual 2025 Quarterly Performance Cash Bonuses Earned
The Compensation Committee retained final discretion over and approved all quarterly bonus payments under the 2025 Bonus Program.
As described above, the formula works as follows:
Actual Bonus = Quarterly Bonus Eligible at Target x Company Performance Factor x Funding Factor x Individual Performance Factor
Below are the calculations for the quarterly cash bonus of the CEO in each quarter of 2025:
CEO Performance Cash Bonus

Performance Cash Bonus Factors	Q1	Q2	Q3	Q4
Quarterly bonus eligible at target ($)	112,500	112,500	112,500	112,500
Company Performance Factor	1.0	1.0	1.0	0.5
Funding Factor	0.92	0.82	1.04	0.69
Individual Performance Factor	0.9170	0.8650	0.9100	0.6650
Actual Bonus ($)	94,910	79,796	106,236	25,810
Enphase Energy, Inc. | 2026 Proxy Statement | 35

Based on our quarterly achievement during 2025 and the individual performance of our NEOs each quarter, the Compensation Committee awarded our NEOs the quarterly bonuses shown in the chart below:

Named Executive Officer	2025 Target Annual Bonus ($)	Q1 Actual Bonus ($)	Q2 Actual Bonus ($)	Q3 Actual Bonus ($)	Q4 Actual Bonus ($)	Aggregate 2025 Bonus ($)	Aggregate Bonus as % of Target
Badrinarayanan Kothandaraman	450,000	94,910	79,796	106,236	25,810	306,752	68.2
Mandy Yang	275,625	63,077	51,723	75,317	15,043	205,160	74.4
Equity-Based Incentive Compensation
The Compensation Committee awarded equity in 2025 in the form of time-based RSUs and PSUs under the 2025 PSP to reward top talent for performance and to incentivize retention. The Compensation Committee determined an aggregate target award size for the equity incentive award for each NEO in 2025 based on our internal equity budget for all grants in 2025, internal pay equity, and for our CFO, the recommendations of the CEO. In 2025, for the second year in a row, the Compensation Committee decreased the target value of annual equity awards for our CEO. The Compensation Committee took into account how the business performed in 2024 and the outlook for the business in 2025 in determining the appropriate amount to award the CEO and CFO. The 2025 PSP was designed to encourage our executive staff and other selected top talent, including our NEOs, to focus on initiatives that promoted the achievement of specific, forward-looking, annual goals that were critical in laying the foundation for our success over the longer term. Consistent with 2023 and 2024, in 2025, the Compensation Committee also granted a PSU award that could be earned based on the achievement of relative TSR performance goals over a three-year performance period.
The Compensation Committee allocated the equity award value under the 2025 PSP to each award type, as follows:
•34% in the form of PSUs that vest based on the level of achievement of the TSR of Enphase relative to the TSR performance of the S&P 500 over a three-year period;
•33% in the form of PSUs that vest based on the level of achievement of the Annual CEO SMART Goals; and
•33% in the form of time-based RSUs subject to a three-year vesting schedule.
Time-Based RSUs Granted in 2025
As described above, in January 2025, the Compensation Committee approved the grants of the following RSUs to the NEOs, which were eligible to vest based on continuous service over three years, with 1/3rd vesting on each of March 1, 2026, 2027 and 2028 as follows:

Named Executive Officer	Date of Grant	Number of Shares Underlying Time-Based RSUs
Badrinarayanan Kothandaraman	1/14/2025	39,600
Mandy Yang	1/14/2025	21,120
PSUs Tied to 2025 Annual CEO SMART Goals
PSUs based upon the achievement of Annual CEO SMART Goals were eligible to vest on March 1, 2026, measured over the period starting January 1, 2025 and ending December 31, 2025, subject to continuous service through March 1, 2026, as follows:
•0% vested if the goals score, including stretch goals, was less than 65;
•50% vested if the goals score, including stretch goals, was at least 65 but less than 80;
•100% vested if the goals score, including stretch goals, was at least 80 but less than 100; and
•150% vested if the goals score, including stretch goals, was 100 or more.
Enphase Energy, Inc. | 2026 Proxy Statement | 36

The table below summarizes the Annual CEO SMART Goal PSUs that each NEO could earn for 2025 (assuming target and maximum performance) and the number of PSUs ultimately earned. As described in more detail below under “2025 Annual CEO SMART Goals Results,” on January 22, 2026, based on actual performance against the 2025 Annual CEO SMART Goals, the Compensation Committee determined that the PSUs would be eligible to vest on March 1, 2026 at 100% of target.

Named Executive Officer	Date of Grant	Number of Shares Underlying PSUs (Initially granted at Target)	Number of Shares Underlying PSUs (at Maximum)	Number of Shares Underlying PSUs Earned Based on Actual Performance
Badrinarayanan Kothandaraman	1/14/2025	39,600	59,400	39,600
Mandy Yang	1/14/2025	21,120	31,680	21,120
2025 Annual CEO SMART Goals Results
There were 64 Annual CEO SMART Goals, including two stretch goals that fell within the ten broad categories described above, for a maximum possible score of up to 120 points, as set forth in the table below. The number of points assigned to each category were based upon our key priorities and approved by the Compensation Committee and Board in January 2025. As discussed above, except for goals that had binary targets, each goal was assigned a 100% achievement target down to a 0% achievement target, with linear interpolation between the two targets that determined the actual achievement score. The goals were all forward looking, set to be aggressive and rigorous, but attainable with significant skill and effort, as can be seen by the final achievement scores set forth in the table below. At the time that the goals were set, the Compensation Committee and the Board believed that they were substantially uncertain to be achieved. With a score of 84.0 points, our NEOs vested in the PSUs based on the level of achievement of the Annual CEO SMART Goals at 100% of target.

Category of Annual CEO SMART Goals	Number of Goals in the Category	Maximum Points Assigned to the Category	Actual Points Achieved in the Category
Grow Revenue	4	24	11.4
Profit Before Taxes	7	24	11.5
New Products	17	27	23.5
Innovation	4	4	3.2
Operations (Including IT)	13	13	9.0
Quality	5	10	9.3
Ease Of Doing Business	7	10	8.1
Human Resources	1	2	2.0
Marketing	5	5	5.0
Sustainability	1	1	1.0
Total	64	120	84.0
We disclose below details about specific goals in each of the above ten categories to illustrate the rigor of the Annual CEO SMART Goals.
•Grow Revenue. The Grow Revenue category included three goals and one stretch goal with a possible total of 24 points. 10 out of the 24 points were assigned to achieving revenue of approximately $1.503 billion in 2025. The 100% target was set at approximately $1.50 billion and the 0% target was set at approximately $1.20 billion. An additional 10 points were assigned to a stretch goal to achieve revenue of approximately $1.65 billion in 2025. We also included a target to grow revenue in international geographies outside the United States and to grow storage to 732.1 MWh, which would be a 41% increase over the prior year. The table below shows how we performed against our goals in the Grow Revenue category.
Enphase Energy, Inc. | 2026 Proxy Statement | 37

Grow Revenue Targets	Zero PT	At Target (100%)	Stretch	2025 Actual	Number of Points Possible	Points Earned
Net Revenue (in millions)	$1,202.6	$1,503.2	$1,652.7	$1,473.0	20.0	9.0
Emerging Market Revenue (in millions)	$76.1	$101.4	N/A	$84.6	2.0	0.70
Storage (in MWh)	521	732	N/A	706.1	2.0	1.8
					24.0	11.4
•Profit Before Taxes ("PBT"). The PBT category included seven goals with a possible total of 24 points, which related to non-GAAP gross margin (“GM”) with and without Inflation Reduction Act (“IRA”) benefit; improving GM on battery systems with IRA benefit; non-GAAP operating expenses (“OPEX”); non-GAAP PBT; non-GAAP earnings per share (“EPS”); and adjusted free cash flow. This category included a ten point stretch goal to improve non-GAAP GM by approximately 1,000 basis points from target with IRA benefit. The table below shows how we performed against our goals in the PBT category (other than for information on the battery systems GM, which is not disclosed separately and is deemed confidential).

PBT Targets	Zero PT	At Target (100%)	Stretch	2025 Actual	Number of Points Possible	Points Earned
GM w/out IRA Benefit	35.0%	40.0%	N/A	38.1%	5.0	3.1
GM with IRA Benefit	45.0%	50.0%	N/A	48.2%	10.0	6.4
GM on Battery Systems with IRA Benefit	*	*	*	*	5.0	—
Non-GAAP OPEX	25.0%	21.0%	N/A	21.4%	1.0	0.9
Non-GAAP PBT (in millions)	$412.4	$515.5	N/A	$447.5	1.0	0.3
Non-GAAP Diluted EPS	$2.50	$3.13	N/A	$2.96	1.0	0.7
Adjusted Free Cash Flow (in millions)	$174.5	$218.1	N/A	$95.9	1.0	—
					24.0	11.5
Enphase Energy, Inc. | 2026 Proxy Statement | 38

•New Products. The New Products category had 17 goals, and we scored 23.5 out of 27 points in this category. While we do not disclose all details for competitive confidentiality reasons, key initiatives are described below.

New Products Targets	Number of Points Possible	Points Earned
Improving time to introduce new products
Improving battery commissioning times	27.0	23.5
Introduction of the IQ Meter Collar
Launching next generation IQ Gateway, and next generation IQ Microinverters for residential and commercial markets
Introduction of IQ Balcony for Europe
Introduction of IQ PowerPack 1500 into more regions
Introduction of bi-directional EV chargers in North America and Europe
Upgrades to Solargraf features
•Innovation. The Innovation category had four goals, and we scored 3.2 out of 4 points in this category.

Innovation Targets	Number of Points Possible	Points Earned
Development on next generation IQ Microinverters, including IQ10	4.0	3.2
Development on next generation battery systems

•Operations (including IT). The Operations category had thirteen goals, and we scored 9.0 out of 13 points in this category.

Operations (including IT) Targets	Number of Points Possible	Points Earned
Digitizing channel management	13.0	9.0
Deploy enhanced security infrastructure
Improving inventory management
Diversification plan related to tariff mitigation
Cost reduction targets related to certain products
Improving worldwide operations and infrastructure
•Quality. The Quality category had five goals, and we scored 9.3 out of 10 points on the Quality goals by meeting our annual defective parts per million (“DPPM”) targets for IQ Microinverters, IQ Gateway, IQ Battery, IQ System Controller and related accessories.

Quality Targets	Number of Points Possible	Points Earned
Improving annual DPPM for IQ Microinverter, IQ Gateway, IQ Battery, IQ System Controller, Cell Modem, Q Relay and Comms Kit	10.0	9.3
Enphase Energy, Inc. | 2026 Proxy Statement | 39

•Ease of Doing Business. The Ease of Doing Business (“EODB”) category had seven goals, and we scored 8.1 out of 10 points on the EODB goals for exceeding the NPS targets and showing improvement on wait times.

EODB Targets	Number of Points Possible	Points Earned
Maintain worldwide net promoter score at 75%	10.0	8.1
Improve call wait times for solar and storage installations
Grow O&M Business
Improve serviceability and cycle time of battery systems
•Human Resources. The Human Resources category had one goal for a possible total of 2 points related to completion of analyzing and publishing a report with ways to improve employee culture, engagement and productivity in 2025. We scored 2 out of 2 points in this category.
•Marketing. The Marketing category had five goals for a possible total of 5 points related to website improvements, building the Enphase brand, go-to-market improvements, and increasing grid services and appliances relationships. We scored 5 out of 5 points in this category.
•Sustainability. This category had one goal for a possible total of 1 point related to the installation of solar systems on certain Enphase facilities in order to offset our carbon consumption by increasing targets over prior year. We scored one point out of one in this category.
2025-2027 Relative TSR PSUs
The Compensation Committee believes that a three-year Relative TSR award is an objective and meaningful metric to evaluate our performance against the performance of other companies in the S&P 500 and aligns the interests of our NEOs with the interests of our stockholders in creating long-term value.
The three-year Relative TSR award is a substantial, at-risk component of our NEOs’ compensation tied to our long-term performance. The number of PSUs that vest, if any, depends entirely on Relative TSR for the applicable performance period. To earn the target number of PSUs, we must achieve above-median performance at the 55th percentile of the S&P 500. We measure Relative TSR for the applicable performance period based on the change in each company’s stock price during the applicable performance period, taking into account any dividends paid during that period, which are assumed to be reinvested in the stock. We use a 10-trading-day averaging period to determine the beginning and ending stock price to calculate our TSR and that of each company in the S&P 500. This averaging period mitigates the impact of one-day or short-term stock price fluctuations at the beginning or end of the performance period on the long-term Relative TSR results. For each company, the change in stock price from the beginning to the end of the performance period is divided by the beginning stock price to determine TSR.
The 2025 TSR award is eligible to vest on March 1, 2028, subject to the outcome of Relative TSR performance during the period starting January 1, 2025 and ending December 31, 2027. Subject to the terms of the applicable award agreements, between zero and 200% of the target number of the TSR award will vest, depending on our Relative TSR percentile ranking for the performance period and provided the NEO remains in continuous service through that date, as follows:

Relative TSR Percentile v. S&P 500 Companies	TSR PSUs Vesting as a Percentage of Target
85th Percentile or above	200%
55th Percentile	100%
Below the 25th Percentile	—%
If our TSR for the performance period is negative, the number of PSUs that vest will be capped at 100% of the target regardless of our percentile ranking. If our Relative TSR percentile ranking is above the 25th percentile and between the other levels shown in the table above, the portion of the PSUs that vest will be linearly interpolated between the two nearest vesting percentages.
Enphase Energy, Inc. | 2026 Proxy Statement | 40

The table below summarizes the Relative TSR PSUs awarded to each NEO in 2025 (assuming target and maximum performance).

Named Executive Officer	Date of Grant	Number of Shares Underlying PSUs (Initially granted at Target)	Number of Shares Underlying PSUs (at Maximum)
Badrinarayanan Kothandaraman	1/14/2025	40,800	81,600
Mandy Yang	1/14/2025	21,760	43,520
Forfeiture of 2023-2025 Relative TSR PSUs
In 2023, each of our NEOs received a PSU award that was eligible to vest on March 1, 2026, based on our Relative TSR percentile at the end of the three-year performance period beginning on January 1, 2023 and ending on December 31, 2025. As described above with respect to the Relative TSR PSUs granted in 2025, between 0% (for performance below the 25th percentile as compared to companies in the S&P 500) and 200% (for performance at or above the 85th percentile as compared to the companies in the S&P 500) of the target number of PSUs set forth in the table below could be earned based on actual performance, subject also to the NEO’s continuous service with us through the vesting date. However, based on actual Relative TSR below the threshold level of performance for the performance period, at the lowest percentile as compared to companies in the S&P 500, the 2023-2025 Relative TSR PSUs were forfeited in their entirety.

Named Executive Officer	Number of Shares Eligible to Vest for Relative TSR Award (at Target)	Number of Shares Paid out for Relative TSR Award
Badrinarayanan Kothandaraman	27,200	—
Mandy Yang	8,840	—
Other Features of Our Executive Compensation Program
Employment Offer Letters and Severance and Change in Control Benefits
We have entered into offer letter agreements with each of our NEOs upon their initial commencement of employment with us. Each of our NEOs is employed at will and may be terminated at any time for any reason.
Each of our NEOs is a participant in our Severance and Change in Control Benefit Plan (the “Severance Plan”), under which our NEOs are eligible to receive severance payments and benefits upon a termination of employment without “cause” or the resignation by a participant for “good reason” or upon such a termination in connection a change in control transaction. The adoption of the Severance Plan reflects our desire to have a consistent set of benefits across the executive team. The Compensation Committee considers these severance benefits critical to attracting and retaining high-caliber executives. Additionally, the Compensation Committee believes that additional change-in-control severance benefits minimize the distractions to an executive in connection with a corporate transaction and reduce the risk that an NEO departs our Company before a transaction is completed. We believe that the Severance Plan allows our NEOs to focus on continuing normal business operations and, in the case of change-in-control benefits, on the success of a potential business combination, rather than worry about how business decisions that may be in our best interest will impact their own financial security. The Compensation Committee periodically reviews the severance and change in control payments and benefits that we provide, including by reference to market data as appropriate, to ensure they remain appropriately structured and at reasonable levels.
A more detailed description of the employment offer letters, the Severance Plan and each of our NEO’s payment and benefit levels thereunder and other severance and change in control payments and benefits is provided below under the section titled “Employment Contracts and Termination of Employment and Change of Control Arrangements.”
Enphase Energy, Inc. | 2026 Proxy Statement | 41

Stock Ownership Guidelines
To help ensure a strong alignment between the interests of our executives and stockholders, we have adopted Stock Ownership Guidelines for our directors and executive officers. We require our non-employee directors and our NEOs to have an equity ownership interest in accordance with the following schedule by the end of the calendar year that is three years after the later of (1) the October 22, 2022 effective date of the Stock Ownership Guidelines or (2) the date the individual becomes a non-employee director subject to these guidelines:

Title	Ownership Guideline Multiple of Annual Base Salary or Retainer
Directors	5x
Chief Executive Officer	6x
Chief Financial Officer	2x
All other officers	2x
As of December 31, 2025, each of our NEOs had achieved his or her required ownership level, and each of our non-employee directors had achieved his or her required ownership level.
The following shares of our common stock are included in the calculation of each individual’s stock ownership, whether or not purchased on the open market or obtained through the exercise of stock options or the vesting of equity awards granted by us to such individual:
•shares owned outright and by members of his or her immediate family (as defined in Rule 16a-1(e) under the Securities Exchange Act of 1934, as amended) (a “Family Member”);
•shares held in trust for the benefit of such individual, or for the benefit of a Family Member of such individual;
•shares owed by an entity for which such individual serves as a partner or is otherwise materially affiliated with (as determined in the sole discretion of the Board), if such entity beneficially owns 2% or more of the outstanding shares of Enphase (as determined in accordance with applicable SEC rules and regulations);
•vested shares under any outstanding RSU awards; and
•vested shares under any deferred compensation plan.
Except as otherwise provided above, unvested equity awards and unexercised options do not count toward compliance.
Equity Awards and Grant Administration
The Board has designated the Compensation Committee as the administrator of our 2021 Equity Incentive Plan (the “2021 Plan”). The Compensation Committee, among other things, selects award recipients under the 2021 Plan, approves the form of grant agreements, determines the terms and restrictions applicable to the equity awards and adopts sub-plans for particular locations, if and as required.
In accordance with the 2021 Plan, the Compensation Committee has delegated to our CEO the authority to approve a capped number of routine equity grants to new hires and consultants. Equity awards approved by the CEO are granted on or about the 15th (or first trading day thereafter) of each month. In addition, the Compensation Committee may consider additional grants to key employees for retention purposes on an ad hoc basis.
Because we believe equity awards are an important part of our compensation program, we also grant equity awards on an annual basis to eligible employees, including our NEOs. The Compensation Committee generally approves these annual equity grants in the first quarter of each year for the NEOs and certain other key employees (through the PSP or other equivalent program), and in the third quarter of each year for all other eligible employees.
Employees, including NEOs, in the PSP do not receive additional equity grants in the third quarter.
We do not grant stock options, stock appreciation rights, or similar instruments with option-like features and have no policies or practices to disclose pursuant to Item 402(x)(1) of Regulation S-K. We do not take material nonpublic information into account when determining the timing and terms of equity awards, and do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. We have not granted stock options, stock appreciation rights or similar instruments with option-like features in many years. We did not make any awards of stock options, stock appreciation rights or similar instruments with option-like features in 2025.
Enphase Energy, Inc. | 2026 Proxy Statement | 42

401(k) Plan, ESPP, Welfare and Health Benefits
We maintain a tax-qualified retirement plan that provides eligible U.S. employees, including our NEOs, with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees may make voluntary contributions from their eligible pay, up to certain annual limits set by the Internal Revenue Code of 1986, as amended (the “Code”). In 2025, we used a matching formula for all participants in the 401(k) plan, including our NEOs, under which we matched $0.50 for each dollar contributed by a participant up to the first 6% of the participant’s deferral, to a maximum of $3,000 annually. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code.
We also offer our employees, including our NEOs, the opportunity to purchase shares of our common stock at a discount under our 2011 Employee Stock Purchase Plan (the “ESPP”). Under the ESPP, all eligible employees, including the NEOs, may allocate up to 15% of total compensation for that year to purchase our stock at a 15% discount to the market price, subject to specified limits.
In addition, we provide other benefits to our NEOs, on the same basis as to all of our full-time employees. These benefits include medical, dental and vision insurance plans, medical and dependent care flexible spending accounts, group life, short-term and long-term disability and accidental death and dismemberment insurance plans.
Perquisites and Other Personal Benefits
Historically, we have not provided perquisites or other personal benefits to our NEOs, including in 2025. However, in the future we may provide such items in limited circumstances, such as when we believe it is appropriate to assist an individual in the performance of their duties, to make our executives more efficient and effective, and to recruit, motivate or retain executives. All future practices with respect to perquisites or other personal benefits for executives must be approved and subject to periodic review by the Compensation Committee.
Tax and Accounting Implications
Accounting for Stock-Based Compensation
Under ASC 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718.
Deductibility of Executive Compensation
Section 162(m) of the Code generally places a $1 million annual deduction limit on compensation paid to “covered employees,” which includes our NEOs. The Compensation Committee makes compensation decisions based on our overall compensation philosophy and the interests of stockholders, even if such compensation is non-deductible by Enphase.
Other Compensation Policies and Practices
Clawback Policy
We maintain an Executive Compensation Clawback Policy (the “Required Clawback Policy”), which is designed to comply with, and will be interpreted in a manner consistent with, Section 10D of the Exchange Act and the applicable Nasdaq rules. Under the Required Clawback Policy, in the event of an accounting restatement due to our material noncompliance with any financial reporting requirement under applicable securities laws, including any required accounting restatement to correct a material error in previously issued financial statements, or that would result in a material misstatement if the error was corrected in the current period or left uncorrected in the current period, we must recover erroneously awarded performance-based compensation previously paid to our executive officers in accordance with the terms of the Required Clawback Policy. Furthermore, under the Required Clawback Policy, we are prohibited from indemnifying any executive officer or former executive officer against the loss of erroneously awarded performance-based compensation and from paying or reimbursing an executive officer for purchasing insurance to cover any such loss.
Enphase Energy, Inc. | 2026 Proxy Statement | 43

In addition, we also maintain clawback provisions that apply to all employees, including our NEOs, that receive equity awards under the 2025 PSP that allows the Board to recover any incentive-based compensation that was paid based on erroneous financial information reported under securities laws. Specifically, we may recoup any incentive compensation from any employee in the 2025 PSP if: (i) the employee engages in intentional misconduct pertaining to any financial reporting policy; (ii) there is a material negative revision of a financial or operating measure on the basis of which incentive compensation was awarded or paid to the employee; or (iii) the employee engages in any fraud, theft, misappropriation, embezzlement or dishonesty. Any recoupment will be made irrespective of whether the employee’s conduct contributed to the need for the restatement and/or revision. If triggered, to the fullest extent permitted by law we may require the employee to reimburse us for all or a portion of any incentive compensation received within the last 12 months from the date that the erroneous financial information was reported. The employee may also be required to remit to us any profits realized from the sale of our common stock within the last 12 months from the date the erroneous financial data was reported. The clawback amount will be calculated as the excess amount paid on the basis of the erroneous results.
Policy Prohibiting Hedging and Pledging of Our Equity Securities
Our insider trading policy prohibits our directors, NEOs and any other employee required to comply with the blackout periods and pre-clearance requirements from engaging in short sales, transactions in put or call options, hedging transactions, pledges, or other inherently speculative transactions relating to our common stock. In addition, our directors, NEOs and any person required to comply with the blackout periods and pre-clearance requirements under our insider trading policy are prohibited from pledging our securities as collateral for loans and may not hold our securities in margin accounts unless permitted by the Clearing Officer with the approval of the Chair of the Board, Chair of the Audit Committee, or the Board.
Consistent with the terms of our insider trading policy, Mr. Rodgers has received permission to use our securities on an ongoing basis to secure a margin account(s).
Analysis of Risks Presented by Our Compensation Policies and Programs
The Compensation Committee has reviewed our compensation policies and practices to assess whether they encourage employees to take inappropriate risks. After reviewing and assessing our compensation philosophy, terms and practices, including the mix of fixed and variable, short- and long-term incentives and overall pay, incentive plan structures, and the checks and balances built into, and oversight of, each plan and practice, the Compensation Committee determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our Company as a whole. The Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks; rather, it believes the mix of short-term compensation (in the form of salary and quarterly bonuses, if any, which are based on a variety of performance factors) and long-term compensation (in the form of PSU and time-based RSU grants) prevents undue focus on short-term results and helps align the interests of our NEOs with the interests of our stockholders. In addition, our insider trading policy and prohibition against hedging and pledging of our stock protects against short-term decision making by our NEOs, directors and others identified as covered insiders under our insider trading policy. The Compensation Committee intends to conduct an annual review of our compensation-related risk profile to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.
Enphase Energy, Inc. | 2026 Proxy Statement | 44

Compensation Committee Report*
The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee of the Board recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee
Thurman John Rodgers, Chair
Richard Mora, Member
*The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, other than our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on February 17, 2026, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Enphase Energy, Inc. | 2026 Proxy Statement | 45

Executive Compensation Tables
Summary Compensation Table
The following table and footnotes show information regarding the total compensation of each NEO for 2025, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Badrinarayanan Kothandaraman President and CEO	2025	450,000	—	8,844,624	306,752	582	9,601,958
	2024	450,000	—	12,156,580	22,843	582	12,630,005
	2023	450,000	—	18,804,672	270,750	2,112	19,527,534
Mandy Yang EVP and CFO	2025	367,500	—	4,717,133	205,160	3,582	5,293,375
	2024	367,500	—	6,321,421	16,128	3,582	6,708,631
	2023	363,125	—	6,111,519	16,128	4,920	6,495,692
________
1The dollar amounts in this column represent the aggregate grant date fair value of time-based RSU awards and PSU awards granted for the years indicated calculated in accordance with ASC 718, disregarding the estimate for forfeitures. For a discussion of the valuation methodology used, see Note 15, “Stock-Based Compensation” of the notes to consolidated financial statements included in Item 8 of the Annual Report on Form 10‑K. Assuming that maximum performance is achieved, the value of the PSU awards subject to 2025 Annual CEO SMART Goals at the date of grant would have been as follows: Mr. Kothandaraman - $3,887,730; and Ms. Yang- $2,073,456. With respect to the 2025 Annual CEO SMART Goal PSUs, grant date fair values, as computed in accordance with ASC 718 and presented in the table above and below under “2025 Grants of Plan Based Awards” are based upon the then probable outcome of the performance condition. The amounts reported in this column do not necessarily correspond to the actual value that may be realized from the awards by the NEOs.
2The amounts in this column for 2025, consist of $3,000 in matching 401(k) contributions for our CFO (and not for Mr. Kothandaraman, who did not participate in the 401(k) plan), and group term life insurance payments for each NEO as follows: Mr. Kothandaraman - $582; and Ms. Yang - $582.
Enphase Energy, Inc. | 2026 Proxy Statement | 46

Grants of Plan-Based Awards - 2025
The following table shows information regarding the incentive awards granted to our NEOs for 2025.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock Awards ($)(3)
Named Executive Officer	Grant Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Badrinarayanan Kothandaraman	1/14/2025	—	—	—	—	—	39,600	(4)	2,591,820
	1/14/2025	—	—	19,800	39,600	59,400	—	(5)	2,591,820
	1/14/2025	—	—	—	40,800	81,600	—	(6)	3,660,984
		450,000	810,000	—	—	—	—		—
Mandy Yang	1/14/2025	—	—	—	—	—	21,120	(4)	1,382,304
	1/14/2025	—	—	10,560	21,120	31,680	—	(5)	1,382,304
	1/14/2025	—	—	—	21,760	43,520	—	(6)	1,952,525
		275,625	496,125	—	—	—	—		—
________
1This column sets forth the target and maximum amount of each NEO’s annual performance-based bonus for the fiscal year ended December 31, 2025 under our quarterly cash performance-based bonus plan. Accordingly, the amounts set forth in this column do not represent actual compensation earned by our NEOs for the fiscal year ended December 31, 2025. The performance-based bonus is determined by multiplying the NEO’s base salary by (a) the applicable Bonus Percentage, (b) the Company Performance Factor (0 to 1.0x), (c) the Funding Factor (0 to 1.5x), and (d) the Individual Performance Factor (0 to 1.2x), for an overall maximum payout equal to 1.8 times target. For the actual quarterly performance-based bonuses paid to our NEOs for the fiscal year ended December 31, 2025, please refer to the “Summary Compensation Table” above. For a further discussion of the 2025 Bonus Program, please refer to the section entitled “Compensation Discussion and Analysis - Short-Term Incentive Compensation” above.
2These columns set forth the threshold, target and maximum number of PSUs that could be earned by our NEOs pursuant to awards made under the 2025 PSP, as further described in footnotes 5 and 6 below. For additional details regarding the 2025 PSP, please refer to the section entitled “Compensation Discussion and Analysis - Equity-Based Incentive Compensation.”
3Amounts represent the grant date fair value of each stock award granted in 2025. In accordance with ASC 718, the grant date fair value per share subject to (i) each time-based vesting RSU and the at target number of PSUs that could be earned based on achievement of the 2025 Annual CEO SMART Goals is computed based on the closing price of our common stock as reported on the Nasdaq Global Market ($65.45 as of January 14, 2025 grant date), and (ii) the PSUs that could be earned based on achievement of the relative TSR goals is computed based on the estimated fair value per share using a Monte Carlo simulation ($89.73 as of the January 14, 2025 grant date). See Note 15, “Stock-Based Compensation” of the notes to consolidated financial statements included in Part II, Item 8 of the Annual Report on Form 10-K, regarding assumptions underlying the valuation of stock awards and the calculation method. The grant date fair value computed in accordance with ASC 718 represents the amount we expect to expense for accounting purposes over the award's vesting schedule, and not the actual value that will be realized by the NEOs to the extent the awards vest. In addition to the level of performance achieved, the realized value of the PSUs earned will be determined by the price of our stock on the date any shares are issued at the end of the performance period, which may be more or less than the grant date fair value.
4The shares subject to the RSU award vest over a three-year period, with 1/3rd of the RSUs vesting on each of March 1, 2026, March 1, 2027 and March 1, 2028.
5The shares subject to the PSU award vest upon achievement of the 2025 Annual CEO SMART Goals and were eligible to vest on March 1, 2026. For a further discussion of these PSUs, please refer to the section entitled “Compensation Discussion and Analysis - Equity-Based Incentive Compensation.” Based on the achievement of the performance criteria related to the performance of the 2025 Annual CEO SMART Goals during 2025, 100% of the PSUs at target vested on March 1, 2026.
6The shares subject to the PSU award are eligible to vest on March 1, 2028 depending on the three-year TSR performance of Enphase relative to S&P 500 companies. For a further discussion of these PSUs, please refer to the section entitled “Compensation Discussion and Analysis - Equity-Based Incentive Compensation.”
Enphase Energy, Inc. | 2026 Proxy Statement | 47

Outstanding Equity Awards — at December 31, 2025
The following table shows information regarding the outstanding equity awards held by each of our NEOs as of December 31, 2025.

	Stock Awards
Named Executive Officer	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1)(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)(2) ($)
Badrinarayanan Kothandaraman	8,800	(3)	282,040	—		—
	22,000	(4)	705,100	—		—
	39,600	(5)	1,269,180
	—		—	39,600	(6)	1,269,180
	—		—	34,000	(7)	1,089,700
				40,800	(8)	1,307,640
Mandy Yang	2,500	(9)	80,125	—		—
	2,860	(3)	91,663	—		—
	11,440	(4)	366,652	—		—
	21,120	(5)	676,896
	—		—	21,120	(6)	676,896
	—		—	17,680	(7)	566,644
				21,760	(8)	697,408
________
1Vesting of each stock award is contingent upon the NEO’s continued service, except as may be accelerated on certain events described below under “Employment Contracts and Termination of Employment and Change of Control Arrangements.”
2The dollar amounts in this column represent the market value of the shares underlying the RSUs is based on the closing price of our common stock of $32.05 on December 31, 2025, the last trading day in 2025.
3The shares subject to the RSU award vest over a three-year period, with 1/3rd of the RSUs vesting on each of March 1, 2024, March 1, 2025 and March 1, 2026.
4The shares subject to the RSU award vest over a three-year period, with 1/3rd of the RSUs vesting on each of March 1, 2025, March 1, 2026 and March 1, 2027.
5The shares subject to the RSU award vest over a three-year period, with 1/3rd of the RSUs vesting on each of March 1, 2026, March 1, 2027 and March 1, 2028.
6The shares subject to the PSU award vest upon achievement of the 2025 Annual CEO SMART Goals and were eligible to vest on March 1, 2026. Further discussion of these PSUs, please refer to the section entitled “Compensation Discussion and Analysis - Equity-Based Incentive Compensation.” Based on the achievement of the performance criteria related to the performance of 2025 Annual CEO SMART Goals during 2025, 100% of the PSUs at target vested on March 1, 2026.
7The shares subject to the PSU award are eligible to vest on March 1, 2027 depending on the 3-year TSR performance of Enphase relative to S&P 500 companies. This number represents the number of shares that can be earned at 100% of target. For a further discussion of these PSUs, please refer to the section entitled “Compensation Discussion and Analysis - Equity-Based Incentive Compensation.”
8The shares subject to the PSU award are eligible to vest on March 1, 2028 depending on the 3-year TSR performance of Enphase relative to S&P 500 companies. This number represents the number of shares that can be earned at 100% of target. For a further discussion of these PSUs, please refer to the section entitled “Compensation Discussion and Analysis - Equity-Based Incentive Compensation.”
9The shares subject to the RSU award vest over a four-year period, with 1/4th of the RSUs vesting on March 10, 2023; and thereafter, 1/16th of the RSU shares vesting quarterly.
Enphase Energy, Inc. | 2026 Proxy Statement | 48

Stock Vested — 2025
The following table shows information regarding vesting of stock awards during 2025 of previously granted awards to our NEOs. There has been no exercise of options by our NEOs in 2025.

	Stock Awards
Named Executive Officer	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Badrinarayanan Kothandaraman	11,000	630,630
	16,500	945,945
	8,800	504,504
Mandy Yang	2,500	92,800
	8,580	491,891
	5,720	327,928
	2,500	112,700
	2,500	158,300
	2,500	81,975
	2,860	163,964
________
1Represents the vesting of RSUs and PSUs.
2The value realized is based on the closing price of our common stock on the vesting date as reported on the Nasdaq Stock Market multiplied by the number of RSUs and PSUs vested.
Enphase Energy, Inc. | 2026 Proxy Statement | 49

Employment Contracts and Termination of Employment and Change of Control Arrangements
Badrinarayanan Kothandaraman
Mr. Kothandaraman has served as our President and CEO since September 3, 2017, pursuant to an employment offer letter, on an at-will basis. In 2025, Mr. Kothandaraman’s annual base salary was $450,000, with a target bonus opportunity of 100% of his base salary. Mr. Kothandaraman was eligible to participate in the 2025 PSP.
Mr. Kothandaraman is designated as a Tier I participant in the Severance Plan described below.
Mandy Yang
Ms. Yang has served as our as our CFO since February 15, 2022, pursuant to an employment offer letter, on an at-will basis. In 2025, Ms. Yang’s annual base salary was $367,500, with a target bonus opportunity target of 75% of her base salary. Ms. Yang was eligible to participate in the 2025 PSP.
Ms. Yang is designated a Tier III Participant in the Severance Plan described below.
Severance and Change in Control Benefit Plan
In March 2013, the Compensation Committee approved the Severance Plan for executive officers and other key employees, including the NEOs. Upon acceptance by a participant, the Severance Plan superseded and replaced certain existing severance agreements. The Compensation Committee has the authority to designate the participants in the Severance Plan and the level of benefits each such participant will be eligible to receive upon a qualifying termination of employment.
Under the Severance Plan, upon a termination of a participant’s employment by the Company without “cause” or the resignation by a participant for “good reason” (each, an “Involuntary Termination”), or upon an Involuntary Termination in connection with, or within 12 months following, a “change in control” (a “Change in Control Termination”), participants in the Severance Plan generally will be entitled to receive the following severance benefits:
•a lump sum cash payment equal to the sum of (a) either 6, 9 or 12 months of the participant’s monthly base salary, and (b) a pro rata portion of the participant’s target annual bonus calculated at 100% of target levels for the year of termination (the “Pro rata Target Bonus”);
•Company-paid COBRA premiums for continued health insurance for up to 6, 9 or 12 months;
•in certain cases, accelerated vesting of all or a portion of the participant’s then-outstanding equity awards; and
•an extended period of time to exercise any outstanding vested stock options (and other vested equity awards which carry a right to exercise) held by such participants as of the date of termination, which extended exercisability period will end upon the earlier of (a) one year following the date of termination and (b) the date on which the original term of such equity awards would otherwise expire.
Receipt of the above benefits is subject to the participant’s execution and non-revocation of a release of claims against Enphase and continued compliance with certain restrictive covenants.
Enphase Energy, Inc. | 2026 Proxy Statement | 50

The amount of cash severance, the duration of the COBRA payment period, and the percentage of accelerated vesting of equity awards, if any, varies based on the participant’s designation as a Tier I Participant, Tier II Participant or Tier III Participant and whether the termination is an Involuntary Termination or a Change in Control Termination, as set forth in the table below.

	Cash Severance(1)		COBRA Premiums		Accelerated Vesting of Equity Awards(2)
Named Executive Officer	Involuntary Termination	Change in Control Termination	Involuntary Termination	Change in Control Termination	Involuntary Termination (%)	Change in Control Termination (%)
Badrinarayanan Kothandaraman	12 months	12 months	12 months	12 months	25	100
Mandy Yang	6 months	9 months	6 months	9 months	—	100
________
1Participants are also entitled to receive the Pro rata Target bonus.
2Participants also will have an extended period of time to exercise outstanding equity awards, as described in the fourth bullet above.
In addition, unless otherwise provided in an agreement between a participant and us, if any payments or benefits that a participant would receive in connection with a change in control of us would constitute a “parachute payment” within the meaning of Section 280G of the Code, and such payments would be subject to the excise tax imposed by Section 4999 of the Code, then such payments will either be (1) provided to the participant in full or (2) reduced to such lesser amount that would result in no portion of such payments being subject to the excise tax, whichever amount after taking into account all taxes, including the excise tax, would result in the participant’s receipt, on an after-tax basis, of the greatest amount of such payments.
For purposes of the Severance Plan, the following definitions apply:
“Cause,” as determined by the Board acting in good faith and based on information then known to it, means the participant’s: (i) refusal or failure to perform the participant’s material, lawful and appropriate duties; (ii) material violation of Company policy or any written agreement between the Company and the participant; (iii) repeated unexplained or unjustified absence from the Company; (iv) intentional or negligent misconduct; (v) conviction of, or the entering of a plea of nolo contendere with respect to, any felony or a crime involving moral turpitude; (vi) unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the participant owes an obligation of non-disclosure as a result of the participant’s relationship with the Company; (vii) commitment of any act of fraud, embezzlement, misappropriation, dishonesty or breach of fiduciary duty against the Company that causes, or is likely to cause, material harm to the Company or its subsidiaries or is intended to result in substantial personal enrichment; or (viii) failure to cooperate with the Company in any investigation or formal proceeding, including any government investigation.
“Change in Control” means the occurrence of any of the following events:
•any sale or exchange of the capital stock by the shareholders of the Company in one transaction or series of related transactions where more than 50% of the outstanding voting power of the Company is acquired by a person or entity or group of related persons or entities; or
•any reorganization, consolidation or merger of the Company where the outstanding voting securities of the Company immediately before the transaction represent or are converted into less than 50% of the outstanding voting power of the surviving entity (or its parent corporation) immediately after the transaction; or
•the consummation of any transaction or series of related transactions that results in the sale of all or substantially all of the assets of the Company; or
•any “person” or “group” (as defined in the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing more than 50% of the voting power of the Company then outstanding.
The term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.
Enphase Energy, Inc. | 2026 Proxy Statement | 51

“Good Reason” means, without the participant’s written consent: (i) a material reduction or material adverse change in job duties, responsibilities or authority inconsistent with the participant’s position with the Company; provided, however, that any such reduction or change after a Change in Control (or similar corporate transaction that does not constitute a Change in Control) shall not constitute Good Reason by virtue of the fact that the participant is performing similar duties and responsibilities in a larger organization; (ii) a material reduction of the participant’s then current base salary, representing a reduction of more than 10% of the participant’s then current base salary; provided, that an across-the-board reduction in the salary level of all executive officers of the Company by the same percentage amount as part of a general salary level reduction shall not constitute such a material salary reduction; (iii) a material reduction of the participant’s target bonus opportunity; provided, that an across-the-board reduction in the target bonus opportunities of all executive officers of the Company shall not constitute such a material reduction in target bonus opportunity; (iv) the relocation of the principal place for performance of the participant’s duties to the Company to a location more than 50 miles from the Company’s then current location, which relocation is adverse to the participant, except for required travel on the Company’s business; (v) any material breach by the Company of the Severance Plan or any other written agreement between the Company and the participant; or (vi) the failure by any successor to the Company to assume the Severance Plan and any obligations under the Severance Plan; provided, that the participant gives written notice to the Company of the event forming the basis of the termination for Good Reason within 60 days after the date on which the Company gives written notice to the participant of the Company’s affirmative decision to take an action set forth in clause (i), (ii), (iii), (iv) or (v) above, the Company fails to cure such basis for the Good Reason resignation within 30 days after receipt of the participant’s written notice and the participant terminates his or her employment within 30 days following the expiration of the cure period.
Calculation of Potential Payments upon Termination or Change in Control
The following table presents our estimate of the benefits payable to the named executive officers under the agreements and plans described above in connection with certain terminations of their employment with us and/or a change in control. In calculating the amount of any potential payments to the NEOs, we have assumed the following:
•The applicable triggering event (i.e., qualifying termination of employment and/or change in control) occurred on December 31, 2025.
•The price per share of our common stock is equal to the Nasdaq Stock Market closing price per share of $32.05 on December 31, 2025.
•We do not survive the change in control, and all outstanding incentive awards (and corresponding outstanding dividend equivalents for time-based RSUs and PSUs) are cashed out and terminated in the transaction.
•Not included in the table below are payments each NEO earned or accrued prior to termination, such as previously vested equity and non-equity incentive awards, which are more fully described and quantified in the tables and narratives above.

Named Executive Officer	Compensation Element	Change in Control-With Termination Without Cause or For Good Reason ($)(1)	Involuntary Termination Without Cause or For Good Reason No Change in Control ($)(2)
Badrinarayanan Kothandaraman	Cash Severance	900,000	900,000
	Restricted Stock Unit Acceleration(3)	2,256,320	564,080
	Performance Stock Unit Acceleration(4)	4,538,280	1,134,570
	Continuation of Benefits(5)	31,883	31,883
Mandy Yang	Cash Severance	482,344	321,563
	Restricted Stock Unit Acceleration(3)	1,215,336	—
	Performance Stock Unit Acceleration(4)	2,224,270	—
	Continuation of Benefits(5)	31,883	15,942
________
1The amounts shown represent the estimated value of the severance benefits payable under the Severance Plan (and the estimated value of equity acceleration under our stock incentive plans for awards not covered under the Severance Plan) in the event of a qualifying termination of employment in connection with a change in control, as such benefits are described more fully above.
2The amounts shown represent the estimated value of the severance benefits payable under the Severance Plan in the event of a termination of employment by us without cause or for Good Reason, as such benefits are described more fully above.
Enphase Energy, Inc. | 2026 Proxy Statement | 52

3The amounts shown represent the portion of the RSU award that would have accelerated in connection with the termination event and are based on the intrinsic value of that portion as of December 31, 2025. These intrinsic values were calculated by multiplying (i) $32.05, the Nasdaq Stock Market closing price of a share of our common stock on December 31, 2025, by (ii) the number of stock units that would have vested on an accelerated basis on December 31, 2025.
4The amounts shown represent the target number of PSUs that would have accelerated in connection with the termination event and are based on the intrinsic value of those units as of December 31, 2025. These intrinsic values were calculated by multiplying (i) $32.05, the Nasdaq Stock Market closing price of a share of our common stock on December 31, 2025, by (ii) the target number of PSUs that would have vested on an accelerated basis on December 31, 2025.
5For purposes of the calculation for these amounts, expected costs have not been adjusted for any actuarial assumptions related to mortality, likelihood that the executive will find other employment, or discount rates for determining present value.

Enphase Energy, Inc. | 2026 Proxy Statement | 53

CEO Pay Ratio
We are required to calculate and disclose the annual total compensation paid to our median employee, as well as the ratio of the annual total compensation paid to the median employee as compared to the annual total compensation paid to our CEO (the “CEO Pay Ratio”).
To identify our median employee, we calculated the annual target total direct compensation for 2025 of each employee as of December 31, 2025. We identified the median compensated employee among an employee population of approximately 717 U.S. employees and 2,155 international employees. We did not exclude any employees whether pursuant to the de minimis exemption for foreign employees or any other permitted exclusion. For these purposes, annual target total direct compensation included each employee’s (a) base salary or base wages, (b) target cash incentive bonus opportunity and (c) the grant date fair value of equity awards. We selected this “consistently applied compensation measure,” because it reflects our primary compensation elements across our employee population. All amounts were annualized for regular full-time employees who did not work for the entire year of 2025. We did not apply any cost-of-living adjustment as part of the calculation. Further, in identifying the median employee, we converted compensation amounts paid in foreign currencies based on the applicable year-to-date average exchange rate as of December 31, 2025.
In accordance with the rules set forth in Item 402(u) of Regulation S-K promulgated under the Exchange Act, we calculated the median employee’s annual total compensation in the same manner as the calculation of the CEO’s annual total compensation in the Summary Compensation Table. Our median employee’s annual total compensation for 2025 was $59,250. Our CEO’s annual total compensation for 2025, as reported in the Summary Compensation Table, was $9,601,958. Therefore, our CEO Pay Ratio for 2025 was approximately 162:1.
This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor management of the company used the CEO Pay Ratio measure in making compensation decisions.
Policies and Practices Related to the Grant of Certain Equity Awards
We do not grant stock options, stock appreciation rights, or similar instruments with option-like features and have no policies or practices to disclose pursuant to Item 402(x)(1) of Regulation S-K.
Enphase Energy, Inc. | 2026 Proxy Statement | 54

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (or “CAP,” as defined by SEC rules and further described below) and certain Company financial performance metrics.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for CEO ($)(1)	Compensation Actually Paid to CEO ($)(2)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(3)	Average Compensation Actually Paid to Non-CEO NEOs ($)(4)	Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)	Net Income ($ in millions)(7)	Net Revenues ($ in millions)(8)
2025	9,601,958	(16,391)	5,293,375	(23,712)	18	48	172.1	1,473.0
2024	12,630,005	3,357,725	6,672,535	805,193	263	108	102.7	1,330.4
2023	19,527,534	2,544,470	8,903,959	903,495	506	173	438.9	2,290.8
2022	16,627,977	22,990,176	8,146,540	9,419,711	1,014	237	397.4	2,330.9
2021	19,019,162	13,787,093	9,443,797	9,339,538	700	250	145.4	1,382.0
________
1The dollar amounts reported in this column are the amounts of total compensation reported for our CEO, Badri Kothandaraman in the Summary Compensation Table for fiscal years 2025, 2024, 2023, 2022 and 2021. Mr. Kothandaraman served as CEO for each of the years presented.
2“Compensation actually paid” to our CEO in each of 2025, 2024, 2023, 2022 and 2021 reflects the respective amounts set forth in this column of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules. The dollar amounts reflected in the table above do not reflect the actual amount of compensation earned by or paid to our CEO during the applicable year. For information regarding the decisions made by the Compensation Committee regarding the CEO’s compensation for each fiscal year, please see the Compensation Discussion and Analysis section of the proxy statements reporting pay for the fiscal years covered in the table above.
3The dollar amounts reported in this column are the average amounts of total compensation reported for our NEOs as a group, other than our CEO in the Summary Compensation Table for the applicable fiscal years. The names of the NEOs (excluding our CEO) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Ms. Yang; (ii) for 2024, Ms. Yang and Mr. Ranhoff; (iii) for 2023, Ms. Yang, Mr. Jeff McNeil and Mr. David Ranhoff; and (iv) for 2022, Ms. Yang, Mr. Branderiz, Mr. McNeil and Mr. Ranhoff; and (v) 2021, Mr. Branderiz, Mr. McNeil and Mr. Ranhoff. Because Ms. Yang was our only non-CEO NEO in 2025, the amounts in this column, in this table and in the footnotes to this table that reference our non-CEO NEOs for 2025 do not represent averages.
4Average “compensation actually paid” for our non-CEO NEOs in each of 2025, 2024, 2023, 2022 and 2021 reflects the respective amounts set forth in this column of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules. The dollar amounts reflected in the table above do not reflect the actual amount of compensation earned by or paid to our non-CEO NEOs during the applicable year. For information regarding the decisions made by the Compensation Committee regarding the non-CEO NEOs’ compensation for each fiscal year, please see the Compensation Discussion and Analysis section of the proxy statements reporting pay for the fiscal years covered in the table above.
Equity Valuations: Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of date of grant. Adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term, volatility, dividend yield, risk free rates) as of the measurement date. PSU grant date fair values are calculated using the stock price as of date of grant assuming target performance. Adjustments have been made using the performance modifier as of year end and as of the date of vest. Time-based restricted stock unit grant date fair values are calculated using the stock price as of date of grant. Adjustments have been made using the stock price as of year end and as of each date of vest. The valuation assumptions used to calculate fair values did not materially differ from those disclosed as of the grant date of the equity awards.
5For the relevant fiscal year, represents our TSR for the measurement periods ended on December 31 of 2025, 2024, 2023, 2022 and 2021, respectively. An investment of $100 is assumed to have been made in our common stock on December 31, 2020 all dividends were reinvested, and the performance of the investment is tracked through December 31, 2025. The information shown is historical, and stockholder returns over the indicated period should not be considered indicative of future stockholder returns or future performance.
6Represents comparison of cumulative TSR for our common stock and cumulative TSR for the Invesco Solar ETF for the period from December 31, 2020 to December 31, 2025. An investment of $100 is assumed to have been made in our common stock and in each index on December 31, 2020, all dividends were reinvested, and the relative performance of the investments are tracked through December 31, 2025. The information shown is historical and stockholder returns over the indicated period should not be considered indicative of future stockholder returns or future performance.
7The dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable year.
8    The dollar amounts reported represent the amount of net revenues reflected in our audited financial statements for the applicable year    .
Enphase Energy, Inc. | 2026 Proxy Statement | 55

To calculate the amounts in the “Compensation Actually Paid to CEO” column in the table above for 2025, the following amounts were deducted from and added to (as applicable) the “Total” compensation of CEO, as reported in the Summary Compensation Table for 2025:

Year	Reported Summary Compensation Table Total for CEO ($)	Reported Value of Equity Awards for CEO ($)(1)	Equity Award Adjustments for CEO ($)(2)	Reported Change in the Actuarial Present Value of Pension Benefits for CEO ($)(3)	Pension Benefit Adjustments for CEO ($)(3)	Compensation Actually Paid to CEO ($)
2025	9,601,958	(8,844,624)	(773,725)	—	—	(16,391)
________
1Represents the grant date fair value of the equity awards to our CEO, as reported in the “Stock Awards” column in the Summary Compensation Table for 2024.
2Represents the year-over-year change in the fair value of equity awards to our CEO, as itemized in the table below. No awards vested in the year they were granted and there is no value to report for dividends or other earnings on stock awards in the applicable year prior to the vesting date that were not otherwise reflected in the fair value of such awards.

Fair Value of Equity Awards for CEO	2025 ($)
As of year-end for awards granted during the year	3,387,816
Year-over-year increase (decrease) of unvested awards granted in prior years	(2,577,964)
Increase (decrease) from prior fiscal year-end for awards that vested during the year	(1,583,577)
As of the vest date for awards granted during the year that are vested during the year	—
Total Equity Award Adjustment	$(773,725)
3No pension benefit plans are offered by Enphase.
To calculate the amounts in the “Average Compensation Actually Paid to Non-CEO NEOs” column in the table above for 2025, the following amounts were deducted from and added to (as applicable) the average of the “Total” compensation of our non-CEO named executive officers, as reported in the Summary Compensation Table for 2025:

Year	Average Reported Summary Compensation Table Total for Non-CEO NEOs ($)	Average Reported Value of Equity Awards for Non-CEO NEOs ($)(1)	Average Equity Award Adjustments for Non-CEO NEOs ($)(2)	Average Reported Change in the Actuarial Present Value of Pension Benefits for Non-CEO NEOs ($)(3)	Average Pension Benefit Adjustments for Non-CEO NEOs ($)(3)	Average Compensation Actually Paid to Non-CEO NEOs ($)
2025	5,293,375	(4,717,133)	(599,954)	—	—	(23,712)
________
1Represents the average grant date fair value of the equity awards to our non-CEO NEOs, as reported in the “Stock Awards” column in the Summary Compensation Table for 2025.
2Represents the average year-over-year change in the fair value of equity awards to our non-CEO NEOs, as itemized in the table below. No awards vested in the year they were granted, and there is no value to report for dividends or other earnings on stock awards in the applicable year prior to the vesting date that were not otherwise reflected in the fair value of such awards.

Average Fair Value of Equity Awards for Non-CEO NEOs	2025 ($)
As of year-end for awards granted during the year	1,806,835
Year-over-year increase (decrease) of unvested awards granted in prior years	(1,369,259)
Increase (decrease) from prior fiscal year-end for awards that vested during the year	(1,037,530)
As of the vest date for awards granted during the year that are vested during the year	—
Total Average Equity Award Adjustment	$(599,954)
3No pension benefit plans are offered by Enphase.
Enphase Energy, Inc. | 2026 Proxy Statement | 56

Financial Performance Measures
The following table identifies the four most important financial performance measures used by the Compensation Committee to link the “compensation actually paid” to our CEO and our non-CEO NEO in 2025, calculated in accordance with SEC regulations, to company performance. The role of each of these performance measures in our NEOs’ compensation is discussed in the CD&A section above.

Financial Performance Measures
Net Revenues
Non-GAAP Gross Margin
Total Stockholder Return
Free Cash Flow
Below are graphs showing the relationship of “compensation actually paid” to our CEO and our non-CEO NEO(s) in 2025, 2024, 2023, 2022 and 2021 compared to (1) our TSR and the TSR of the Invesco Solar ETF (“TAN TSR”), (2) our net income and (3) our net revenues.

CAP vs. Total Shareholder Return
(ENPH and TAN)
Compensation Actually Paid
(in millions)
$25
$20
$15
$10
$5
$–
$(5)
$180
$160
$140
$120
$100
$80
$60
$40
$20
$–
Total Shareholder Return
Indexed ($100)
2021
2022
2023
2024
2025
CEO CAP
Avg. NEO CAP
ENPH TSR
TAN TSR

CAP vs. Net Income
Compensation Actually Paid (in millions)
$25
$20
$15
$10
$5
$–
$(5)
Net Income (in millions)
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
2021
2022
2023
2024
2025
CEO CAP
Avg. NEO CAP
Net Income

CAP vs. Net Revenues
Compensation Actually Paid (in millions)
$25
$20
$15
$10
$5
$–
$(5)
$2,600
$2,400
$2,200
$2,000
$1,800
$1,600
$1,400
$1,200
Net Revenue (in millions)
2021
2022
2023
2024
2025
CEO CAP
Avg. NEO CAP
Net Revenues

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of Enphase under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent we specifically incorporate such information by reference.
Enphase Energy, Inc. | 2026 Proxy Statement | 57

Proposal 2
Advisory Vote to Approve Executive Compensation
Under the Dodd-Frank Act and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with SEC rules. We are seeking an advisory vote from our stockholders to approve the compensation paid to our NEOs, as disclosed in this proxy statement.
The Compensation Committee, with assistance from an external compensation consultant, has structured our executive compensation program to stress a pay-for-performance philosophy. The compensation opportunities provided to our NEOs are significantly dependent on our financial performance, the performance of our stock and rigorous corporate goals, which are intended to drive creation of sustainable stockholder value. The Compensation Committee will continue to emphasize what it believes to be responsible compensation arrangements that attract, retain and motivate high-caliber executive officers, and motivate those officers to achieve our short- and long-term business strategies and objectives.
You have the opportunity to vote “FOR” or “AGAINST” or to “ABSTAIN” from voting to approve, on an advisory basis, the compensation paid to our NEOs as disclosed in this proxy statement. In deciding how to vote on this proposal, we encourage you to consider our executive compensation philosophy and objectives, and the design principles and the elements of our executive compensation program. As described in this proxy statement, a guiding principle of our compensation philosophy is that compensation should be linked to performance and that the interests of our executives and stockholders should be aligned. Our compensation program is a mix of short- and long-term components, cash and equity elements and fixed and contingent payments in proportions we believe will provide the proper incentives, reward our NEOs and help us achieve our goals and increase stockholder value. For example:
•Our NEOs receive a market-based compensation package.
•Our NEOs’ compensation is substantially tied to performance. A significant portion of their cash and equity compensation is based upon our financial and company performance along with TSR performance.
•Our NEOs’ compensation is aligned with long-term stockholder interests.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. The compensation of our NEOs subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders’ interests. Compensation of our NEOs is designed to enable us to attract, motivate and retain talented and experienced executives to lead us successfully in a competitive environment.
Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our NEOs as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is APPROVED.”
While your vote on this proposal is advisory and will not be binding on the Compensation Committee, the Board or on us, we value the opinions of our stockholders on executive compensation matters and will take the results of this advisory vote into consideration when making future decisions regarding our executive compensation program.
Vote Required
Approval of this Proposal 2 requires “FOR” votes from the holders of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote generally on the subject matter. If you “ABSTAIN” from voting, it will have the same effect as an “AGAINST” vote.
The Board of Directors recommends a vote FOR Proposal 2.
Enphase Energy, Inc. | 2026 Proxy Statement | 58

Proposal 3
Approval of the Amendment and Restatement of the Enphase Energy, Inc. 2021 Equity Incentive Plan to Increase the Number of Shares of Common Stock Authorized for Issuance thereunder
In the opinion of the Board, our future success depends, in large part, on our ability to maintain a competitive position in attracting, retaining and motivating key employees with experience and ability. On March 30, 2026, following the Compensation Committee’s approval and recommendation, the Board adopted, subject to stockholder approval, an amendment and restatement of the Enphase Energy, Inc. 2021 Equity Incentive Plan (as amended from time to time, the “2021 Plan”) to increase the number of shares of common stock authorized for issuance thereunder by an additional 2,000,000 shares.
Our stockholders’ approval of the amendment and restatement of the 2021 Plan will allow us to continue to grant restricted stock unit awards, and other awards at levels determined appropriate by the Board or Compensation Committee. The amendment and restatement of the 2021 Plan will also allow us to further utilize a broad array of equity incentives in order to secure and retain the services of our employees, directors and consultants, and to continue to provide long-term incentives that align the interests of our employees, directors and consultants with the interests of our stockholders.
If this Proposal 3 is approved by our stockholders, the amendment and restatement of the 2021 Plan will become effective as of the date of the Annual Meeting and the maximum number of shares that may be issued pursuant to awards granted under the 2021 Plan, as amended and restated, as of the date of the Annual Meeting would be the sum of (1) 15,100,456 shares, representing 9,100,456 shares originally reserved under the 2021 Plan when it was adopted, 4,000,000 shares added to the share reserve upon stockholder approval of the amended 2021 Plan at our 2025 Annual Meeting, and an additional 2,000,000 shares to be added to the share reserve, subject to stockholder approval of this Proposal 3, and (2) any shares subject to outstanding awards under the 2011 Equity Incentive Plan (the “2011 Plan”) that are terminated, canceled, surrendered or forfeited. As of the Record Date, 4,673,827 shares were available for future awards under the 2021 Plan and 6,040,760 shares were subject to outstanding awards under the 2021 Plan and the 2011 Plan.
In the event that our stockholders do not approve this Proposal 3, the increase in shares will not become effective and the 2021 Plan will continue in accordance with its terms. Therefore, if our stockholders do not approve this Proposal 3, we may not be able to grant equity incentive awards in the future to our employees, directors and consultants, which would significantly impact our ability to attract, motivate and retain the highly skilled talent we need.
Why You Should Vote for the Amendment and Restatement of the 2021 Plan to Increase Shares
We Manage Our Equity Incentive Award Use Carefully
We continue to believe that equity incentive awards such as RSU and PSU awards are a vital part of our overall compensation program. Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to substantially all of our employees. However, we recognize that equity incentive awards dilute existing stockholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize stockholders’ value by granting the appropriate number of equity incentive awards necessary to attract, reward, and retain employees. To that end, our three-year average burn rate was 1.53% as further detailed below.
Moreover, we repurchase shares to reduce the dilution associated with our equity incentive program. For several years, our stated capital allocation strategy has included buying back shares over time to offset dilution from employee equity programs and to be opportunistic in share repurchases. As a result of our share repurchase program, as of January 1, 2023, we had 136,441,102 shares outstanding, and as of the Record Date, the shares outstanding had been reduced to 131,783,945 shares outstanding. In addition, in the past three years, our share repurchasing has eclipsed our annual equity awards by approximately 1.14 million shares, fully offsetting any dilutive effects on stockholders:
Enphase Energy, Inc. | 2026 Proxy Statement | 59

	2023	2024	2025	Three-Year Total
Equity awards granted	1,809,399	2,033,050	3,888,967	7,731,416
Shares repurchased	2,297,053	4,543,016	2,029,894	8,869,963
Net dilutive effect of equity program	(487,654)	(2,509,966)	1,859,073	(1,138,547)
The Size of Our Share Reserve Request Is Reasonable
We recognize the dilutive impact of our equity compensation on our stockholders and continuously strive to balance this concern with the competition for talent. If this Proposal 3 is approved by our stockholders, we will have 2,000,000 new shares available for grant under the 2021 Plan. Based on our historical grant practices and planned headcount, we expect that the total number of shares available under the 2021 Plan, if the proposed amendment and restatement is approved, would meet our needs for approximately two more years. However, the actual duration of the shares reserve will depend on currently unknown factors, such as changes in participation, future grant practices, competitive market practices, acquisitions, forfeiture rates and our stock price, among others.
In developing our share request for an increase in the number of shares available for issuance under the 2021 Plan, and analyzing the impact of utilizing equity on our stockholders, our management and the Compensation Committee considered both our “burn rate” and “overhang,” which they consider important metrics of how our equity compensation program impacts our stockholders.
Burn Rate
The following table provides detailed information regarding the activity related to our equity incentive program for fiscal years 2025, 2024 and 2023.

	Fiscal Year
	2025	2024	2023
Total number of shares of common stock subject to stock options granted	—	—	—
Total number of shares of common stock subject to time-based full value awards granted	2,746,000	1,309,000	1,409,000
Total number of performance-based full value awards earned/vested	175,000	100,000	380,000
Weighted-average number of shares common stock outstanding	131,162,000	135,167,000	136,376,000
Burn Rate(1)	2.23%	1.04%	1.31%
Three Year Average	1.53%
________
1Burn Rate is calculated as (shares subject to stock options granted + shares subject to time-based full value awards granted + shares subject to performance-based full value awards earned/vested) / weighted average common stock outstanding.
Enphase Energy, Inc. | 2026 Proxy Statement | 60

Overhang
The following table provides certain information regarding the current status of our equity incentive program.

As of Record Date
Total number of shares of common stock subject to outstanding options	2,475
Weighted-average exercise price of outstanding stock options	$64.17
Weighted-average remaining term of outstanding stock options	1.17 years
Total number of shares of common stock subject to outstanding full value awards(1)	6,040,760
Total number of shares of common stock available for grant under the 2021 Plan(2)	4,673,827
Total number of shares of common stock outstanding	131,783,945
Per-share closing price of common stocks as reported on Nasdaq Global Select Market	$44.64
Warrants and convertible shares(3)	11,330,180
Fully-diluted overhang as of the record date(4)	7.0%
New share request	2,000,000
Fully-diluted overhang as of the record date with new share request(5)	8.2%
________
1A “full value award” is any award other than a stock option or stock appreciation right with respect to which the exercise or strike price is at least 100% of the fair market value of our common stock on the date of grant.
2There were no shares of common stock available for grant under any of our other equity incentive plans.
3Includes (i) 4,114,160 for warrants related to the notes due 2026; (ii) 3,179,060 shares related to the convertible notes due 2028; and (iii) 4,036,960 shares for warrants related to the notes due 2028. This assumes the maximum conversion rate for these warrants and convertible notes.
4Fully-diluted overhang is calculated as (a) the number of shares available for grant under the 2021 Plan plus the total number of awards outstanding divided by (b) the number of shares available for grant under the 2021 Plan plus the total number of awards outstanding plus the number of common stock outstanding plus the warrants and convertible shares.
5Fully-diluted overhang is calculated as (a) the 2,000,000 new share request plus the number of shares available for grant under the 2021 Plan plus the total number of awards outstanding divided by (b) the 2,000,000 new share request plus the number of shares available for grant under the 2021 Plan plus the total number of awards outstanding plus the number of common stock outstanding plus the warrants and convertible shares.
The 2021 Plan Combines Compensation and Governance Best Practices
The 2021 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices, including:
•Stockholder approval required for future additional shares. The 2021 Plan does not contain an annual “evergreen” provision. The 2021 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares.
•Repricing is not allowed. The 2021 Plan prohibits the repricing of stock options and stock appreciation rights without prior stockholder approval.
•No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the 2021 Plan must have an exercise price equal to or greater than the fair market value of our common stock on the date that the stock option or stock appreciation right is granted. As of the Record Date, the closing price of a share of our common stock on the Nasdaq Stock Market was $44.64.
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•No liberal share counting provisions for stock options or stock appreciation rights. The following shares will not become available again for issuance under the 2021 Plan: (i) any shares that are reacquired or withheld (or not issued) by us to satisfy the exercise or strike price of a stock option or stock appreciation right; (ii) any shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with a stock option or stock appreciation right; (iii) any shares repurchased by us on the open market with the proceeds of the exercise or strike price of a stock option or stock appreciation right; and (iv) in the event that a stock appreciation right is settled in shares, the gross number of shares subject to such award.
•Restrictions on dividend payouts. The 2021 Plan provides that (i) no dividends or dividend equivalents may be paid with respect to any shares of our common stock subject to an award before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.
•Administered by an independent committee. The 2021 Plan is administered by the Compensation Committee, which is made up entirely of independent directors.
•Awards subject to forfeiture/clawback. Awards under the 2021 Plan, are subject to recoupment under certain circumstances. See “Executive Compensation - Compensation Discussion and Analysis - Other Compensation Policies and Practices - Clawback Policy” discussion of this Proxy Statement.
Additionally in 2025, 2024 and 2023, two-thirds of executives’ annual equity awards were performance based. Annual equity awards to our executive team, including our NEOs, are 33% service-based and 67% performance-based, with shares not earned being forfeited.
Description of the 2021 Plan
A summary of the principal features of the 2021 Plan follows below. The summary is qualified by the full text of the 2021 Plan that is attached as Appendix B to this proxy statement.
Purpose
The 2021 Plan is designed to secure and retain the services of our employees, directors and consultants, provide incentives for our employees, directors and consultants to exert maximum efforts for the success of the Company and its affiliates, and provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock. We have not granted stock options under the 2021 Plan.
Types of Awards
The 2021 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, and other stock awards.
Shares Available for Awards
Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the 2021 Plan will not exceed: the sum of (i) 15,100,456 shares, representing 13,100,456 shares originally reserved under the 2021 Plan when it was adopted, 4,000,000 shares added to the share reserve upon stockholder approval of the amended 2021 Plan at our 2025 Annual Meeting, and an additional 2,000,000 shares to be added to the share reserve, subject to stockholder approval of this Proposal 3, and (ii) the Prior Plan Returning Shares (as defined in the 2021 Plan and described below), as such shares become available from time to time.
For purposes of the 2021 Plan, the term “Prior Plan Returning Shares” refers to the following shares of our common stock: (i) any shares subject to an award granted under the 2011 Plan that was outstanding (a “Prior Plan Award”) as of May 18, 2021 (the “Original Effective Date”) that on or following the Original Effective Date are not issued because such Prior Plan Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Prior Plan Award having been issued; (ii) any shares subject to a Prior Plan Award that on or following the Original Effective Date are not issued because such Prior Plan Award or any portion thereof is settled in cash; (iii) any shares issued pursuant to a Prior Plan Award that on or following the Original Effective Date are forfeited back to or repurchased by the Company because of a failure to vest; (iv) any shares that on or following the Original Effective Date are reacquired or withheld (or not issued) by the Company to satisfy the purchase
Enphase Energy, Inc. | 2026 Proxy Statement | 62

price of a Prior Plan Award that is a full value award; and (v) any shares that on or following the Original Effective Date are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with a Prior Plan Award that is a full value award.
The share reserve of the 2021 Plan will not be reduced by any of the following shares of our common stock and such shares will remain available for issuance under the 2021 Plan: (i) any shares subject to an award granted under the 2021 Plan that are not issued because such award or any portion thereof expires or otherwise terminates without all of the shares covered by such award having been issued; and (ii) any shares subject to an award granted under the 2021 Plan that are not issued because such award or any portion thereof is settled in cash.
The following shares of our common stock will revert to the share reserve of the 2021 Plan and become available again for issuance under the 2021 Plan: (i) any shares issued pursuant to an award granted under the 2021 Plan that are forfeited back to or repurchased by the Company because of a failure to vest; (ii) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the purchase price of a full value award granted under the 2021 Plan; and (iii) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with a full value award granted under the 2021 Plan.
The following shares of our common stock will not revert to the share reserve of the 2021 Plan or become available again for issuance under the 2021 Plan: (i) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise or strike price of a stock option or stock appreciation right granted under the 2021 Plan or the 2011 Plan; (ii) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with a stock option or stock appreciation right granted under the 2021 Plan or the 2011 Plan; (iii) any shares repurchased by the Company on the open market with the proceeds of the exercise or strike price of a stock option or stock appreciation right granted under the 2021 Plan or the 2011 Plan; and (iv) in the event that a stock appreciation right granted under the 2021 Plan or the 2011 Plan is settled in shares, the gross number of shares subject to such award.
Eligibility
All of our (including our affiliates’) employees, non-employee directors and consultants are eligible to participate in the 2021 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2021 Plan only to our (including our affiliates’) employees.
As of the Record Date, we (including our affiliates) had approximately 2,755 employees, six non-employee directors and nine consultants.
Administration
The 2021 Plan will be administered by our Board, which may in turn delegate authority to administer the 2021 Plan to a committee. Our Board has delegated concurrent authority to administer the 2021 Plan to our Compensation Committee, but may, at any time, re-vest in itself some or all of the power delegated to our Compensation Committee. Our Board and Compensation Committee are each considered to be a Plan Administrator for purposes of this Proposal 3.
Subject to the terms of the 2021 Plan, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common subject to or the cash value of awards, and the terms and conditions of awards granted under the 2021 Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to an award and the exercise or strike price of stock options and stock appreciation rights granted under the 2021 Plan.
The Plan Administrator may also delegate to one or more persons or bodies the authority to designate recipients (other than officers) of awards, the number of shares of our common stock subject to such awards, and certain terms of such awards in a manner permitted by applicable law (including the General Corporation Law of the State of Delaware). Any person or body who is delegated such authority may not grant an award to themselves.
Enphase Energy, Inc. | 2026 Proxy Statement | 63

Repricing; Cancellation and Re-Grant of Awards
Under the 2021 Plan, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other awards without obtaining the approval of our stockholders. Such approval must be obtained within 12 months prior to such an event.
Dividends and Dividend Equivalents
The 2021 Plan provides that dividends or dividend equivalents may be paid or credited with respect to any shares of our common stock subject to an award, as determined by the Plan Administrator and contained in the applicable award agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.
Stock Options
Stock options may be granted under the 2021 Plan pursuant to stock option agreements. The 2021 Plan permits the grant of stock options that are intended to qualify as incentive stock options and nonstatutory stock options.
The exercise price of a stock option granted under the 2021 Plan may not be less than 100% of the fair market value of our common stock on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.
The term of stock options granted under the 2021 Plan may not exceed 10 years from the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years from the date of grant. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal 3 as “continuous service”) terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 18 months following the participant’s termination due to the participant’s disability or death. Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service is terminated for cause (as defined in the 2021 Plan), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, the term of a stock option may be extended if the exercise of the stock option following the participant’s termination of continuous service (other than for cause and other than upon the participant’s death or disability) would be prohibited by applicable securities laws or if the sale of any common stock received upon exercise of the stock option following the participant’s termination of continuous service (other than for cause) would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.
Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2021 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for nonstatutory stock options only); or (v) in other legal consideration approved by the Plan Administrator.
Stock options granted under the 2021 Plan may vest and become exercisable in cumulative increments, as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the 2021 Plan may be subject to different vesting schedules as the Plan Administrator may determine.
Enphase Energy, Inc. | 2026 Proxy Statement | 64

The Plan Administrator may impose limitations on the transferability of stock options granted under the 2021 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the 2021 Plan other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant’s death. Notwithstanding the foregoing, no option may be transferred to any financial institution without prior stockholder approval.
Limitations on Incentive Stock Options
The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to incentive stock options that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as incentive stock options are treated as nonstatutory stock options. No incentive stock option may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:
•the exercise price of the incentive stock option must be at least 110% of the fair market value of our common stock on the date of grant; and
•the term of the incentive stock option must not exceed five years from the date of grant.
Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of incentive stock options under the 2021 Plan is 30,000,000 shares.
Stock Appreciation Rights
Stock appreciation rights may be granted under the 2021 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of our common stock on the date of grant. The term of stock appreciation rights granted under the 2021 Plan may not exceed 10 years from the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the 2021 Plan.
Restricted Stock Awards
Restricted stock awards may be granted under the 2021 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement; provided, however, that no restricted stock award may be transferred to any financial institution without prior stockholder approval. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.
Restricted Stock Unit Awards
Restricted stock unit awards may be granted under the 2021 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with us or one of our affiliates, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.
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Performance Stock Awards
A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of pre-determined performance goals that are established by the Plan Administrator for the relevant performance period prior to the grant of the award. A performance stock award may require the completion of a specified period of continuous service. The Plan Administrator will determine and set forth in the award agreement such terms as (i) the nature, length and starting date of any performance period; (ii) the applicable performance goals that will be used to determine the time and extent to which the award has been earned; and (iii) the effect of a termination of participant’s service on a performance award. At the end of the applicable performance period, the Plan Administrator will determine the extent to which a performance award has been earned, including the extent to which performance goals have been attained and the degree of achievement between minimum and maximum levels. To the extent permitted by applicable law and the performance stock award agreement, the Plan Administrator may determine that cash may be used in payment of performance stock awards.
In addition, the Plan Administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.
Other Stock Awards
Other forms of awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other awards under the 2021 Plan. Subject to the terms of the 2021 Plan, the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other stock awards.
Clawback/Recoupment
Awards granted under the 2021 Plan are subject to recoupment in accordance with the Required Clawback Policy as discussed further in the CD&A. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.
Changes to Capital Structure
In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2021 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of incentive stock options; and (iii) the class(es) and number of securities and price per share of stock subject to outstanding awards.
Corporate Transaction
The following provisions will apply to outstanding awards under the 2021 Plan in the event of a corporate transaction (as defined in the 2021 Plan and described below) unless otherwise provided in the instrument evidencing the award, in any other written agreement between us or one of our affiliates and the participant, or in our director compensation policy, or unless otherwise expressly provided by the Plan Administrator at the time of grant of the award.
In the event of a corporate transaction, the Plan Administrator will take one or more of the following actions with respect to outstanding awards under the 2021 Plan, contingent upon the closing or completion of such corporate transaction: (i) arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the award or to substitute a similar stock award for the award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to such corporate transaction); (ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of our common stock issued pursuant to the award to the surviving or acquiring corporation (or its parent company); (iii) accelerate the vesting (and exercisability, if applicable), in whole or in part, of the award to a date prior to the effective time of such corporate transaction as the Plan Administrator will determine (or, if the Plan Administrator does not determine such a date, to the date that is five days prior to the effective time of such corporate transaction), with such award terminating if not exercised (if applicable) prior to the effective time of such corporate transaction in accordance with the exercise procedures determined by the Plan Administrator; (iv) arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the award; (v) cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the effective time of such corporate transaction, in exchange for such cash consideration, if any, as the
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Plan Administrator may consider appropriate; or (vi) make a payment, in such form as may be determined by the Plan Administrator, equal to the excess, if any, of (a) the value of the property the participant would have received upon the exercise of the award immediately prior to the effective time of such corporate transaction, over (b) any exercise price payable by the participant in connection with such exercise.
For purposes of the 2021 Plan, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 90% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to the transaction are converted or exchanged into other property by virtue of the transaction.
Change in Control
Awards under the 2021 Plan may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as defined in the 2021 Plan and described below) as may be provided in the applicable award agreement, in any other written agreement or plan between us or one of our affiliates and the participant, or in our director compensation policy, but in the absence of such provision, no such acceleration will occur.
For purposes of the 2021 Plan, a change in control generally will be deemed to occur in the event: (i) a person, entity or group acquires, directly or indirectly, our securities representing more than 50% of the combined voting power of our then outstanding securities, other than by virtue of a merger, consolidation, or similar transaction; (ii) there is consummated a merger, consolidation, or similar transaction and, immediately after the consummation of such transaction, our stockholders immediately prior thereto do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the surviving entity or the parent of the surviving entity in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; (iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation; (iv) there is consummated a sale or other disposition of all or substantially all of our consolidated assets, other than a sale or other disposition to an entity in which more than 50% of the entity’s combined voting power is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such sale or other disposition; or (v) a majority of our Board becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the Board members or their approved successors.
Plan Amendments and Termination
The Plan Administrator has the authority to amend or terminate the 2021 Plan at any time. However, except as otherwise provided in the 2021 Plan or an award agreement, no amendment or termination of the 2021 Plan may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent.
We will obtain stockholder approval of any amendment to the 2021 Plan as required by applicable law and listing requirements. No incentive stock options may be granted under the 2021 Plan after March 31, 2035, which is the tenth anniversary of the date the amendment and restatement of the 2021 Plan was adopted by the Board.
U.S. Federal Income Tax Consequences
The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the 2021 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the 2021 Plan. The 2021 Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of our tax reporting obligations.
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Nonstatutory Stock Options
Generally, there is no taxation upon the grant of a nonstatutory stock option if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.
We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.
Incentive Stock Options
The 2021 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. If the participant holds a share received upon exercise of an incentive stock option for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.
If, however, a participant disposes of a share acquired upon exercise of an incentive stock option before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.
For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an incentive stock option exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.
We are not allowed a tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired upon exercise of an incentive stock option after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.
Restricted Stock Awards
Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.
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We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.
Restricted Stock Unit Awards
Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exemption to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exemption to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.
We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.
Stock Appreciation Rights
Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.
Section 162(m) Limitations
Under Section 162(m) of the Code (“Section 162(m)”), compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible. Awards granted under the 2021 Plan will be subject to the deduction limit under Section 162(m).
New Plan Benefits

Name and Position	Number of Shares
Badrinarayanan Kothandaraman President and CEO	120,000(1)
Mandy Yang EVP and CFO	64,000(1)
All current executive officers as a group (2 persons)	184,000(1)
All current directors who are not executive officers as a group (6 persons)	31,488(2)
All employees, including all current officers who are not executive officers, as a group	3,673,479(1)
________
1Awards granted under the 2021 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the 2021 Plan. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the 2021 Plan are not determinable. The amounts set forth in the table above represent awards granted during 2025.
2Awards granted under the 2021 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the 2021 Plan. However, pursuant to our current non-employee director compensation policy, on the date of each annual meeting of our stockholders, (i) each of our non-employee directors will automatically receive a restricted stock unit award with a value of $250,000 and (ii) our lead independent director will automatically receive a restricted stock unit award with a value of $20,000. The number of shares of our common stock subject to such awards is determined on the basis of the closing price of our common stock on the grant date and, therefore, is not determinable at this time. The amount set forth in the table above represents the aggregate equity awards granted to our non-employee directors in 2025. For additional information regarding our current non-employee director compensation policy, please see “Director Compensation” above.
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Awards Granted Under the 2021 Plan
The following table sets forth, for each of the individuals and various groups indicated, certain information regarding awards that have been granted under the 2021 Plan since its inception through the Record Date. A total of 12,664,472 shares of our common stock have been issued under the 2021 Plan as of the Record Date.

Name and Position	Number of Shares
Each named executive officer:
Badrinarayanan Kothandaraman President and CEO	580,000
Mandy Yang EVP and CFO	302,000
All current executive officers as a group (2 persons)	882,000
All current directors who are not executive officers as a group (6 persons)	73,376
All employees, including all current officers who are not executive officers, as a group	11,709,096
Each nominee for election of director:
Jamie Haenggi	12,383
Benjamin Kortlang	12,383
Richard Mora	12,383
Each associate of any executive officers, current directors, or director nominees	—
Each other person who received or is to receive 5% of shares under the 2021 Plan	—
Vote Required
Approval of this Proposal 3 requires “For” votes from the holders of a majority of the total votes cast in person or represented by proxy at the Annual Meeting and entitled to vote generally on the subject matter. If you “Abstain” from voting, it will have the no effect on the vote.
Registration with the Commission
We filed a Registration Statement on Form S-8 with the SEC for the purpose of registering shares of our common stock under the 2021 Plan pursuant to the Securities Act, and intend to file a Registration Statement on Form S-8 with the SEC as soon as practicable to register additional shares of our common stock under the 2021 Plan, subject to the approval of the proposed amendment and restatement of the 2021 Plan by our stockholders at the Annual Meeting.
The Board of Directors recommends a vote FOR Proposal 3.
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Proposal 4
Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee has selected Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Deloitte has audited our financial statements since 2010. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte as our independent registered public accounting firm. The Board is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate governance. However, the Audit Committee is not bound by a vote either for or against this proposal. The Audit Committee will consider a vote against Deloitte by the stockholders in selecting our independent registered public accounting firm in the future. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Enphase and its stockholders.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2025 and 2024, by Deloitte, our independent registered public accounting firm:

	Years Ended December 31,
	2025	2024
	(in thousands)
Audit fees	$2,830	$2,606
Audit-related fees	—	—
Tax fees	272	452
All other fees	—	—
Total fees	$3,102	$3,058
________
Audit fees: For 2025 and 2024, consists of fees for professional services rendered, including audit of financial statements presented in our Annual Report on Form 10-K, review of interim financial statements presented in our quarterly reports on Form 10-Q, services provided in connection with regulatory filings, business combinations, and other matters related to our periodic filings with the SEC.
Tax fees: Consists of professional services rendered for tax compliance, tax advice and tax planning.
All fees described above were pre-approved by the Audit Committee.
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Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Deloitte. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by Deloitte is compatible with maintaining the principal accountant’s independence.
Vote Required
Approval of this Proposal 4 requires “FOR” votes from the holders of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote generally on the subject matter. If you “ABSTAIN” from voting, it will have the same effect as an “AGAINST” vote.
The Board of Directors recommends a vote FOR Proposal 4.
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Report of the Audit Committee of the Board*
As of March 20, 2026, the date of this report, the Audit Committee consisted of three members: Steven J. Gomo, who serves as the Chair of the Committee, Benjamin Kortlang and Richard Mora. Each member is an independent director under Nasdaq and SEC rules, and meets the standards for committee independence as set forth in our Corporate Governance Guidelines. The Audit Committee has the duties and powers described in its written charter adopted by the Board. A copy of the charter is available on our website at https://investor.enphase.com/corporate-governance.
With respect to our financial reporting process, management is responsible for (i) establishing and maintaining internal controls and (ii) preparing our consolidated financial statements.
Our independent registered public accounting firm, Deloitte, is responsible for auditing these financial statements and the Audit Committee oversees these activities. It is not the responsibility of the Audit Committee to prepare or certify our financial statements or guarantee the audits or reports of the independent auditors. These are the fundamental responsibilities of management and our independent registered public accounting firm.
The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work performed by Deloitte. In fulfilling its oversight responsibility, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters, performance of the independent auditors, and the extent to which the independent registered public accounting firm may be retained to perform non-audit services.
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Steven J. Gomo, Chair
Benjamin Kortlang, Member
Richard Mora, Member
*The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act, other than our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on February 17, 2026, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
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Other Information
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding the ownership of our common stock as of March 19, 2026 by: (i) each director and nominee for director; (ii) each NEO as set forth in the Summary Compensation Table of this proxy statement; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Enphase Energy, Inc. 47281 Bayside Parkway, Fremont, CA 94538.

	Beneficial Ownership(1)
Name of Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders
BlackRock, Inc.(2)	18,461,738	14.0%
Named Executive Officers and Directors
Badrinarayanan Kothandaraman(3)	1,674,347	1.3%
Mandy Yang(4)	99,415	*
Steven J. Gomo(5)	101,704	*
Jamie Haenggi(6)	14,946	*
Benjamin Kortlang(7)	216,757	*
Joseph Malchow(8)	63,960	*
Richard Mora(9)	9,370	*
Thurman John Rodgers(10)	1,693,631	1.3%
All current executive officers and directors as a group (8 persons)(11)	3,874,130	2.9%
________
*    Less than one percent.
1This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentage ownership is based on 131,783,945 shares of our common stock outstanding on March 19, 2026. In accordance with the rules and regulations of the SEC, in computing the number of shares of common stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of common stock subject to stock options or RSUs held by the person that are currently exercisable or exercisable (or issuable upon vesting of RSUs) within 60 days of March 19, 2026. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares held by any person in the table below does not necessarily reflect the person’s actual voting power.
2Information provided is based solely on a Schedule 13G/A filed by the reporting person on October 2, 2025. The reporting entity is a parent holding company and has sole voting power with respect to 18,127,144 shares and sole dispositive power with respect to 18,461,738, shares, reporting on behalf of the following subsidiaries: BlackRock Life Limited, BlackRock Advisors, LLC, BlackRock Fund Advisors, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, and BlackRock Fund Managers Ltd. The business address of BlackRock is 50 Hudson Yards, New York, New York 10001.
3Includes: (a) 1,640,632 shares held by the Kothandaraman-Santhanam Living Trust for which Mr. Kothandaraman serves as a trustee; and (b) 33,715 shares held directly by Mr. Kothandaraman.
4Includes: (a) 49,415 shares held directly by Ms. Yang; (b) 25,000 shares held by the The Ya-Ling 2023 ENPH - 2 Year GRAT dtd 12/12/2023; and (c) 25,000 shares held by The Stanley Wang 2023 ENPH - 2 YEAR GRAT dtd 12/12/2023.
5Includes: (a) 1,399 shares of common stock issuable upon the vesting of RSUs within 60 days of March 19, 2026; and (b) 100,305 shares held directly by Mr. Gomo.
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6Includes: (a) 1,295 shares of common stock issuable upon the vesting of RSUs within 60 days of March 19, 2026; and (b) 13,651 shares held directly by Ms. Haenggi.
7Includes: (a) stock options exercisable for 2,475 shares within 60 days of March 19, 2026; (b) 1,295 shares of common stock issuable upon the vesting of RSUs within 60 days of March 19, 2026; and (c) 212,987 shares held directly by Mr. Kortlang.
8Includes: (a) 1,295 shares of common stock issuable upon the vesting of RSUs within 60 days of March 19, 2026; and (b) 62,665 shares held directly by Mr. Malchow.
9Includes: (a) 1,295 shares of common stock issuable upon the vesting of RSUs within 60 days of March 19, 2026; and (c) 8,075 shares held directly by Mr. Mora.
10Includes: (a) 1,597,641 shares of common stock held by Rodgers Massey Revocable Living Trust dtd 4/4/11 for which Mr. Rodgers and his spouse, Valeta Massey, serve as trustees and share joint voting and dispositive power; (b) 4,100 shares of common stock held by Rodgers 2012 Irrevocable Trust; (c) 4,100 shares of common stock held by Valeta Massey 2012 Irrevocable Trust; (d) 85,200 shares of common stock held by Rodgers Family and Free Markets Charitable Trust; (e) 1,295 shares of common stock issuable upon the vesting of RSUs within 60 days of March 19, 2026; and (e) 1,295 shares held directly by Mr. Rodgers.
11Includes: (a) 3,863,781 shares beneficially owned by the current directors and executive officers; (b) 2,475 shares issuable pursuant to stock options exercisable within 60 days of March 19, 2026; and (c) 7,874 shares of common stock issuable upon the vesting of RSUs within 60 days of March 19, 2026.
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Equity Compensation Plan Information
The following table provides certain information with respect to our equity compensation plans in effect as of December 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,441,518 (1)	64.17 (2)	8,775,972 (3)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	5,441,518	$64.17	8,775,972
________
1Includes (i) an aggregate of 2,475 shares of common stock to be issued upon exercise of options granted under the 2011 Plan and (ii) 5,439,043 shares of our common stock issuable upon settlement of RSUs granted under the 2021 Plan.
2Because RSUs do not have an exercise price, 5,439,043 shares of common stock issuable upon settlement of RSUs granted under the 2021 Plan are not included in the calculation of weighted-average exercise price.
3Includes 5,978,943 shares of common stock available for issuance under the 2021 Plan and 2,797,029 shares of common stock available for future purchase under the ESPP. The number of shares of common stock reserved for issuance under the ESPP automatically increases on each January 1, by the lesser of (i) 700,000 shares of common stock or (ii) 1.0% of the total number of shares of common stock outstanding on December 31 of the preceding calendar year, as determined by the Board.

Enphase Energy, Inc. | 2026 Proxy Statement | 76

Transactions with Related Persons
Policy and Procedures for Review of Related Party Transactions
The Audit Committee Charter provides that the Audit Committee will review and approve all related party transactions. This review covers any material transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, and a related party had or will have a direct or indirect material interest, including, purchases of goods or services by or from the related party or entities in which the related party has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related party.
Certain Transactions with or Involving Related Persons
Except as disclosed below, since January 1, 2025, we have not been a party to any transactions in which the amount involved exceeded $120,000 and in which any of our executive officers, directors or holders of more than 5% of our capital stock, or any member of the immediate family of any of the above persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described where required under the “Executive Compensation” section of this proxy statement.
Mr. Rodgers was appointed as the CEO of SunPower Inc. (formerly Complete Solaria, Inc.) in April 2024, and we had an existing business relationship with SunPower prior to his appointment. All agreements were entered into within the ordinary course of business. Since January 1, 2025, we had received payments from SunPower of approximately $634,000. Mr. Rodgers was not involved in the negotiations of any existing agreements and does not have a direct financial interest in any transactions.
In September 2025, we invested $6.3 million in cash to purchase convertible notes with an aggregate principal amount of $7.0 million issued by SunPower, on the same terms as other investors. The notes bear an interest rate of 7% per annum and mature on July 1, 2029. The initial conversion rate is 467.8363 shares of SunPower common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $2.14 per share). The terms of the transaction were reviewed and approved by our Audit Committee and were determined to be on an arm’s-length basis.
Delinquent Section 16(a) Reports
The members of the Board, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which requires them to file reports of ownership and changes in ownership with the SEC. To our knowledge, based solely upon a review of such reports that were filed with the SEC and written representations that no other reports were required to be filed in 2025, we believe that all required reports were timely filed.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Enphase stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials (“Notice”) will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice, please notify your broker or Enphase. Direct your written request to: Corporate Secretary, Enphase Energy, Inc., 47281 Bayside Parkway, Fremont, CA 94538 or call our Corporate Secretary at 1-707-774-7000. A separate copy of the Notice will be delivered promptly in response to any such request. Stockholders who currently receive multiple copies of the Notices at their addresses and would like to request “householding” of their communications should contact their brokers.
Enphase Energy, Inc. | 2026 Proxy Statement | 77

Other Matters
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Badrinarayanan Kothandaraman President and Chief Executive Officer
Fremont, California
April 1, 2026

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2025 is available without charge upon written request to: Corporate Secretary, Enphase Energy, Inc., 47281 Bayside Parkway, Fremont, CA 94538.
Enphase Energy, Inc. | 2026 Proxy Statement | 78

Questions and Answers About These Proxy Materials and Voting
Why did I receive a notice regarding the availability of proxy materials on the internet?
Under rules adopted by the SEC, Enphase Energy, Inc. (sometimes referred to in this proxy statement as “Enphase,” the “Company,” “we,” “our,” or “us”) has elected to provide access to our proxy materials over the internet. We are sending a Notice to our stockholders of record in connection with the solicitation of proxies by the Board for use at the Annual Meeting. All stockholders will have the ability to access the proxy materials at www.proxyvote.com or request a printed set of proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 1, 2026 to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
We do not expect to send any proxy materials by mail unless requested.
How do I attend the Annual Meeting?
You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of the close of business on the Record Date. The meeting will be held on Wednesday, May 13, 2026 at 9:00 a.m. Pacific Time at our principal office located at 47281 Bayside Parkway, Fremont, CA 94538. If you are a stockholder of record, please bring a form of personal identification to be admitted to the meeting. If your shares are held in the name of your broker, trustee or other nominee, you must obtain a legal proxy issued in your name from the broker, trustee or other nominee that holds your shares, together with a form of personal identification, to be admitted to the meeting. The Annual Meeting will begin promptly at 9:00 a.m. Pacific Time. Information on how to vote prior to the Annual Meeting and in person at the Annual Meeting is discussed below.
After the conclusion of the formal portion of the Annual Meeting there will be a brief recess. The CEO will then give a presentation beginning at approximately 9:30 am Pacific Time that can be accessed:
•by internet at https://link.enphase.com/ENPHMeeting2026 (please register in advance); or
•by telephone at 1 (209) 425-4021 with meeting ID: 395 276 906#. For international numbers, please visit the following web address for local numbers at https://link.enphase.com/IntlNumbersENPH with the same meeting ID: 395 276 906#.
What if I cannot attend the Annual Meeting?
You may vote your shares electronically before the meeting by internet, by proxy or by telephone as described below. You do not need to attend the Annual Meeting to vote if you submitted your vote via proxy, by internet or by telephone in advance of the Annual Meeting.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on March 19, 2026, the Record Date, will be entitled to vote at the Annual Meeting. On the Record Date, there were 131,783,945 shares of common stock outstanding and entitled to vote.
For the ten days prior to the Annual Meeting, a list of stockholders of record will be available at our headquarters at 47281 Bayside Parkway, Fremont, CA 94538 for examination by any stockholder for any purpose germane to the Annual Meeting.
Stockholder of Record: Shares Registered in Your Name
If, on March 19, 2026, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote by internet before the Annual Meeting, by telephone or by proxy. As a stockholder of record, you may also vote in person at the meeting or vote by proxy. To vote in person, please bring the enclosed proxy card and proof of identification. Whether or not you plan to attend the meeting, we urge you to fill out and return the proxy card or vote by internet or by telephone before the Annual Meeting to ensure your vote is counted.
Enphase Energy, Inc. | 2026 Proxy Statement | 79

Beneficial Owner: Shares Registered in the Name of a Bank, Broker or Other Nominee
If, on March 19, 2026, your shares were held, not in your name, but rather in an account at a bank, broker or other nominee, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. Simply follow the voting instructions in such Notice to ensure that your vote is counted. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your bank, broker or other nominee regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting in person. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy issued in your name from the bank, broker or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting together with a form of personal identification. Otherwise, you will not be permitted to vote at the Annual Meeting.
What am I voting on?
There are four matters scheduled for a vote:
•Election of our three nominees as Class II directors to serve until the 2029 Annual Meeting of Stockholders or until their successors have been elected and qualified;
•Approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement;
•Approval of an amendment and restatement of the Enphase Energy, Inc. 2021 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 2,000,000 shares; and
•Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may vote “FOR” the nominees to the Board, or you may “Withhold” your vote for one or both nominees. For each other matter to be voted on, you may vote “FOR” or “AGAINST” or abstain from voting.
The procedures for voting are:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote by internet before the Annual Meeting, by telephone or by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.
•To vote through the internet:
–Before the Annual Meeting, go to www.proxyvote.com to complete an electronic proxy card. You will need the 16-digit control number included in the Notice or your proxy card or on the instructions that accompanied your proxy materials. Your vote must be received by 8:59 p.m. Pacific Time (11:59 Eastern Time) on May 12, 2026 to be counted.
•To vote over the telephone before the Annual Meeting, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will need the 16-digit control number included in the Notice or your proxy card or on the instructions that accompanied your proxy materials. Your vote must be received by 8:59 p.m. Pacific Time (11:59 Eastern Time) on May 12, 2026 to be counted.
•To vote by mail, you must request printed copies of the proxy materials by mail and then fill out the proxy card and send it back in the envelope provided. If we receive your signed proxy card before the Annual Meeting, we will vote your shares as you direct.
Beneficial Owner: Shares Registered in the Name of Bank, Broker or Other Nominee
If you are a beneficial owner of shares registered in the name of your bank, broker or other nominee, you should have received a Notice containing voting instructions from that organization rather than from Enphase. Simply follow the voting instructions in the Notice to ensure that your vote is counted.
Enphase Energy, Inc. | 2026 Proxy Statement | 80

We provide internet and telephone proxy voting before the Annual Meeting to allow you to vote your shares online or by telephone, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, you must bear any costs associated with your internet access, such as usage charges from internet access providers.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of March 19, 2026.
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine” under the rules of the New York Stock Exchange (NYSE). Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. These un-voted shares are counted as “broker non-votes.” Proposal 1 (election of the three nominees for director); Proposal 2 (advisory vote on compensation of named executive officers); and Proposal 3 (approval of an amendment and restatement of the 2021 Plan to increase the number of shares of common stock authorized thereunder) are considered “non-routine” matters under NYSE rules, and we therefore expect broker non-votes to exist in connection with those proposals. Proposal 4 (ratification of the selection of our independent registered public accounting firm) is considered a “routine” matter.
If I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as follows:
•“FOR” the election of the three Class II nominees named in this proxy statement to serve on the Board;
•“FOR” the approval, on an advisory basis, of the compensation of our named executive officers;
•“FOR” the approval of an amendment and restatement of the Enphase Energy, Inc. 2021 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 2,000,000 shares; and
•“FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Beneficial Owner: Shares Registered in the Name of Bank, Broker or Other Nominee
If you are a beneficial owner of shares registered in the name of your bank, broker or other nominee, and you do not provide the bank, broker or other nominee that holds your shares with specific voting instructions, the bank, broker or other nominee may vote your shares “FOR” matters considered “routine,” as noted in the section above on “broker non-votes.”
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you prefer, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee.
Enphase Energy, Inc. | 2026 Proxy Statement | 81

Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse banks, brokerage firms and other nominees for the cost of forwarding proxy materials to beneficial owners. We have engaged the services of Alliance Advisors, LLC, 200 Broadacres Drive, Bloomfield, New Jersey 07003, as our proxy solicitor to aid in the solicitation of proxies from certain banks, brokers and other nominees and other institutional owners. The fees for this service are estimated to be $22,500 plus expenses.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may request and submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or online. You will need the 16-digit control number included in the Notice or your proxy card or on the instructions that accompanied your proxy materials.
•You may send a timely written notice that you are revoking your proxy to Enphase’s Corporate Secretary at 47281 Bayside Parkway, Fremont, CA 94538.
•You may attend the Annual Meeting and vote in person. To vote in person, please bring the enclosed proxy card and proof of identification. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or online proxy timely provided to us is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Bank, Broker or Other Nominee
If your shares are held by your bank, broker or other nominee, you should follow the instructions provided by your bank, broker or other nominee.
When are stockholder proposals due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing to and received by our Corporate Secretary at 47281 Bayside Parkway, Fremont, CA 94538 by December 2, 2026, and must comply with all requirements of Rule 14a-8 promulgated under the Exchange Act. If you wish to submit a proposal that is not to be included in next year’s proxy materials, but that may be considered at the 2027 Annual Meeting of Stockholders, you must do so in writing following the above instructions not earlier than the close of business on January 13, 2027 and not later than the close of business on February 12, 2027. We advise you to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including the different notice submission date requirements in the event the 2027 Annual Meeting of Stockholders is held more than 30 days before or after May 13, 2027. The section titled “Nominating and Corporate Governance Committee” in this proxy statement provides additional information on the director nomination process. In addition to satisfying the deadlines in the advance notice provisions of our Bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must provide the notice required under Rule 14a-19 to our Corporate Secretary no later than March 15, 2027; provided that, in the event the 2027 Annual Meeting of Stockholders is held more than 30 days before or after May 13, 2027, such notice must be provided by the later of 60 days prior to the date of the 2027 Annual Meeting of Stockholders or 10 days following the day on which we first publicly announce the date of the 2027 Annual Meeting of Stockholders.
Enphase Energy, Inc. | 2026 Proxy Statement | 82

How many votes are needed to approve each proposal?

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes

1	Election of Class II Nominees
Nominees receiving the most “FOR” votes will be elected; withheld votes will have no effect. Note, however, that our Corporate Governance Guidelines require that any nominee in an uncontested election who receives a greater number of votes "withhold" from his or her election than votes "for" such election shall submit an offer of resignation to the Nominating and Corporate Governance Committee.
			Not applicable	No effect

2	Advisory approval of the compensation of our named executive officers
“FOR” votes from the holders of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote generally on the subject matter. However, this proposal is advisory and non-binding upon us.
			Against	No effect

3	Approval of an Amendment and Restatement of the Enphase Energy, Inc. 2021 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 2,000,000 shares	“FOR” votes from the holders of a majority of the total votes cast in person or represented by proxy at the Annual Meeting and entitled to vote generally on the subject matter.	No effect	No effect

4	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026	“FOR” votes from the holders of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote generally on the subject matter.	Against	Not applicable
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the Record Date, there were 131,783,945 shares outstanding and entitled to vote. Thus, the holders of 65,891,973 shares must be present in person or represented by proxy at the meeting to have a quorum.
Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present in person during the Annual Meeting or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
Who should I contact if I have any questions?
If you have any questions about the Annual Meeting, our proxy materials or your ownership of our common stock, please contact our Corporate Secretary, at 47281 Bayside Parkway, Fremont, CA 94538, USA, or telephone at 1-707-774-7000.
Enphase Energy, Inc. | 2026 Proxy Statement | 83

Appendix A
Enphase Energy, Inc.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)

	Year Ended
	December 31, 2025	December 31, 2024	December 31, 2023	December 31, 2022	December 31, 2021
Gross margin (GAAP)	46.6%	47.3%	46.2%	41.8%	40.1%
Stock-based compensation	1.2	1.0	0.6	0.5	0.6
Acquisition related expenses and amortization	0.4	0.6	0.3	0.3	—
Gross margin (Non-GAAP)	48.2%	48.9%	47.1%	42.6%	40.7%
Net income (GAAP)	$172,133	$102,658	$438,936	$397,362	$145,449
Stock-based compensation	213,502	211,093	212,857	216,802	114,286
Acquisition related expenses and amortization	17,866	20,380	22,897	22,845	10,936
Restructuring and asset impairment charges	7,131	13,154	15,715	2,384	—
Non-cash interest expense	4,164	8,650	8,380	8,169	44,387
Loss on partial settlement of convertible notes	—	—	—	—	56,497
Non-GAAP income tax adjustment	(24,955)	(34,891)	(85,544)	(138)	(31,241)
Net income (Non-GAAP)	$389,840	$321,044	$613,241	$647,424	$340,314
Net cash provided by operating activities (GAAP)	$136,540	$513,693	$696,780	$744,817	$352,028
Purchases of property and equipment	(40,639)	(33,604)	(110,401)	(46,443)	(52,258)
Deemed repayment of convertible Notes due 2024 and Notes due 2025 attributable to accreted debt discount	—	—	—	—	15,718
Free cash flow (Non-GAAP)	$95,901	$480,089	$586,379	$698,374	$315,488
Net income per share, diluted (GAAP)	$1.29	$0.75	$3.08	$2.77	$1.02
Stock-based compensation	1.62	1.56	1.57	1.55	0.81
Acquisition related expenses and amortization	0.14	0.15	0.16	0.16	0.08
Restructuring and asset impairment charges	0.05	0.10	0.11	0.02	—
Non-recurring debt prepayment fees and non-cash interest	0.04	0.06	0.06	0.06	0.32
Loss on partial settlement of convertible notes	—	—	—	—	0.40
Non-GAAP income tax adjustment	(0.18)	(0.26)	(0.57)	0.06	(0.22)
Net income per share, diluted (Non-GAAP)	$2.96	$2.37	$4.41	$4.62	$2.41
Enphase Energy, Inc. | 2026 Proxy Statement | A-1

Appendix B
Enphase Energy, Inc. Amended and Restated
2021 Equity Incentive Plan
Adopted by the Board of Directors: March 25, 2021
Approved by the Stockholders: May 19, 2021
Amended by the Board of Directors: March 31, 2025
Approved by the Stockholders: May 14, 2025
Amended by the Board of Directors: March 30, 2026
Approved by the Stockholders: May ●, 2026
1.    General.
(a)    Prior Plan. As of the Original Effective Date: (i) no additional awards may be granted under the Prior Plan; and (ii) all Prior Plan Awards will remain subject to the terms of the Prior Plan, except that any Prior Plan Returning Shares will become available for issuance pursuant to Awards granted under this Plan. All Awards granted under this Plan will be subject to the terms of this Plan.
(b)    Eligible Award Recipients. Subject to Section 4, Employees, Directors and Consultants are eligible to receive Awards.
(c)    Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Awards; (v) Restricted Stock Unit Awards; (vi) Performance Stock Awards; and (vii) Other Stock Awards.
(d)    Purpose. The Plan, through the granting of Awards, is intended to help the Company and any Affiliate secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and provide a means by which such persons may benefit from increases in value of the Common Stock.
2.    Administration.
(a)    Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).
(b)    Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)    To determine (A) who will be granted Awards, (B) when and how each Award will be granted, (C) what type of Award will be granted, (D) the provisions of each Award (which need not be identical), including when a Participant will be permitted to exercise or otherwise receive cash or Common Stock under the Award, (E) the number of shares of Common Stock subject to, or the cash value of, an Award, and (F) the Fair Market Value applicable to an Award.
(ii)    To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.
(iii)    To settle all controversies regarding the Plan and Awards granted under it.
(iv)    To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued in settlement thereof).
(v)    To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under an outstanding Award without his or her written consent.
Enphase Energy, Inc. | 2026 Proxy Statement | B-1

(vi)    To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, or (E) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without his or her written consent.
(vii)    To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding incentive stock options or (B) Rule 16b-3.
(viii)    To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more outstanding Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that except as otherwise provided in the Plan (including this Section 2(b)(viii)) or an Award Agreement, no amendment of an outstanding Award will materially impair a Participant’s rights under such Award without his or her written consent.
Notwithstanding the foregoing or anything in the Plan to the contrary, unless prohibited by applicable law, the Board may amend the terms of any outstanding Award or the Plan, or may suspend or terminate the Plan, without the affected Participant’s consent, (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (C) to clarify the manner of exemption from, or to bring the Award or the Plan into compliance with, Section 409A of the Code, or (D) to comply with other applicable laws or listing requirements.
(ix)    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
(x)    To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).
(c)    Delegation to Committee.
(i)    General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
(ii)    Rule 16b-3 Compliance. The Committee may consist solely of two or more Non-Employee Directors in accordance with Rule 16b-3.
(d)    Delegation to Other Person or Body. The Board or any Committee may delegate to one (1) or more persons or bodies the authority to do one or more of the following to the extent permitted by applicable law: (1) designate recipients, other than Officers, of Awards, provided that no person or body may be delegated authority to grant an Award to themself; (2) determine the number of shares of Common Stock subject to such Awards; and (3) determine the terms of such Awards; provided, however, that the Board or Committee action regarding such delegation will fix the terms of such delegation in accordance with applicable law, including without limitation Sections 152 and 157 of the Delaware General Corporation Law. Unless provided otherwise in the Board or Committee action regarding such delegation, each Award granted pursuant to this section will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the
Enphase Energy, Inc. | 2026 Proxy Statement | B-2

Committee, with any modifications necessary to incorporate or reflect the terms of such Award. Notwithstanding anything to the contrary in this Section 2(d), neither the Board nor any Committee may delegate to any person or body (who is not a Director or that is not comprised solely of Directors, respectively) the authority to determine the Fair Market Value of the Common Stock pursuant to Section 13(x)(iii) below.
(e)    Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
(f)    Cancellation and Re-Grant of Awards. Neither the Board nor any Committee will have the authority to (i) reduce the exercise or strike price of any outstanding Option or SAR or (ii) cancel any outstanding Option or SAR that has an exercise or strike price (per share) greater than the then-current Fair Market Value of the Common Stock in exchange for cash or other Awards under the Plan, unless the stockholders of the Company have approved such an action within 12 months prior to such an event.
(g)    Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to an Award, as determined by the Board and contained in the applicable Award Agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such Award Agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such Award Agreement (including, but not limited to, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date, if any, such shares are forfeited to or repurchased by the Company due to a failure to meet any vesting conditions under the terms of such Award Agreement.
3.    Shares Subject to the Plan.
(a)    Share Reserve.
(i)    Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards from and after the Effective Date (the “Share Reserve”) will not exceed the sum of (A) 15,100,456 shares and (B) the Prior Plan Returning Shares, if any, as such shares become available for issuance under this Plan from time to time.
(ii)    For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by Nasdaq Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.
(b)    Operation of Share Reserve.
(i)    No Reduction to Share Reserve. The Share Reserve will not be reduced by any of the following shares of Common Stock and such shares will remain available for issuance under the Plan: (A) any shares subject to an Award that are not issued because such Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Award having been issued; and (B) any shares subject to an Award that are not issued because such Award or any portion thereof is settled in cash.
(ii)    Shares Available for Subsequent Issuance. The following shares of Common Stock will revert to the Share Reserve and become available again for issuance under the Plan: (A) any shares issued pursuant to an Award that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares; (B) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the purchase price of a Full Value Award granted under the Plan; and (C) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with a Full Value Award granted under the Plan.
(iii)    Shares Not Available for Subsequent Issuance. The following shares of Common Stock will not revert to the Share Reserve or become available again for issuance under the Plan: (A) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise or strike price of an Appreciation Award granted under the Plan or the Prior Plan (including any shares subject to such Appreciation Award that are not delivered because such Appreciation Award is exercised through a reduction of shares subject to such Appreciation Award (i.e., “net exercised”)); (B) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with an Appreciation Award granted under the Plan or the Prior Plan; (C) any shares repurchased by the Company on the open market with the proceeds of the exercise or strike price of an Appreciation Award granted under the Plan or the Prior Plan; and (D) in the event that a Stock Appreciation Right granted under the Plan or a stock appreciation right granted under the Prior Plan is settled in shares of Common Stock, the gross number of shares of Common Stock subject to such award.
Enphase Energy, Inc. | 2026 Proxy Statement | B-3

(c)    Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 30,000,000 shares.
(d)    Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.
4.    Eligibility.
(a)    Eligibility for Specific Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Awards are otherwise exempt from or alternatively comply with Section 409A of the Code.
(b)    Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price (per share) of such Option is at least 110% of the Fair Market Value of the Common Stock on the date of grant of such Option and the Option is not exercisable after the expiration of five years from the date of grant.
5.    Provisions Relating to Options and Stock Appreciation Rights.
Each Option or SAR Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The terms and conditions of separate Option or SAR Agreements need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
(a)    Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of 10 years from the date of its grant or such shorter period specified in the Award Agreement.
(b)    Exercise or Strike Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price (per share) of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price (per share) less than 100% of the Fair Market Value of the Common Stock on the date the Award is granted if such Award is granted pursuant to an assumption of, or substitution for, another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.
(c)    Payment of Exercise Price for Options. The exercise price of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by one or more of the methods of payment set forth below that are specified in the Option Agreement. The Board has the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to utilize certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment.
(i)    By cash (including electronic funds transfers), check, bank draft or money order payable to the Company;
(ii)    Pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
(iii)    By delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
Enphase Energy, Inc. | 2026 Proxy Statement | B-4

(iv)    If an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or
(v)    In any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.
(d)    Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.
(e)    Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the restrictions set forth in this Section 5(e) on the transferability of Options and SARs will apply. Notwithstanding the foregoing or anything in the Plan or an Award Agreement to the contrary, no Option or SAR may be transferred to any financial institution without prior stockholder approval.
(i)    Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution (and pursuant to Sections 5(e)(ii) and 5(e)(iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. Subject to the foregoing paragraph, the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.
(ii)    Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.
(iii)    Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.
(f)    Vesting. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.
(g)    Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date that is three months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after such termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time period, the Option or SAR (as applicable) will terminate.
Enphase Energy, Inc. | 2026 Proxy Statement | B-5

(h)    Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if the exercise of an Option or SAR following the termination of a Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of a Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.
(i)    Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date that is 18 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after such termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time period, the Option or SAR (as applicable) will terminate.
(j)    Death of Participant. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) a Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Participant’s Option or SAR may be exercised (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within such period of time ending on the earlier of (i) the date that is 18 months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR (as applicable) is not exercised within the applicable time period, the Option or SAR (as applicable) will terminate.
(k)    Termination for Cause. Except as explicitly provided otherwise in the applicable Award Agreement or other individual written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Option or SAR will terminate immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.
(l)    Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another written agreement between the Participant and the Company or an Affiliate, or, if no such definition, in accordance with the Company’s or Affiliate’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Awards and are hereby incorporated by reference into such Award Agreements.
Enphase Energy, Inc. | 2026 Proxy Statement | B-6

6.    Provisions of Awards Other than Options and SARs.
(a)    Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
(i)    Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash (including electronic funds transfers), check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii)    Vesting. Shares of Common Stock awarded under a Restricted Stock Award Agreement may be subject to forfeiture to or repurchase by the Company in accordance with a vesting schedule to be determined by the Board.
(iii)    Termination of Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of such termination under the terms of the Participant’s Restricted Stock Award Agreement.
(iv)    Transferability. Rights to acquire shares of Common Stock under a Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement. Notwithstanding the foregoing or anything in the Plan or a Restricted Stock Award Agreement to the contrary, no Restricted Stock Award may be transferred to any financial institution without prior stockholder approval.
(b)    Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
(i)    Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii)    Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.
(iii)    Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.
(iv)    Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to the Restricted Stock Unit Award to a time after the vesting of the Restricted Stock Unit Award.
(v)    Termination of Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates, any portion of the Participant’s Restricted Stock Unit Award that has not vested as of the date of such termination will be forfeited upon such termination.
Enphase Energy, Inc. | 2026 Proxy Statement | B-7

(c)    Performance Stock Awards.
(i)    General. A Performance Stock Award is an Award that is payable (including that may be granted, vest or be exercised) contingent upon the attainment during a Performance Period of specified Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.
(ii)    Board Discretion. With respect to any Performance Stock Award, the Board retains the discretion to (A) reduce or eliminate the compensation or economic benefit due upon the attainment of any Performance Goals on the basis of any considerations as the Board, in its sole discretion, may determine and (B) define the manner of calculating the Performance Criteria it selects to use for a Performance Period.
(d)    Other Stock Awards. Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof may be granted either alone or in addition to Awards granted under Section 5 and this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards, and all other terms and conditions of such Other Stock Awards.
7.    Covenants of the Company.
(a)    Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Awards.
(b)    Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.
(c)    No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising an Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.
8.    Miscellaneous.
(a)    Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock issued pursuant to Awards will constitute general funds of the Company.
(b)    Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
(c)    Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.
Enphase Energy, Inc. | 2026 Proxy Statement | B-8

(d)    No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, or (iii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(e)    Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Affiliate is reduced (for example, and without limitation, if the Participant is an Employee and has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(f)    Incentive Stock Option Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(g)    Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(h)    Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state, local or foreign tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii)  withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.
(i)    Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).
(j)    Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company or an Affiliate. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
Enphase Energy, Inc. | 2026 Proxy Statement | B-9

(k)    Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance with Section 409A of the Code, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount under such Award that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment may be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six-month period elapses, with the balance paid thereafter on the original schedule.
(l)    Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, and any other clawback policy that the Company adopts. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an Affiliate.
9.    Adjustments upon Changes in Common Stock; Other Corporate Events.
(a)    Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Awards. The Board will make such adjustments and its determination will be final, binding and conclusive.
(b)    Dissolution or Liquidation. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase or a forfeiture condition) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s right of repurchase or a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
(c)    Corporate Transaction. The provisions of this Section 9(c) will apply to each outstanding Award in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Award, in any other written agreement between a Participant and the Company or an Affiliate, or in any director compensation policy of the Company, or unless otherwise expressly provided by the Board at the time of grant of an Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board will take one or more of the following actions with respect to outstanding Awards, contingent upon the closing or completion of such Corporate Transaction:
(i)    arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Award or to substitute a similar stock award for the Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to such Corporate Transaction);
(ii)    arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);
Enphase Energy, Inc. | 2026 Proxy Statement | B-10

(iii)    accelerate the vesting (and exercisability, if applicable), in whole or in part, of the Award to a date prior to the effective time of such Corporate Transaction as the Board will determine (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of such Corporate Transaction), with such Award terminating if not exercised (if applicable) prior to the effective time of such Corporate Transaction in accordance with the exercise procedures determined by the Board;
(iv)    arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the Award;
(v)    cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of such Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; or
(vi)    make a payment, in such form as may be determined by the Board, equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Award immediately prior to the effective time of such Corporate Transaction, over (B) any exercise price payable by the Participant in connection with such exercise. For clarity, such payment may be zero if the value of such property is equal to or less than the exercise price. Payments under this Section 9(c)(vi) may be delayed to the same extent that payment of consideration to the holders of the Common Stock in connection with such Corporate Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.
For clarity, in the event of a Corporate Transaction, the Board need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants.
(d)    Change in Control. An Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Award Agreement for such Award, in any other written agreement or plan between the Company or any Affiliate and the Participant, or in any director compensation policy of the Company, but in the absence of such provision, no such acceleration will occur.
(e)    Parachute Payments. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if any payment or benefit the Participant would receive pursuant to a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Reduced Amount. The “Reduced Amount” will be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction will occur in the following order: (A) reduction of cash payments; (B) cancellation of accelerated vesting of equity awards other than stock options; (C) cancellation of accelerated vesting of stock options; and (D) reduction of other benefits paid to the Participant. Within any such category of payments and benefits (that is, (A), (B), (C) or (D)), a reduction will occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A of the Code and then with respect to amounts that are. In the event that acceleration of compensation from a Participant’s equity awards is to be reduced, such acceleration of vesting will be canceled, subject to the immediately preceding sentence, in the reverse order of the date of grant. The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control will perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company will appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company will bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The accounting firm engaged to make the determinations hereunder will provide its calculations, together with detailed supporting documentation, to the Participant and the Company within 15 calendar days after the date on which the Participant’s right to a Payment is triggered (if requested at that time by the Participant or the Company) or such other time as reasonably requested by the Participant or the Company. Any good faith determinations of the accounting firm made hereunder will be final, binding and conclusive upon the Participant and the Company.
10.    Termination or Suspension of the Plan.
(a)    Termination or Suspension. The Board may suspend or terminate the Plan at any time. No Incentive Stock Option may be granted after the tenth anniversary of the earlier of (i) the Adoption Date or (ii) the Effective Date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
Enphase Energy, Inc. | 2026 Proxy Statement | B-11

(b)    No Impairment of Rights. Suspension or termination of the Plan will not materially impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan (including Section 2(b)(viii)) or an Award Agreement.
11.    Effective Date of Plan.
This Plan, as amended and restated hereby, will become effective on the Effective Date.
12.    Choice of Law.
The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.
13.    Definitions. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
(a)    “Adoption Date” means March 31, 2025, which is the date the Plan, as amended and restated hereby, was adopted by the Board.
(b)    “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(c)    “Appreciation Award” means (i) a stock option or stock appreciation right granted under the Prior Plan or (ii) an Option or Stock Appreciation Right, in each case with respect to which the exercise or strike price (per share) is at least 100% of the Fair Market Value of the Common Stock subject to the stock option or stock appreciation right, or Option or Stock Appreciation Right, as applicable, on the date of grant.
(d)    “Award” means an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Stock Award or any Other Stock Award.
(e)    “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.
(f)    “Board” means the Board of Directors of the Company.
(g)    “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Original Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards No. 123 (revised). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(h)    “Cause” will have the meaning ascribed to such term in any written agreement between a Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of one or more of the following events that has a material negative impact on the business or reputation of the Company or an Affiliate: (i) any willful, material violation by the Participant of any law or regulation applicable to the business of the Company or an Affiliate; (ii) the Participant’s conviction for, or guilty plea to, a felony or a crime involving moral turpitude, or any willful perpetration by the Participant of a common law fraud; (iii) the Participant’s commission of an act of personal dishonesty which involves personal profit in connection with the Company, an Affiliate, or any other entity having a business relationship with the Company or an Affiliate; (iv) any material breach by the Participant of any provision of any agreement or understanding between the Company or an Affiliate and the Participant regarding the terms of the Participant’s service as an employee, officer, director or consultant to the Company or an Affiliate, including without limitation, the willful and continued failure or refusal of the Participant to perform the material duties required of the Participant as an employee, officer, director or consultant to the Company or an Affiliate, other than as a result of having a Disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company or an Affiliate and the Participant; (v) the Participant’s disregard of the policies of the Company or an Affiliate so as to cause loss, damage or injury to the property, reputation or employees of the Company or an Affiliate; or (vi) any other misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or an Affiliate. The determination that a termination of a Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by the Participant will have no effect upon any determination of the rights or obligations of the Company or the Participant for any other purpose.
Enphase Energy, Inc. | 2026 Proxy Statement | B-12

(i)    “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)    any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;
(ii)    there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii)    the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;
(iv)    there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
(v)    individuals who, on the Original Adoption Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.
Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between a Participant and the Company or an Affiliate will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that (1) if no definition of Change in Control (or any analogous term) is set forth in such an individual written agreement, the foregoing definition will apply; and (2) no Change in Control (or any analogous term) will be deemed to occur with respect to Awards subject to such an individual written agreement without a requirement that the Change in Control (or any analogous term) actually occur.
If required for compliance with Section 409A of the Code, in no event will an event be deemed a Change in Control if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of a “change in control event” under Section 409A of the Code and the regulations thereunder.
(j)    “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(k)    “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).
Enphase Energy, Inc. | 2026 Proxy Statement | B-13

(l)    “Common Stock” means the common stock of the Company.
(m)    “Company” means Enphase Energy, Inc., a Delaware corporation.
(n)    “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(o)    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant, or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the Chief Executive Officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or Chief Executive Officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s or Affiliate’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.
(p)    “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)    the consummation of a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii)    the consummation of a sale or other disposition of at least 90% of the outstanding securities of the Company;
(iii)    the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv)    the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
    If required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Corporate Transaction” to conform to the definition of a “change in control event” under Section 409A of the Code and the regulations thereunder.
(q)    “Director” means a member of the Board.
(r)    “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(s)    “Effective Date” means the effective date of this Plan (as amended and restated hereby), which is the date of the Annual Meeting of Stockholders of the Company held in 2025, provided that this Plan is approved by the Company’s stockholders at such meeting.
Enphase Energy, Inc. | 2026 Proxy Statement | B-14

(t)    “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(u)    “Entity” means a corporation, partnership, limited liability company or other entity.
(v)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(w)    “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company, or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Original Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent 50% of the combined voting power of the Company’s then outstanding securities.
(x)    “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i)    Unless otherwise provided by the Board, if the Common Stock is listed on any established stock exchange or traded on any established market, then the Fair Market Value of a share of Common Stock will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
(ii)    Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value of a share of Common Stock will be the closing sales price for such stock on the last preceding date for which such quotation exists.
(iii)    In the absence of such markets for the Common Stock, the Fair Market Value of a share of Common Stock will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(y)    “Full Value Award” means (i) a stock award granted under the Prior Plan or (ii) an Award, in each case that is not an Appreciation Award.
(z)    “Incentive Stock Option” means an option granted pursuant to Section 5 that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(aa)    “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K, or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(bb)    “Nonstatutory Stock Option” means an option granted pursuant to Section 5 that does not qualify as an Incentive Stock Option.
(cc)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(dd)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(ee)    “Option Agreement” means a written agreement between the Company and a holder of an Option evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.
(ff)    “Original Adoption Date” means March 25, 2021, which is the date the Plan was originally adopted by the Board.
Enphase Energy, Inc. | 2026 Proxy Statement | B-15

(gg)    “Original Effective Date” means May 19, 2021.
(hh)    “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).
(ii)    “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.
(jj)    “Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(kk)    “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
(ll)    “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following, as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xviii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxviii) debt levels; (xxix) operating profit or net operating profit; (xxx) growth of net income or operating income; (xxxi) billings; and (xxxii) any other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the applicable Award Agreement.
(mm)    “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Board is authorized to make appropriate adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; and (vi) to make other appropriate adjustments selected by the Board.
(nn)    “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Stock Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.
(oo)    “Performance Stock Award” means an Award granted under the terms and conditions of Section 6(c).
(pp)    “Plan” means this Enphase Energy, Inc. 2021 Equity Incentive Plan.
(qq)    “Prior Plan” means the Enphase Energy, Inc. 2011 Equity Incentive Plan.
(rr)    “Prior Plan Award” means an award granted under the Prior Plan that is outstanding as of the Original Effective Date.
Enphase Energy, Inc. | 2026 Proxy Statement | B-16

(ss)    “Prior Plan Returning Shares” means: (i) any shares of Common Stock subject to a Prior Plan Award that on or following the Original Effective Date are not issued because such Prior Plan Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Prior Plan Award having been issued; (ii) any shares of Common Stock subject to a Prior Plan Award that on or following the Original Effective Date are not issued because such Prior Plan Award or any portion thereof is settled in cash; (iii) any shares of Common Stock issued pursuant to a Prior Plan Award that on or following the Original Effective Date are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares; (iv) any shares of Common Stock that on or following the Original Effective Date are reacquired or withheld (or not issued) by the Company to satisfy the purchase price of a Prior Plan Award that is a Full Value Award; and (v) any shares of Common Stock that on or following the Original Effective Date are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with a Prior Plan Award that is a Full Value Award.
(tt)    “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).
(uu)    “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
(vv)    “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).
(ww)    “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.
(xx)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(yy)    “Rule 405” means Rule 405 promulgated under the Securities Act.
(zz)    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(aaa)    “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.
(bbb)    “Stock Appreciation Right Agreement” or “SAR Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.
(ccc)    “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.
(ddd)    “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.
Enphase Energy, Inc. | 2026 Proxy Statement | B-17

ENPHASE ENERGY, INC.
SECRETARY
47281 BAYSIDE PARKWAY
FREMONT, CA 94538

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V86207-P45599

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENPHASE ENERGY, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect our three nominees for director named below to hold office as members of the Board of Directors until the 2029 Annual Meeting of the Stockholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jamie Haenggi
02) Benjamin Kortlang
03) Richard Mora

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: Your proxy holder will also vote on any other business as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K
are available at www.proxyvote.com.

V86208-P45599

ENPHASE ENERGY, INC.
Annual Meeting of Stockholders
May 13, 2026 9:00 AM PDT
This proxy is solicited by the Board of Directors

The undersigned stockholder appoints Badrinarayanan Kothandaraman and Lisan Hung, or either of them, as proxies, each with the power to appoint his or her substitute, and authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ENPHASE ENERGY, INC. that the undersigned stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM PDT on May 13, 2026 at Enphase Energy, Inc., 47281 Bayside Parkway, Fremont, California 94538, and any adjournment or postponement thereof, with discretionary authority as to any other business that may properly come before the meeting, and any adjournment or postponement thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed. If no such direction is made, the shares represented by this proxy will be voted FOR the nominees listed in proposal 1, and FOR proposals 2, 3 and 4. If any other matters properly come before the meeting, the proxy holders named in this proxy will vote the shares in their discretion.

Continued and to be signed on reverse side